AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 1997

                                                      REGISTRATION NO. 333-15995
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 2


                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                           CIRCUIT CITY STORES, INC.

             (Exact name of registrant as specified in its charter)

             VIRGINIA                              54-0493875
   (State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)              Identification No.)

                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                                 (804) 527-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                          RICHARD L. SHARP, PRESIDENT,
               CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                           CIRCUIT CITY STORES, INC.
                               9950 MAYLAND DRIVE
                            RICHMOND, VIRGINIA 23233
                                 (804) 527-4000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                                   COPIES TO:

               ROBERT L. BURRUS, JR., ESQ.                                        RAYMOND W. WAGNER, ESQ.
         MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.                                 SIMPSON THACHER & BARTLETT
                     ONE JAMES CENTER                                               425 LEXINGTON AVENUE
                 RICHMOND, VIRGINIA 23219                                         NEW YORK, NEW YORK 10017
                      (804) 775-1000                                                   (212) 455-2000

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

                       CALCULATION OF REGISTRATION FEE

[CAPTION]

                                                                                    PROPOSED MAXIMUM
                            TITLE OF EACH CLASS OF                                     AGGREGATE                 AMOUNT OF
                         SECURITIES TO BE REGISTERED                                 OFFERING PRICE           REGISTRATION FEE
Circuit City Stores, Inc. --
  CarMax Group Common Stock, par value $.50 per share.......................          $368,713,000              $111,732(1)
Rights to Purchase Preferred Stock,
  Series F, par value $20.00 per share(2)...................................              N/A                       N/A
Circuit City Stores, Inc. --
  Circuit City Group Common Stock, par value $.50 per share(3)(4)...........              N/A                       N/A
Rights to Purchase Preferred Stock,
  Series E, par value $20.00 per share(5)...................................              N/A                       N/A



(1) Fee was calculated pursuant to Rule 457(o) and has been previously paid.


(2) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the CarMax Group Common Stock. Value, if any, of the Rights is reflected in the market price of the CarMax Group Common Stock. Accordingly, no separate fee is paid.


(3) Registered solely because the shares of CarMax Group Common Stock registered under this Registration Statement may be converted, at the option of the Registrant, into shares of Circuit City Group Common Stock in accordance with the terms of the CarMax Group Common Stock.


(4) No additional consideration would be paid by the holders of CarMax Group Common Stock upon a conversion of the CarMax Group Common Stock into Circuit City Group Common Stock. Accordingly, no separate fee is paid.


(5) Prior to the occurrence of certain events, the Rights will not be evidenced or traded separately from the Circuit City Group Common Stock. Value, if any, of the Rights is reflected in the market price of the Circuit City Group Common Stock. Accordingly, no separate fee is paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Registration Statement contains two forms of prospectus, one to be used in connection with the offering in the United States and Canada (the "U.S. Prospectus") and one to be used in connection with the offering outside the United States and Canada (the "International Prospectus"). The two prospectuses are identical except for the front cover page. The form of U.S. Prospectus included herein is followed by the front cover page to be used in the International Prospectus. The alternate page for the International Prospectus included herein is labeled "Alternate Page for International Prospectus."

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT
BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED JANUARY 30, 1997


                               18,860,000 SHARES
                   CIRCUIT CITY STORES, INC. -- CARMAX GROUP
                                  COMMON STOCK
                                       OF
                           CIRCUIT CITY STORES, INC.
                            ------------------------
OF THE 18,860,000 SHARES OF CARMAX STOCK BEING OFFERED, 15,088,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S.
 UNDERWRITERS AND 3,772,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE INTERNATIONAL UNDERWRITERS. SEE
   "UNDERWRITERS." THE NET PROCEEDS FROM THE OFFERING WILL BE ALLOCATED TO THE CARMAX GROUP. PRIOR TO THE OFFERING, THERE HAS BEEN NO PUBLIC MARKET
    FOR THE CARMAX STOCK. IT IS CURRENTLY ESTIMATED THAT THE INITIAL PUBLIC OFFERING PRICE PER SHARE WILL BE BETWEEN $15 AND $17. SEE
     "UNDERWRITERS" FOR A DISCUSSION OF THE FACTORS CONSIDERED IN
     DETERMINING THE INITIAL PUBLIC OFFERING PRICE.

THE CARMAX STOCK IS COMMON STOCK OF THE COMPANY THAT IS INTENDED TO REFLECT SEPARATELY THE PERFORMANCE OF THE USED- AND NEW-CAR RETAIL BUSINESS
 CONSTITUTING THE CARMAX GROUP OF THE COMPANY. A SECOND SERIES OF COMMON STOCK OF THE COMPANY, THE CIRCUIT CITY STOCK, IS INTENDED TO REFLECT SEPARATELY
   THE PERFORMANCE OF THE CONSUMER ELECTRONICS AND APPLIANCE RETAIL BUSINESS CONSTITUTING THE COMPANY'S CIRCUIT CITY GROUP, INCLUDING THE CIRCUIT CITY
    GROUP'S INTEREST IN THE CARMAX GROUP. HOLDERS OF CARMAX STOCK AND
    CIRCUIT CITY STOCK ARE ALL HOLDERS OF COMMON STOCK OF THE COMPANY AND
     CONTINUE TO BE SUBJECT TO ALL OF THE RISKS ASSOCIATED WITH AN
     INVESTMENT IN THE COMPANY AND ALL OF ITS BUSINESSES, ASSETS AND
      LIABILITIES. THE CIRCUIT CITY STOCK IS NOT BEING OFFERED FOR SALE BY THIS PROSPECTUS.

DIVIDENDS ON THE CARMAX STOCK WILL BE PAID AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY OUT OF THE LESSER OF (I) THE ASSETS OF THE COMPANY
 LEGALLY AVAILABLE FOR THE PAYMENT OF DIVIDENDS AND (II) THE CARMAX GROUP AVAILABLE DIVIDEND AMOUNT. THE COMPANY CURRENTLY DOES NOT INTEND TO PAY
   DIVIDENDS ON THE CARMAX STOCK. THE VOTING POWER OF ONE SHARE OF CARMAX STOCK RELATIVE TO ONE SHARE OF CIRCUIT CITY STOCK WILL FLUCTUATE BASED
    UPON THE TIME-WEIGHTED RELATIVE MARKET VALUES THEREOF.

    SUBJECT TO CERTAIN CONDITIONS, THE CARMAX STOCK MAY BE REDEEMED, AT THE COMPANY'S OPTION, FOR SHARES OF ONE OR MORE WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY TO WHICH THE ASSETS AND LIABILITIES OF THE CARMAX GROUP HAVE BEEN TRANSFERRED. IN THE EVENT OF A DISPOSITION BY THE COMPANY OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTIES AND ASSETS OF THE CARMAX GROUP, THE COMPANY WILL, SUBJECT TO CERTAIN CONDITIONS AND LIMITATIONS, BE REQUIRED TO (I) PAY A DIVIDEND ON OR REDEEM SHARES OF CARMAX STOCK IN AN AMOUNT EQUAL TO THE PRODUCT OF THE OUTSTANDING CARMAX FRACTION, MULTIPLIED BY THE NET PROCEEDS OF SUCH DISPOSITION OR (II) CONVERT EACH OUTSTANDING SHARE OF CARMAX STOCK INTO A NUMBER OF SHARES OF CIRCUIT CITY STOCK EQUAL TO 110% OF THE RATIO OF THE AVERAGE MARKET VALUE OF ONE SHARE OF CARMAX STOCK TO THE AVERAGE MARKET VALUE OF ONE SHARE OF CIRCUIT CITY STOCK. THE COMPANY MAY, AT ANY TIME, CONVERT EACH SHARE OF CARMAX STOCK INTO A NUMBER OF SHARES OF CIRCUIT CITY STOCK EQUAL TO 115% OF THE RATIO OF THE TIME-WEIGHTED AVERAGE MARKET VALUE OF ONE SHARE OF CARMAX STOCK TO THE TIME-WEIGHTED AVERAGE MARKET VALUE OF ONE SHARE OF CIRCUIT CITY STOCK. IN THE EVENT OF THE LIQUIDATION OF THE COMPANY, THE RIGHTS OF THE HOLDERS OF THE CARMAX STOCK AND THE CIRCUIT CITY STOCK WILL BE FIXED ON A PER SHARE BASIS IN PROPORTION TO THEIR RESPECTIVE LIQUIDATION UNITS, WITH EACH SHARE OF CARMAX STOCK HAVING .5 OF A LIQUIDATION UNIT, AND EACH SHARE OF CIRCUIT CITY STOCK HAVING ONE LIQUIDATION UNIT.
    THE FEATURES OF THE CARMAX STOCK AND THE CIRCUIT CITY STOCK ARE MORE FULLY DISCUSSED UNDER "SUMMARY -- THE CARMAX STOCK" AND "DESCRIPTION OF CAPITAL STOCK"
IN THIS PROSPECTUS.         ------------------------


 THE CARMAX STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE
                            UNDER THE SYMBOL "KMX",
                     SUBJECT TO OFFICAL NOTICE OF ISSUANCE.
                            ------------------------
         SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR
         INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                      REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------
                            PRICE $          A SHARE
                            ------------------------

                                                                                        UNDERWRITING
                                                                PRICE TO               DISCOUNTS AND              PROCEEDS TO
                                                                 PUBLIC                COMMISSIONS(1)              COMPANY(2)
                                                        ------------------------  ------------------------  ------------------------
PER SHARE...........................................               $                         $                         $
TOTAL(3)............................................               $                         $                         $

------------

     (1) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
     (2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT
         $1,060,910.
     (3) THE COMPANY HAS GRANTED TO THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF TO PURCHASE UP TO AN AGGREGATE OF 2,829,000 ADDITIONAL SHARES AT THE PRICE TO PUBLIC LESS UNDERWRITING DISCOUNTS AND COMMISSIONS FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND
         PROCEEDS TO COMPANY WILL BE $        , $        AND $        ,
         RESPECTIVELY. SEE "UNDERWRITERS."
                            ------------------------
    THE SHARES OF CARMAX STOCK ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SIMPSON THACHER & BARTLETT, COUNSEL FOR THE UNDERWRITERS. IT IS
EXPECTED THAT DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT FEBRUARY    , 1997
AT THE OFFICE OF MORGAN STANLEY & CO. INCORPORATED, NEW YORK, N.Y., AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.
                            ------------------------

MORGAN STANLEY & CO.
               INCORPORATED
                          GOLDMAN, SACHS & CO.

                                                      WHEAT FIRST BUTCHER SINGER

                , 1997

Inside Front Cover: Description of photographs:


                                    [PHOTO]

Photograph of CarMax sign in front of CarMax site with caption reading "The New Way to Buy Use Cars(Register Mark)."


Inside Flap Foldout: Description of photographs:

(Left to Right)

                                    [PHOTO]

1. Photograph of customers shopping at CarMax site with inset of CarMax logo

                                    [PHOTO]

2. List of advantages of shopping at CarMax

                                    [PHOTO]

3. Caption reading "CarMax(Register Mark). Revolutionizing the Car Business(SM)"

                                    [PHOTO]

4. Foldout includes seven insets of smaller photographs of various settings at CarMax site

     NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SHARES OF THE CARMAX STOCK OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION BY THE COMPANY OR BY ANY UNDERWRITER THAT WOULD PERMIT A PUBLIC OFFERING OF THE SHARES OF THE CARMAX STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED, OTHER THAN IN THE UNITED STATES. PERSONS INTO WHOSE POSSESSION THIS PROSPECTUS COMES ARE REQUIRED BY THE COMPANY AND THE UNDERWRITERS TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THE OFFERING OF THE SHARES OF CARMAX STOCK AND THE DISTRIBUTION OF THIS PROSPECTUS.

     All references to "dollars" or "$" are to U.S. dollars.
                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                          PAGE
                                                                                                                          ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................      3
SUMMARY................................................................................................................      4
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS..............................................................     14
RISK FACTORS...........................................................................................................     14
USE OF PROCEEDS........................................................................................................     24
DIVIDEND POLICY........................................................................................................     24
CAPITALIZATION.........................................................................................................     25
DILUTION...............................................................................................................     26
BUSINESS OF THE CARMAX GROUP...........................................................................................     27
MANAGEMENT OF THE CARMAX GROUP.........................................................................................     41
CARMAX GROUP SELECTED HISTORICAL FINANCIAL DATA........................................................................     42
CARMAX GROUP MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.....................     43
CERTAIN MANAGEMENT AND ALLOCATION POLICIES.............................................................................     47
COMPANY SELECTED HISTORICAL FINANCIAL DATA.............................................................................     49
COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION..........................     50
DESCRIPTION OF CAPITAL STOCK...........................................................................................     58
CERTAIN UNITED STATES TAX CONSEQUENCES.................................................................................     78
UNDERWRITERS...........................................................................................................     80
LEGAL MATTERS..........................................................................................................     82
EXPERTS................................................................................................................     82
AVAILABLE INFORMATION..................................................................................................     83
GLOSSARY OF DEFINED TERMS..............................................................................................     84
ILLUSTRATIONS OF CERTAIN TERMS.........................................................................................    I-1
CARMAX GROUP FINANCIAL STATEMENTS......................................................................................    F-1
COMPANY FINANCIAL STATEMENTS...........................................................................................   F-21

     IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CARMAX STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are hereby incorporated by reference into this
Prospectus:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996;


     (b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) since February 29, 1996, including the Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996 and November 30, 1996 and the Company's Current Reports on Form 8-K filed with the Commission on March 8, 1996 and November 1, 1996;


     (c) the Company's Proxy Statement filed with the Commission on December 24, 1996, but only as to Annexes V, VI and VII;

     (d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997 (File No. 1-5767); and

     (e) the description of the Rights to Purchase Preferred Stock, Series E and the Rights to Purchase Preferred Stock, Series F contained in the Registration Statement on Form 8-A filed with the Commission on January 2, 1997 (File No. 1-5767).

     All documents filed by the Company, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the CarMax Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Corporate Secretary, Circuit City Stores, Inc., 9950 Mayland Drive, Richmond, Virginia 23233 (telephone number (804) 527-4022).

                                    SUMMARY


     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION CONTAINED IN THIS PROSPECTUS. AS USED HEREIN, (I) THE "COMPANY" AND "CIRCUIT CITY" MEAN CIRCUIT CITY STORES, INC. AND ITS CONSOLIDATED SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES,
(II)"CARMAX" MEANS THE CARMAX GROUP, (III)"CARMAX STOCK" MEANS THE CIRCUIT CITY STORES, INC. -- CARMAX GROUP COMMON STOCK, PAR VALUE $.50 PER SHARE, AND
(IV)"CIRCUIT CITY STOCK" MEANS THE CIRCUIT CITY STORES, INC. -- CIRCUIT CITY GROUP COMMON STOCK, PAR VALUE $.50 PER SHARE. UNLESS INDICATED OTHERWISE, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES (I) AN INITIAL PUBLIC OFFERING PRICE OF $16 PER SHARE (THE MIDPOINT OF THE RANGE SET FORTH ON THE COVER OF THIS PROSPECTUS); (II) THAT THE U.S. UNDERWRITERS DO NOT EXERCISE THEIR OVER-ALLOTMENT OPTION; (III) THE EFFECTIVENESS OF THE ACTIONS TAKEN AT THE MEETING OF THE COMPANY'S SHAREHOLDERS HELD ON JANUARY 24, 1997 (THE "MEETING") TO APPROVE (A) THE CARMAX STOCK PROPOSAL, (B) AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 250,000,000 TO 350,000,000 AND (C) THE AMENDMENTS TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN (THE "STOCK INCENTIVE PLAN") TO RESERVE 5,700,000 SHARES OF CARMAX STOCK FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN AND TO PERMIT THE CONVERSION OF PREVIOUSLY OUTSTANDING OPTIONS TO ACQUIRE SHARES OF ONE OF THE COMPANY'S SUBSIDIARIES (WHICH OUTSTANDING OPTIONS ARE HELD BY EMPLOYEES OF THE CARMAX GROUP) INTO OPTIONS GRANTED UNDER THE STOCK INCENTIVE PLAN TO ACQUIRE SHARES OF CARMAX STOCK (THE "CARMAX STOCK OPTIONS"); AND (IV) ALL SUCH PREVIOUSLY OUTSTANDING OPTIONS HAVE BEEN SO CONVERTED INTO THE CARMAX STOCK OPTIONS. THE FISCAL YEAR OF THE COMPANY ENDS ON THE LAST DAY OF FEBRUARY. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROSPECTUS. SEE "GLOSSARY OF DEFINED TERMS."


                                  CARMAX GROUP

OVERVIEW

     CarMax is a leading retailer of used cars and light trucks in the United States with six stores located in the Southeast and one vehicle reconditioning center in Orlando, Florida. CarMax purchases, reconditions and sells used vehicles at each of its stores and sells new vehicles at one of its Atlanta, Georgia locations under a franchise agreement with Chrysler Corporation ("Chrysler"). CarMax provides its customers with a full range of related services, including the financing of vehicle purchases through its own financing unit, First North American Credit Corporation ("FNAC"), and through third parties, and the sale of service policies. Since opening the first store in Richmond, Virginia in October 1993, CarMax's retail operations have grown rapidly, with total revenues of $77 million during the first full fiscal year and $375 million for the nine months ended November 30, 1996. CarMax has launched an aggressive, six-year rollout plan under which it plans to open one additional store in Tampa, Florida by the end of fiscal 1997, eight to 10 stores in fiscal 1998 and 15 to 20 stores each year thereafter through fiscal 2002.

     CarMax was established in 1993 by the Company, a leading U.S. consumer electronics retailer, to revolutionize the highly fragmented used-vehicle retail market which was estimated at $294 billion in 1995. CarMax was created as a result of the Company's desire to sustain the Company's growth beyond the end of the decade. CarMax was the first used-vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. CarMax has designed a strategy to better serve this market by addressing the major sources of dissatisfaction with traditional used-car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats. The Circuit City Group's focus on customer satisfaction and operating efficiency has enabled it to become one of the largest and most profitable consumer electronics companies in the United States, with an ongoing and highly successful nationwide rollout of over 400 stores and a 10-year compound annual growth rate in sales and earnings of 26 percent and 27 percent, respectively, for the period ended February 29, 1996. During the past three years CarMax has leveraged, and continues to leverage, Circuit City's operational expertise, innovative systems and resources to refine the used-vehicle retailing concept, to develop store prototypes and proprietary systems and to implement effective financial and operational controls that now enable CarMax to embark on an aggressive, nationwide rollout. In addition, CarMax currently intends to add new-car franchises to some of its existing and new locations as it grows and to expand its retail repair service operations commencing in fiscal 1998.

     Automotive retailing, with more than $596 billion in 1995 sales, is the largest consumer retail market in the United States, representing nearly 8 percent of the U.S. gross domestic product. Used-vehicle sales in 1995 were estimated at $294 billion, with approximately $232 billion in sales by franchised and independent dealers and the balance in privately negotiated transactions. CarMax believes that conditions in the used-vehicle retail market, coupled with its operating and growth strategies, provide CarMax with an opportunity for substantial growth.

OPERATING STRATEGIES

     CarMax has pioneered and implemented operating strategies that enhance customer satisfaction and loyalty and maximize operating efficiency. Since opening its first store in Richmond, Virginia in October 1993, CarMax has successfully implemented its operating model at five additional stores. Excluding the Orlando, Florida store which opened November 6, 1996, each CarMax store is profitable on a store-level basis, including profits from vehicle financing but before the allocation of Group overhead expenses.

   LOW, FIXED "NO-HAGGLE" PRICES

     CarMax has implemented an every-day low price strategy under which it sets fixed, "no-haggle" prices on its used and new vehicles. Most prices are at or below the best negotiated price in the market. Used vehicles at CarMax are generally priced from $500 to $1,000 below National Automobile Dealers Association ("NADA") average book value. Prices on all vehicles are clearly displayed on each vehicle's price and information sticker and in CarMax newspaper advertising.

   BROAD SELECTION OF HIGH-QUALITY VEHICLES

     Each CarMax store features a broad selection of quality used cars and light trucks with a wide range of prices appealing to a wide range of potential customers. CarMax stores vary in inventory size from 400 to 1,200 vehicles depending on local market size and consumer demand. To appeal to the vast array of consumer preferences and budgets, CarMax offers its used vehicles under two programs -- the CarMax program and the ValuMax program. CarMax vehicles generally are one to five years old, with less than 70,000 miles, and most are priced from $9,500 to $21,000. Through the ValuMax program, CarMax sells high-quality used vehicles that generally are more than five years old and/or have over 70,000 miles, with most priced in a range from $4,500 to $10,500. To ensure that CarMax quality standards are maintained, vehicles under both programs undergo a comprehensive, certified quality inspection by CarMax service technicians. CarMax backs its commitment to quality with a five-day or 250-mile, money-back guarantee and a free, 30-day comprehensive warranty on each vehicle.

   EFFICIENT, CUSTOMER-FRIENDLY SALES PROCESS

     CarMax has developed a streamlined, innovative sales process that redefines the way consumers buy vehicles. CarMax believes that the major causes of consumer dissatisfaction with the traditional car-buying experience include: (i) dealers' attempts to combine the vehicle purchase transaction with the trade-in transaction and the sale of related products; (ii) the confrontational negotiations between the customer and the dealer; (iii) the difficulty the customer experiences in obtaining sufficient information to make informed decisions; (iv) interaction with multiple personnel at different stages of the buying process; and (v) the hidden costs and inflated prices embedded in the sales process. By contrast, the CarMax process enables customers to separately evaluate each step of the sales process described below and to make informed decisions at each step based on complete information about their options and associated prices. To increase efficiency, the customer is assisted throughout the CarMax sales process by the same sales consultant and by AutoMation, the customer-friendly, point-of-sale system that is proprietary to CarMax.

          (Bullet) SELECTION AND PRICE. Customers can use AutoMation to electronically search an entire store's inventory for vehicles that meet their model and feature requirements and price range. AutoMation displays a color picture of each vehicle and optionally generates a vehicle information sheet with the vehicle price and selected features for the customer's reference and a map directing the customer to the vehicle's location on the lot. Prices are clearly displayed, along with selected vehicle features, on each vehicle's price and information window sticker. The CarMax low, "no-haggle" price policy assures all customers the same low price and avoids confrontational price negotiations with customers.

          (Bullet) TRADE-INS. CarMax has replaced the traditional "trade-in" transaction with a process in which trained CarMax buyers appraise any vehicle, usually in 30 minutes or less, and provide the vehicle's owner with a written guaranteed cash offer that is good for seven days or 250 miles. The appraisal process is available to everyone, whether or not they are purchasing a vehicle from CarMax. In contrast to the approach of traditional dealers who seek to combine the vehicle purchase and trade-in transactions, the CarMax sales process enables the customer to separately evaluate and make an informed decision with respect to each transaction.

          (Bullet) FINANCING. The sales consultant uses AutoMation to electronically submit financing applications and receive responses from multiple lenders, generally in less than eight minutes. Customers are then able to review online with the sales consultant financing options and terms from each prime financing source that CarMax uses, including the amount financed, interest rate, term and monthly payment. CarMax believes that, by contrast, traditional dealers frequently offer inflated financing terms to customers and do not clearly separate the components of the financing transaction.

          (Bullet) SERVICE POLICIES. CarMax offers primary and extended service policies that have been custom-designed to its own specifications. CarMax believes that superior coverage and low, fixed prices distinguish its service policies from those of its competitors. Through AutoMation, the customer can review online with the sales consultant all available service policy options and costs and make an informed, unpressured decision. In contrast, at many traditional dealerships customers may feel pressured into buying service policies they do not want at inflated prices.

          (Bullet) FEES AND OPTIONS. CarMax does not charge processing, administration, application or other "hidden" fees (as much as $400 at many traditional auto dealers) and does not attempt to sell other options at inflated prices. CarMax charges only state-required fees that are clearly displayed on the vehicles and in the AutoMation system.

   SOPHISTICATED INVENTORY MANAGEMENT SYSTEMS AND CONTROLS

     Through its inventory management systems and controls, CarMax minimizes inventory carrying costs. AutoMation, the central feature of the CarMax inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation, and applying sophisticated statistical modeling techniques, CarMax is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. CarMax maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods. Less than one percent of CarMax's retail inventory is ultimately sold at wholesale.

   INCREASED EFFICIENCY THROUGH STANDARDIZATION AND IMPLEMENTATION OF "BEST PRACTICES"

     Since opening its first store in 1993, CarMax has acquired significant knowledge and experience in operating used-vehicle stores and continually refines its selling and operating procedures and store prototypes in order to improve operating efficiency and customer service. As a result of this experience, CarMax has adopted and implemented the "best practices" throughout all of its stores by standardizing the most efficient and optimal processes. CarMax believes that standardization of best practices will enable it to become a low-cost operator within its industry.

   ATTRACTIVE, EFFICIENT STORE PROTOTYPES

     The CarMax store format provides an open and attractive physical environment that CarMax believes enhances its customer-friendly and efficient sales process and creates a unique shopping experience. The stores are currently built in three different prototypes, with inventory capacity ranging from 400 to 1,200 cars, depending upon local market size and consumer demand. CarMax has successfully implemented each of these prototypes.

GROWTH STRATEGIES

     CarMax believes its operating strategies and the extensive experience of its senior management team will enable it to capitalize on the significant opportunities available in the large, highly-fragmented automotive retailing industry. CarMax intends to aggressively grow its business through (i) a rapid rollout of used-vehicle stores; (ii) the expansion of retail repair service operations; and (iii) the addition of selected new-vehicle franchises.

   RAPID ROLLOUT OF USED-VEHICLE STORES

     CarMax has launched an aggressive, six-year rollout plan under which it intends to reach a total store count of 80 to 90 locations by the end of fiscal 2002. CarMax already has under contract most of the sites that it plans to open in fiscal 1998. Under the rollout plan, CarMax expects that it will experience a substantial increase both in overall square footage and in display capacity, with square footage increasing from 0.4 million square feet at the end of fiscal 1997 to between 4.6 and 5.9 million square feet at the end of fiscal 2002 and display capacity increasing from 5,144 vehicles to between 51,000 and 66,000 vehicles over the same period. In addition to growth from the opening of new stores, CarMax expects that it will realize significant sales growth from comparable store sales increases as newly opened stores mature. CarMax believes, based on its experience to date, that each store will reach its planned mature sales and earnings potential by the end of its fourth year. However, given the infrequent repeat purchase cycle on vehicles, sales and earnings may continue to grow beyond this initial ramp-up period.

   EXPANSION OF RETAIL REPAIR SERVICE OPERATIONS

     CarMax plans to expand its retail repair service operations commencing in fiscal 1998 in order to achieve greater future profitability, attract new customers and further develop customer loyalty. Retail repair service operations have historically been a substantial source of dealer profitability, representing approximately 43 percent of dealers' 1995 profits according to the NADA. Currently, CarMax uses its service facilities to inspect and recondition used vehicles acquired for resale and to provide existing customers with limited maintenance and light repair services. As part of the rollout of used-vehicle stores, CarMax plans to open additional reconditioning centers that will perform an increasing share of the inspection and reconditioning functions, thereby freeing up repair facilities at the stores. Under the rollout plan, CarMax anticipates that its total in-store service bays will increase from 194 expected at the end of fiscal 1997 to 2,580 expected at the end of fiscal 2002 (based on an average of the annual range for facilities planned to be opened through fiscal 2002). CarMax is currently operating prototypes for this expanded service at its Atlanta, Georgia retail locations and is developing systems and procedures that are designed to offer the retail-repair customer an efficient, customer-friendly process consistent with the process that CarMax has developed for its vehicle sales operations.

   ADDITION OF NEW-VEHICLE FRANCHISES

     CarMax believes that new-vehicle operations present opportunities for incremental revenues and operational and financial synergies when combined with used-vehicle operations. CarMax currently operates a Chrysler franchise at one of its Atlanta, Georgia locations. In less than five months of operation, that franchise surpassed the annual planning volume established by Chrysler. Based on its experience to date with the Atlanta location, CarMax believes the addition of a new-vehicle franchise to a used-vehicle store should provide incremental revenues and contribute to the store's operating profits (including profits from vehicle financing but before the allocation of group overhead expenses) during the first full year of franchise operation. CarMax intends to aggressively pursue new-car franchises for its new and existing stores both through acquisition of franchises within the territory of its store operations and through new grants. CarMax plans to add more than 25 new car franchises to its used-car operations over the initial phase of its rollout through fiscal 2002. However, given the relative unavailability of new franchises and the limited availability of franchises within a suitable radius of its existing and proposed stores, as well as the uncertain future willingness of manufacturers to approve these transactions, CarMax cannot assure that it will be able to achieve this portion of its growth plan. CarMax has received initial indications from several foreign and domestic manufacturers of their willingness to approve CarMax as a franchisee. CarMax is continuing to explore opportunities with these manufacturers, as well as with existing franchised dealerships.

SYNERGIES WITH CIRCUIT CITY GROUP

     As CarMax continues its rollout of used-vehicle stores, it will continue to benefit from being a part of the Company by leveraging the Company's financial strength, operational expertise, innovative systems and resources. These benefits will include (i) a lower cost of capital due to the Company's creditworthiness; (ii) significant cost savings on advertising through joint purchasing of media with the Circuit City Group, one of the top purchasers of newspaper advertising and spot television advertising in the United States;
(iii) the ability to leverage the Company's resources by executing sale-leaseback and securitization financing transactions, (iv) access to the Circuit City Group's real estate expertise, including site selection and facilities construction; (v) the Company's extensive experience in extending consumer credit; and (vi) management expertise from a team that contributed to the rapid growth and success of the Circuit City Group.

                                  THE COMPANY

     The Company is comprised of the CarMax Group and the Circuit City Group. The Circuit City Group is the nation's largest retailer of brand-name consumer electronics and major appliances and a leading retailer of personal computers and music software. It sells video equipment, including televisions, digital satellite systems, video cassette recorders and camcorders; audio equipment, including home stereo systems, compact disc players, tape recorders and tape players; mobile electronics, including car stereo systems and security systems; home office products, including personal computers, peripheral equipment and facsimile machines; other consumer electronics products, including cellular phones, telephones and portable audio and video products; entertainment software; and major appliances, including washers, dryers, refrigerators, microwave ovens and ranges.

     The Company was incorporated in 1949 and is a Virginia corporation. The principal executive office of the Company is located at 9950 Mayland Drive, Richmond, Virginia 23233; its telephone number is (804) 527-4000.

                           THE CARMAX STOCK PROPOSAL


     On January 24, 1997, the shareholders of the Company approved a comprehensive plan (the "CarMax Stock Proposal") that will result in a restructuring of the Company's existing common stock into two new series of common stock intended to reflect separately the performance of the Company's two main businesses -- the CarMax Group, which is engaged in the used- and new-car retail business and the Circuit City Group, which is engaged in the consumer electronics and appliances retail business. The Circuit City Group includes the interest of the Circuit City Group in the CarMax Group. The key elements of the CarMax Stock Proposal are as follows:


     (Bullet) The CarMax Stock is being created as a new series of common stock to reflect the performance of the CarMax Group.

     (Bullet) The CarMax Stock offered to the public will initially represent
              20% of the equity value of the CarMax Group without giving effect to the CarMax Stock Options (22.3% of such equity value if the U.S. Underwriters' over-allotment option is exercised in full). Upon completion of the Offering, the Circuit City Group will hold the balance of such equity value of the CarMax Group not sold in the Offering. The net proceeds of the Offering will be allocated to the CarMax Group and used to finance part of the Company's expansion plans for the CarMax Group and to repay the CarMax Group's allocated portion of Company indebtedness that was incurred to finance CarMax's growth to date.

     (Bullet) Each of the currently outstanding shares of the Company's existing common stock is being redesignated (the "Common Stock Redesignation") as a share of the Circuit City Stock, which is intended to reflect separately the performance of the Circuit City Group, including its Inter-Group Interest in the CarMax Group. See "Description of Capital Stock -- Inter-Group Interest."

                                  THE OFFERING

Shares of CarMax Stock offered by the Company:
  U.S. Offering.......................................  15,088,000 shares
  International Offering..............................  3,772,000 shares
       Total Offered and Outstanding (1)..............  18,860,000 shares
Use of Proceeds.......................................  The net proceeds will be used to finance part of the Company's expansion plans for the CarMax Group and to repay the CarMax Group's allocated portion of Company indebtedness that was incurred to finance CarMax's growth to date.
New York Stock Exchange Symbol........................  "KMX."

---------------

(1) Does not include (i) 75,440,000 shares which is the Number of Shares Issuable with Respect to the Inter-Group Interest, (ii) 5,700,000 shares reserved for issuance under the Stock Incentive Plan, of which approximately 4,781,808 are subject to the CarMax Stock Options with an average weighted exercise price of $.51 per share, and (iii) 2,829,000 shares issuable upon exercise of the U.S. Underwriters' over-allotment option.

                                THE CARMAX STOCK

DIVIDENDS.............................................  The Company currently does not intend to pay dividends on the CarMax
                                                        Stock.

                                                        Dividends on the CarMax Stock will be paid at the discretion of the
                                                        Board of Directors based primarily upon the financial condition, results of operations and business requirements of the CarMax Group and the Company as a whole. Dividends will be payable out of the lesser of (i) the assets of the Company legally available for the payment of dividends and (ii) the CarMax Group Available Dividend
                                                        Amount.

VOTING RIGHTS.........................................  Except as otherwise described herein, the holders of CarMax Stock and
                                                        Circuit City Stock will vote together as a single voting group. Each share of Circuit City Stock will have one vote per share. Each share of CarMax Stock will have a variable vote equal to the ratio of the time-weighted average Market Value of one share of CarMax Stock to the time-weighted average Market Value of one share of Circuit City
                                                        Stock, calculated over the 20-Trading Day period ending 10 Trading
                                                        Days prior to the applicable record date, and may have more than, less than or exactly one vote per share.

RIGHTS ON DISPOSITION.................................  If the Company disposes of all or substantially all of the properties and assets attributed to the CarMax Group (I.E., 80% or more on a current market value basis), other than in a transaction in which the
                                                        Company receives primarily equity securities of an entity engaged or proposing to engage primarily in a business similar or complementary to the business of the CarMax Group, the Company must either (i)
                                                        distribute to holders of CarMax Stock an amount in cash and/or securities or other property equal to the product of the Outstanding
                                                        CarMax Fraction and the Fair Value of the Net Proceeds of such disposition, either by special dividend or by redemption of all or part of the outstanding shares of CarMax Stock, or (ii) convert each share of CarMax Stock into a number of shares of Circuit City Stock equal to 110% of the ratio of the average Market Value of one share of CarMax Stock to the average Market Value of one share of Circuit
                                                        City Stock, calculated over the 10-Trading Day period beginning on the 16th Trading Day after consummation of the disposition transaction.

                                                        The Company may, at any time prior to the first anniversary of a dividend on, or partial redemption of, shares of CarMax Stock following a disposition of all or substantially all of the properties and assets attributed to the CarMax Group, convert each remaining outstanding share of CarMax Stock into a number of shares of Circuit
                                                        City Stock equal to 110% of the ratio of the time-weighted average
                                                        Market Value of one share of CarMax Stock to the time-weighted average Market Value of one share of Circuit City Stock, calculated over the 20-Trading Day period ending five Trading Days prior to the date of notice to holders of such conversion.

CONVERSION AT OPTION OF COMPANY.......................  The Company may, at any time, convert each share of CarMax Stock into a number of shares of Circuit City Stock equal to 115% of the ratio of the time-weighted average Market Value of one share of CarMax
                                                        Stock to the time-weighted average Market Value of one share of
                                                        Circuit City Stock, calculated over the 20-Trading Day period ending five Trading Days prior to the date of notice to holders of such conversion.

REDEMPTION IN EXCHANGE FOR
  STOCK OF SUBSIDIARY.................................  The Company may redeem the CarMax Stock for a number of shares of one or more wholly owned subsidiaries of the Company that hold all of the assets and liabilities attributed to the CarMax Group equal to the proportionate interest in the CarMax Group represented by the outstanding CarMax Stock.

LIQUIDATION...........................................  Holders of CarMax Stock and Circuit City Stock will be entitled to a portion of the assets remaining for distribution to holders of Common
                                                        Stock on a per share basis in proportion to the respective per share liquidation units of such series (each, a "Liquidation Unit"). Each share of CarMax Stock will have .5 of a Liquidation Unit and each share of Circuit City Stock will have one Liquidation Unit, subject to adjustment if shares of either series are subdivided, combined or distributed as a dividend.

CERTAIN PROVISIONS OF THE CIRCUIT CITY STOCK..........  If the Company disposes of all or substantially all of the properties and assets attributed to the Circuit City Group, the Company must either distribute the Fair Value of the Net Proceeds thereof to holders of Circuit City Stock by special dividend or redemption or convert the Circuit City Stock into CarMax Stock, upon terms and conditions comparable to those described under " -- The CarMax
                                                        Stock-Rights on Disposition." The Company may, at any time, convert the Circuit City Stock into CarMax Stock upon terms and conditions comparable to those described under " -- The CarMax Stock-Conversion at Option of Company." The Company may redeem the Circuit City Stock for all of the shares of one or more wholly owned subsidiaries of the
                                                        Company that hold all of the assets and liabilities attributed to the
                                                        Circuit City Group, and if at such time the Circuit City Group holds an Inter-Group Interest, the Company also will issue shares of CarMax
                                                        Stock in respect of the Inter-Group Interest either to the holders of
                                                        Circuit City Stock or to one or more of such subsidiaries.

                              INTER-GROUP INTEREST

     The Board of Directors has determined that 75,440,000 is the number of shares of CarMax Stock that, if issued, would represent 100% of the equity value of the CarMax Group prior to the Offering. The 18,860,000 shares of CarMax Stock to be issued in the Offering will be issued for the account of the CarMax Group. As a result, immediately after the Offering, the Outstanding CarMax Fraction will equal 20% and the Inter-Group Interest Fraction will equal 80%, without giving effect to the CarMax Stock Options. If the U.S. Underwriters exercise their over-allotment option, the number of shares subject to such option also will be issued for the account of the CarMax Group. If the over-allotment option is exercised in full, the Outstanding CarMax Fraction will equal 22.3% and the Inter-Group Interest Fraction will equal 77.7%, without giving effect to the CarMax Stock Options. At the time of any additional issuance of CarMax Stock, the Company will identify the number of shares issued for the account of the Circuit City Group, if any, through a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest, the net proceeds of which will be allocated to the Circuit City Group, and the number of shares issued for the account of the CarMax Group, if any, the net proceeds of which will be allocated to the CarMax Group.

     The "Outstanding CarMax Fraction" means the percentage interest in the CarMax Group represented at any time by the outstanding shares of CarMax Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in the CarMax Group that is attributed to the Circuit City Group.

     For further discussion of the Inter-Group Interest, see "Description of Capital Stock -- Inter-Group Interest" and Annex I hereto.

                                  RISK FACTORS

     When evaluating the CarMax Stock, prospective investors should be aware of certain risk factors relating to the business of the CarMax Group and to the CarMax Stock. With respect to the business of the CarMax Group, such risk factors include: (i) CarMax's limited operating history and history of losses;
(ii) the risks associated with expansion; (iii) the highly competitive nature of the automotive retail industry; (iv) the need for substantial additional capital to fund planned expansion; (v) the sufficiency of sources of used vehicles to meet current needs and to support planned expansion; (vi) dependence on and availability of key personnel; (vii) uncertainty regarding the expansion of retail repair service operations; (viii) the limited availability of, and manufacturer control over, existing and new franchises for the sale of new vehicles; (ix) the cyclicality and seasonality of automobile sales; (x) the effects of any decline in the quality of the CarMax Group's installment sales contract portfolio; (xi) certain legal proceedings; and (xii) the effect of environmental and other governmental regulations.


     With respect to the CarMax Stock, such risk factors include: (i) the risks associated with an investment in the Company and all of its businesses, assets and liabilities; (ii) limited separate shareholders' rights with respect to the two series of Common Stock; (iii) the lack of legal precedent with respect to the fiduciary duties of the board of directors of a company with two series of common stock, the rights of which are defined by specified operations of the company; (iv) the potential diverging interests of two series of common stock;
(v) the ability of the Board of Directors to change management and allocation policies without shareholder approval; (vi) the ability to transfer funds between the Groups; (vii) the effect of allocating financing costs between the Groups; (viii) the potential effects of a possible disposition of assets attributed to the CarMax Group; (ix) the Company's ability to issue authorized but unissued shares of CarMax Stock without shareholder approval; (x) limitations on potential unsolicited acquisitions of the CarMax Group; and (xi) the absence of a prior market for the CarMax Stock and the possible volatility of the price of the CarMax Stock following the Offering.


     For additional information with respect to the foregoing considerations, see "Risk Factors."

                              USE OF SERVICE MARKS

     The mark "Circuit City" used herein is a federally registered service mark of the Circuit City Group and the marks "CarMax," "MaxCare," "ValuMax" and "AutoMation" used herein are federally registered service marks of the CarMax Group.

                                  CARMAX GROUP
                SUMMARY PRO FORMA AND HISTORICAL FINANCIAL DATA
     The summary historical financial data presented below as of November 30, 1996, and for the nine months ended November 30, 1996 and 1995, were derived from the CarMax Group's unaudited interim Financial Statements set forth herein, which include all adjustments, consisting of normal recurring accruals, that the Company considers necessary to present fairly such data for an interim period. Interim operating results are not necessarily indicative of the results that may be expected for a full year. The summary historical financial data presented below as of February 29, 1996, and for each of the years in the three-year period ended February 29, 1996, were derived from the CarMax Group's Financial Statements set forth herein. The unaudited pro forma results of operations for the nine months ended November 30, 1996, and the fiscal year ended February 29, 1996, give effect to the Offering at an assumed public offering price of $16 per share (and assuming that the underwriters do not exercise any over-allotment option) and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness as described under "Use of Proceeds" as if they had occurred on March 1, 1995. The unaudited balance sheet, as adjusted, as of November 30, 1996, gives effect to the pro forma transactions and events described above, as if they had occurred on November 30, 1996. The summary financial data should be read in conjunction with the CarMax Group's Financial Statements, the CarMax Group's unaudited interim Financial Statements and the information in "CarMax Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein, as well as the Company's Consolidated Financial Statements, the Company's unaudited interim Consolidated Financial Statements, and the information in "Company Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein.

                                                                NINE MONTHS ENDED                  YEARS ENDED
                                                                  NOVEMBER 30,                  FEBRUARY 29 OR 28,
                                                                -----------------         ------------------------------
                                                                1996         1995         1996         1995         1994
                                                                ----         ----         ----         ----         ----
(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
RESULTS OF OPERATIONS
  Net sales and operating revenues......................        $375         $203         $276         $ 77         $ 16
  Cost of sales.........................................         344          186          252           72           14
                                                                ----         ----         ----         ----         ----
     Gross profit.......................................          31           17           24            5            2
                                                                ----         ----         ----         ----         ----
  Selling, general and administrative expenses..........          35           21           29           11            5
  Interest expense......................................           4            3            4            1           --
                                                                ----         ----         ----         ----         ----
  Total expenses........................................          39           24           33           12            5
                                                                ----         ----         ----         ----         ----
     Loss before income tax benefit.....................           8            7            9            7            3
  Income tax benefit....................................           3            3            4            3            1
                                                                ----         ----         ----         ----         ----
     Net loss...........................................        $  5         $  4         $  5         $  4         $  2
                                                                ----         ----         ----         ----         ----
                                                                ----         ----         ----         ----         ----

PRO FORMA RESULTS OF OPERATIONS (a)
  Interest expense......................................        $ --                      $ --
                                                                ----                      ----
  Total expenses........................................          35                        29
                                                                ----                      ----
     Loss before income tax benefit.....................           4                         5
  Income tax benefit....................................           2                         2
                                                                ----                      ----
     Net loss...........................................        $  2                      $  3
                                                                ----                      ----
                                                                ----                      ----
     Net loss attributable to CarMax Stock (b)..........        $ .4                      $ .6
                                                                ----                      ----
                                                                ----                      ----
     Weighted average shares outstanding (c)............          23                        23
                                                                ----                      ----
                                                                ----                      ----
     Net loss per share (b).............................        $.02                      $.03
                                                                ----                      ----
                                                                ----                      ----

                                                                        AS OF                    AS OF
                                                                  NOVEMBER 30, 1996        FEBRUARY 29, 1996
                                                              -------------------------    -----------------
                                                              AS ADJUSTED (A)    ACTUAL         ACTUAL
                                                              ---------------    ------    -----------------
BALANCE SHEET DATA
  Working capital..........................................        $ 195          $(18)          $  47
  Total assets.............................................          297           184             103
  Total debt...............................................           --           172              97
  Accumulated group equity (deficit).......................          269           (16)            (11)

---------------
(a) Reflects the consummation of the Offering and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness. Proceeds not used to repay such indebtedness may be invested temporarily in an interest-bearing loan to the Circuit City Group. See "Use of Proceeds" and "Capitalization."
(b) The net loss attributable to CarMax Stock is equal to the product of (i) the net loss and (ii) the Outstanding CarMax Fraction. Net loss per share is computed by dividing the net loss attributable to CarMax Stock by the weighted average shares outstanding of CarMax Stock.
(c) The weighted average shares outstanding assumes that (i) 18,860,000 shares of CarMax Stock have been outstanding for the period presented and (ii) 4,629,051 shares of CarMax Stock underlying the CarMax Stock Options are outstanding utilizing the treasury stock method assuming that the initial public offering price is $16 per share.

                                  THE COMPANY

          SUMMARY PRO FORMA AND HISTORICAL CONSOLIDATED FINANCIAL DATA

     The summary consolidated historical financial data presented below as of November 30, 1996, and for the nine months ended November 30, 1996 and 1995 were derived from the Company's unaudited interim Consolidated Financial Statements set forth herein, which include all adjustments, consisting of normal recurring accruals, that the Company considers necessary to present fairly such data for an interim period. Interim operating results are not necessarily indicative of the results that may be expected for a full year. The summary consolidated historical financial data presented below as of February 29, 1996, and for each of the years in the five-year period ended February 29, 1996, were derived from the Company's Consolidated Financial Statements set forth herein. The unaudited pro forma balance sheet presented below as of November 30, 1996, gives effect to the Offering at an assumed public offering price of $16 per share (and assuming that the underwriters do not exercise any over-allotment option) and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness, as if they had occurred on November 30, 1996. The summary consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements, the Company's unaudited interim Consolidated Financial Statements, and the information in "Company Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein.

                                                           NINE MONTHS ENDED                     YEARS ENDED
                                                             NOVEMBER 30,                     FEBRUARY 29 OR 28,
                                                           -----------------    ----------------------------------------------
                                                            1996       1995      1996      1995      1994      1993      1992
                                                           ------     ------    ------    ------    ------    ------    ------
(AMOUNTS IN MILLIONS)
RESULTS OF OPERATIONS
  Net sales and operating revenues......................   $5,246     $4,776    $7,029    $5,583    $4,131    $3,270    $2,790
  Cost of sales, buying and warehousing.................    4,065      3,683     5,394     4,198     3,025     2,346     1,981
                                                           ------     ------    ------    ------    ------    ------    ------
     Gross profit.......................................    1,181      1,093     1,635     1,385     1,106       924       809
                                                           ------     ------    ------    ------    ------    ------    ------
  Selling, general and administrative expenses..........    1,051        921     1,323     1,106       892       745       676
  Interest expense......................................       20         17        25        10         5         4         9
                                                           ------     ------    ------    ------    ------    ------    ------
  Total expenses........................................    1,071        938     1,348     1,116       897       749       685
                                                           ------     ------    ------    ------    ------    ------    ------
     Earnings before income taxes.......................      110        155       287       269       209       175       124
  Provision for income taxes............................       42         58       108       101        77        65        46
                                                           ------     ------    ------    ------    ------    ------    ------
     Net earnings.......................................   $   68     $   97    $  179    $  168    $  132    $  110    $   78
                                                           ------     ------    ------    ------    ------    ------    ------
                                                           ------     ------    ------    ------    ------    ------    ------

                                                                     AS OF                     AS OF
                                                               NOVEMBER 30, 1996         FEBRUARY 29, 1996
                                                           -------------------------     -----------------
                                                           AS ADJUSTED (A)    ACTUAL          ACTUAL
                                                           ---------------    ------     -----------------
BALANCE SHEET DATA
  Working capital.......................................       $ 1,049        $  836          $   905
  Total assets..........................................         3,447         3,334            2,526
  Total debt............................................           853         1,025              493
  Total stockholders' equity............................         1,417         1,132            1,064

---------------

(a) Reflects the consummation of the Offering and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Certain statements contained under the captions "Summary," "Business of the CarMax Group," "CarMax Group Management's Discussion and Analysis of Results of Operations and Financial Condition" and "Company Management's Discussion and Analysis of Results of Operations and Financial Condition" or incorporated by reference herein from Annexes V, VI and VII to the Company's Proxy Statement filed with the Commission on December 24, 1996, including statements regarding the CarMax Group's growth strategy and the implementation of its expansion plan, CarMax's ability to fund such expansion plan, the projected growth and results of operations of the CarMax Group's business and the factors contributing thereto, the Circuit City Group's Superstore expansion plans, the Company's growth projections and the Company's liquidity needs, and other statements contained herein regarding matters that are not historical facts, are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors" and in the Company's 1996 Annual Report on Form 10-K, incorporated by reference herein.

                                  RISK FACTORS

     INVESTMENT IN THE CARMAX STOCK OFFERED HEREBY INVOLVES CERTAIN RISKS. IN ADDITION TO THE OTHER INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE FOLLOWING FACTORS BEFORE PURCHASING SHARES OF THE CARMAX STOCK OFFERED HEREBY.

FACTORS RELATING TO THE CARMAX BUSINESS

  LIMITED OPERATING HISTORY; HISTORY OF NET LOSSES; STORE MATURITY

     CarMax opened its first store location in Richmond, Virginia in October 1993 and now operates six stores and one reconditioning center. Excluding its Orlando, Florida store which opened November 6, 1996, each CarMax store is profitable on a store-level basis including profits from vehicle financing but before the allocation of Group overhead expenses. Net losses for the CarMax Group were $1.8 million, $4.1 million and $5.2 million in fiscal 1994, 1995 and 1996, respectively, and $3.9 million and $4.5 million for the three and nine months ended November 30, 1996, respectively. CarMax expects to produce a greater loss in fiscal 1997 compared to fiscal 1996 due to the increased Group overhead and other infrastructure costs to support its accelerated rollout plan and costs of enhancements to existing locations. The loss for the fourth quarter of fiscal 1997 is expected to be similar to that of the third quarter of fiscal 1997. CarMax believes, based on current trends, that each store will reach its planned mature sales and earnings potential by the end of its fourth year; however, because none of the CarMax stores has been open for four years, there can be no assurance the period to store maturity will not be longer or shorter than four years.

  RISKS ASSOCIATED WITH EXPANSION

     The CarMax growth strategy calls for aggressive expansion of its store base. By the end of fiscal 2002, CarMax expects to be operating 80 to 90 stores in 45 of the nation's top 50 markets. CarMax's ability to implement this growth strategy, and to do so profitably, will depend on many factors, including those discussed under " -- Highly Competitive Industry; New Entrants;" " -- Need for Substantial Additional Capital;" " -- Sourcing of Used Cars;" " -- Dependence Upon and Availability of Key Personnel;" " -- Uncertainty Regarding Expansion of Retail Repair Service Operations;" " -- Manufacturer Control Over Existing and New Franchises; Franchising Agreement with Chrysler;" and " -- Cyclicality of Automobile Sales; Geographic Concentration." Additional factors include CarMax's ability to (i) obtain suitable sites for new stores at a reasonable cost, (ii) adapt and enhance its management systems and controls to support the expanded operations and (iii) expand its operations, including used- and new-vehicle sales, so as to generate additional revenues without proportionately increasing Group overhead. In addition, unforeseen expenses and delays associated with a rapid rollout of new stores and retail services may be encountered that could have a material adverse effect on the business, results of operations and financial condition of CarMax and its planned expansion.

  HIGHLY COMPETITIVE INDUSTRY; NEW ENTRANTS

     Automotive retailing in the United States is highly competitive with approximately 23,000 franchised dealers and an even greater number of independent used-vehicle dealers. In the used-vehicle market, CarMax competes with existing franchised and independent dealers, rental companies and private parties. The used-vehicle market has also attracted attention recently from a number of companies, some with substantial resources, that have entered, or have announced plans to enter, this market through a national or regional network of used-vehicle stores. Many franchised new-car dealerships have also increased their focus on the used-vehicle market. CarMax believes that these companies and dealerships are attracted by the potential for generating high sales volume per location, the relatively high gross margins that currently exist in this market and the industry's fragmentation and potential for consolidation. Part of CarMax's business strategy is to position itself as the low-price, low-cost operator in the industry. However, increased competition in this industry, particularly from new entrants adopting non-traditional selling methods similar to those used by CarMax, could result in, among other things, increased wholesale costs for used cars and lower retail sales prices and margins than expected, which could adversely affect the business, results of operations and financial condition of CarMax.

     In the new-vehicle market, CarMax competes with other franchised dealers offering vehicles produced by the same or other manufacturers, auto brokers and leasing companies. As is typical of such arrangements, CarMax's existing franchise agreement with Chrysler does not guarantee exclusivity within a specified territory. CarMax could therefore face even greater competition at its existing and any future new-vehicle franchise locations if the manufacturers awarding such franchises award additional dealership franchises to others in the same market areas.

     Aggressive discounting by manufacturers of new cars, which typically occurs in the fall during the close-out of prior year models, may result in lower retail sales prices and margins for used vehicles during such discounting. CarMax's inventory includes a significant percentage of late model vehicles which would be particularly affected by such discounting. Therefore, aggressive or prolonged discounting by manufacturers may have a material adverse effect on CarMax's results of operations for the periods in which such discounting occur.

  NEED FOR SUBSTANTIAL ADDITIONAL CAPITAL

     CarMax will require substantial additional capital in order to fund its planned rollout of stores. If adequate funds are not available, CarMax may be required to significantly curtail its expansion plans. The Group has funded most of its capital expenditures for the opening of new stores through Company debt allocated to the CarMax Group and sale-leaseback transactions and sells most of its installment loan receivables generated by FNAC through its auto loan securitization program. CarMax's ability to fund the planned expansion of its store base and installment loan portfolio is directly related to the continued availability of these funding sources. CarMax is also working to obtain cost effective securitization of automobile inventory; however, there can be no assurance that it will be able to do so. CarMax's ability to continue to undertake both sale-leaseback and securitization transactions, and to do so on economically favorable terms, depends in large part on the existence of available financing capacity of the Company. There can be no assurance that the Company will continue to have capacity available or, if it does, that it would be made available to the CarMax Group. Decisions relating to the allocation of available financing capacity between the CarMax Group and the Circuit City Group would be made by the Board of Directors in its good faith business judgment or in accordance with procedures and policies adopted by the Board of Directors from time to time. See " -- Factors Relating to the CarMax Stock -- Potential Diverging Interests -- Operational and Financial Decisions" and " -- Allocation of Financing Costs; Transfers of Funds Between Groups; Equity Contributions" and " Certain Management and Allocation Policies."

     The terms of sale-leaseback and securitization transactions are affected by a number of other factors which are beyond the control of CarMax and the Company, including, among others, conditions in the securities and finance markets generally, prevailing interest rates, conditions in the markets for securitized instruments and lease financings and approval by all parties to the terms of the transaction. Profits from the extension of credit for vehicle financing contribute significantly to the profitability of CarMax. Any increase in the cost of sale-leaseback or securitization financings would increase the effective rental cost of real estate or reduce the profitability of CarMax's vehicle financing activities and, if significant, could have a material adverse effect on the business, results of operations and financial condition of CarMax.

     If for any reason the Company were unable to undertake securitization transactions or otherwise sell its installment loan receivables, the net profit from such receivables would be recognized over the life thereof rather than at the time of the sale, which could have a material adverse effect on the results of operations in a particular financial period.

     Capital may also be raised by the Company through additional public or private financings or borrowings; however, there can be no assurance that the Company will be able to do so or that, if it does, the funds raised would be made available to the CarMax Group. If additional funds are raised by issuing equity securities allocated to the CarMax Group, dilution to the holders of outstanding shares of CarMax Stock may result. See " -- Factors Relating to the CarMax Stock -- Absence of Prior Market for CarMax Stock; Possible Volatility of Stock Price."

  SOURCING OF USED CARS

     CarMax acquires a significant proportion of its used-vehicle inventory through its appraisal process in which CarMax appraises and makes an offer to purchase any properly documented vehicle from the public. CarMax also acquires a significant proportion of its used vehicles through auctions and, to a lesser extent, directly from other sources, including wholesalers, franchised and independent dealers and fleet owners, such as leasing companies and rental companies. Some of the auctions for vehicles are closed except to the franchised dealers of specific manufacturers. Based on consumer acceptance of the appraisal process at existing CarMax stores and the experience and success of CarMax to date in acquiring vehicles from auctions and other sources, management believes that its sources of used vehicles will continue to be sufficient to meet current needs and to support planned expansion. However, there can be no assurance that sufficient inventory from such sources will continue to be available, or will be available at comparable costs, particularly if changes occur in the type or proportion of used vehicles that are sold in auctions closed to CarMax or if competitive pressures increase as a result of new entrants to this market. See
" -- Highly Competitive Industry; New Entrants." Any reduction in inventory availability, or increase in inventory wholesale costs that are not reflected in retail market prices, for these or other reasons, could have a material adverse effect on the business, results of operations and financial condition of CarMax and its planned expansion.

  DEPENDENCE UPON AND AVAILABILITY OF KEY PERSONNEL

     CarMax's success will depend to a significant degree upon the continued services of its senior management team as well as the Group's ability to attract qualified personnel, including experienced location general managers, as the business grows. In addition, the future performance of CarMax will depend upon the Group's continued access to certain Circuit City Group personnel who are experienced in rapid retail expansion, sale-leaseback and securitization financing, consumer credit, site selection and facilities construction. The loss of the services of key personnel, or the inability to attract and retain additional personnel as needed, could have a material adverse effect upon CarMax and its planned expansion.

  UNCERTAINTY REGARDING EXPANSION OF RETAIL REPAIR SERVICE OPERATIONS

     CarMax plans to expand its retail repair service operations commencing in fiscal 1998 in order to achieve greater future profitability, attract new customers and further develop customer loyalty. The Atlanta, Georgia stores are currently serving as the prototypes for this expanded service function. Although CarMax is developing new systems and procedures intended to result in efficient, profitable retail repair service operations, there can be no assurance that CarMax will be successful in doing so.

  MANUFACTURER CONTROL OVER EXISTING AND NEW FRANCHISES; FRANCHISE AGREEMENT WITH CHRYSLER

     One component of the CarMax growth strategy is to acquire additional new-vehicle franchises both through acquisition of franchises within the territory of its existing and future used-vehicle stores and through new grants. CarMax's goal is to add more than 25 new-car franchises to its used-car operations over the initial phase of its rollout through 2002. Given the relative unavailability of new franchises and the limited availability of franchises within a suitable radius of its existing and proposed stores, there is no assurance that CarMax will be able to achieve this portion of its growth plan. In addition, manufacturers have historically exercised significant control over their franchisees, restricting them to specified locations and retaining approval rights over changes in management and ownership. The ability of CarMax to acquire existing franchises, as well as new franchises, will therefore depend on obtaining the approval of manufacturers, and there can be no assurance that CarMax will be able to obtain the requisite approvals from manufacturers on acceptable terms. Certain manufacturers may be reluctant to approve acquisitions by CarMax of new or existing franchises because of, among other things, their opposition to diffuse corporate ownership of their dealerships, the potential adverse effects on their existing franchisees or concerns with a single company owning a large number of dealerships.

     CarMax operates its new car dealership in the Atlanta, Georgia market under a Sales and Service Agreement (the "Franchise Agreement") between Chrysler and a subsidiary of the Company. The Franchise Agreement imposes various requirements on CarMax and compliance with these requirements is closely monitored by Chrysler. The Franchise Agreement may be terminated by Chrysler on generally not less than 60 days written notice for specified reasons, including a breach by CarMax of any of its obligations thereunder, or if, without Chrysler's prior approval, the Company ceases to control the subsidiary that entered into the agreement. See "Business of the CarMax Group -- Franchise Agreement with Chrysler."

  CYCLICALITY OF AUTOMOBILE SALES; GEOGRAPHIC CONCENTRATION

     Unit sales of vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. Although there has been a general trend of increasing sales of used vehicles since 1991, there can be no assurance that the industry will not experience sustained periods of decline in vehicle sales in the future. CarMax believes that the industry is also influenced by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. Any future adverse changes in economic conditions could have a material adverse effect on the business, results of operations and financial condition of CarMax and its planned expansion.

     In addition to being affected by general economic trends, the success of CarMax depends, in part, on regional auto-buying trends, local and regional economic factors and other regional competitive pressures. Currently, CarMax sells its vehicles in Virginia, North Carolina, Florida and Georgia. Conditions and competitive pressures affecting these markets, such as price-cutting by dealers in these areas or in new markets CarMax enters, or a general economic downturn in the region, could adversely affect CarMax, although the automotive retail industry as a whole might not be affected.

  SEASONALITY

     The business of CarMax is seasonal, with a disproportionate amount of sales currently occurring in the first half of the fiscal year. Seasonality causes difficulties in planning for a variety of resources, including personnel and inventory, and may also make it difficult to detect, and respond in a timely and effective way to, downturns in retailing when they occur, thereby increasing risks inherent in the business. CarMax anticipates that the seasonality of its business may vary from region to region as the Group expands its operations geographically.

  CREDIT RISK

     Payments by customers on a number of the installment sales contracts originated by FNAC become delinquent from time to time and some contracts end up in default. There can be no assurance that the current credit performance of FNAC's customers will be maintained or that general economic conditions will not worsen and lead to higher rates of delinquency and default. While CarMax retains limited liability with respect to such delinquencies or defaults under its current securitization program, a general decline in the quality of its contract portfolio could lead CarMax to reduce the availability of credit through FNAC, with a corresponding decrease in sales and profitability.

  LEGAL PROCEEDINGS

     CarMax is currently involved in litigation relating to its right to use the mark CARMAX. See "Business of the CarMax Group -- Legal Proceedings and Insurance." While the Company believes that there is no merit to the allegations and claims made by the other party to this litigation, an adverse outcome could have a material adverse effect on the results of operations of CarMax during the period in which the litigation is decided.

     CarMax may be exposed to potential liabilities for personal injury or property damage claims relating to the use of vehicles and other products sold by it. Although CarMax maintains third-party product liability insurance and other types of insurance in amounts it considers adequate, and the manufacturers are required to indemnify CarMax for most product liability claims, there can be no assurance that CarMax will not experience material legal claims in excess of its insurance coverage, or material claims (such as those relating to its use of the mark CARMAX) that ultimately would not be covered by insurance or indemnification from the manufacturers. Furthermore, if any significant claims are made against CarMax, the business of CarMax may be adversely affected by resulting negative publicity.

  ENVIRONMENTAL MATTERS; GOVERNMENT REGULATION

     The business of CarMax involves the use, handling and disposal of hazardous or toxic substances as well as the past and current operation and/or removal of aboveground and underground storage tanks containing such substances. Accordingly, CarMax is subject to federal, state and local laws and regulations governing air and water quality and the handling, storage and disposal of hazardous or toxic substances. Although CarMax believes that it does not have any material environmental liabilities, compliance with new or more stringent laws or regulations, stricter interpretations of existing laws or regulations or the future discovery of environmental conditions at current or future CarMax locations could require additional expenditures by CarMax, some of which could be material.

     The CarMax operations are also subject to ongoing regulation, supervision and licensing under various other federal, state and local statutes, ordinances and regulations. Among other things, these laws require that CarMax obtain and maintain certain licenses and regulate the manner in which CarMax conducts its business, including its advertising and sales practices. In addition, the financing activities of CarMax with its customers are subject to federal truth in lending, consumer lending and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. CarMax believes that it is currently in substantial compliance with all such laws affecting its business. Any failure to comply with such laws or any adverse change in such laws, whether by the adoption of new laws, changes in the interpretation of existing laws or CarMax's entrance into jurisdictions with more stringent regulatory requirements, could have a material adverse effect on the business, results of operations and financial condition of CarMax.

  DILUTION

     Purchasers of the CarMax Stock in the Offering will experience an immediate and substantial dilution in the net tangible book value of their shares. See "Dilution."

FACTORS RELATING TO THE CARMAX STOCK

  SHAREHOLDERS OF ONE COMPANY; FINANCIAL EFFECTS ON ONE GROUP COULD AFFECT THE OTHER

     Notwithstanding the allocation of assets and liabilities (including contingent liabilities) and shareholders' equity between the CarMax Group and the Circuit City Group for the purpose of preparing their respective financial statements, holders of CarMax Stock and Circuit City Stock will be shareholders of the Company and will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Such allocation and the change in the equity structure of the Company resulting from the implementation of the CarMax Stock Proposal will not affect title to the assets or responsibility for the liabilities of the Company or any of its subsidiaries and, therefore, will not affect the rights of holders of any debt of the Company or its subsidiaries. Financial impacts arising from the Circuit City Group that affect the Company's results of operations or financial condition could affect the results of operations or financial condition of the CarMax Group and the market price of the CarMax Stock. In addition, any net losses of the Circuit City Group and dividends or distributions on, or repurchases of, Circuit City Stock will reduce the legally available funds of the Company available for payment of dividends on the CarMax Stock. Accordingly, the Company's consolidated financial information should be read in conjunction with the CarMax Group financial information.

     The Company will provide to holders of CarMax Stock financial statements, management's discussion and analysis of financial condition and results of operations, business descriptions and other information for each Group and for the consolidated Company. The financial statements of the CarMax Group will reflect the financial position, results of operations and cash flows of the businesses included therein. Consistent with the Amended Articles and relevant policies, the CarMax Group's financial statements will also include allocated portions of the Company's corporate assets and liabilities (including contingent liabilities) that are not separately identified with the operations of a specific Group. See "Certain Management and Allocation Policies" and the financial information of the CarMax Group and the Company set forth herein.

  LIMITED SEPARATE SHAREHOLDER VOTING RIGHTS; EFFECTS ON VOTING POWER

     Holders of CarMax Stock and Circuit City Stock will have only the rights customarily held by common shareholders of the Company and will not have any rights related to their corresponding Group or have any right to vote on matters as a separate voting group other than in limited circumstances as provided under the Virginia Stock Corporation Act ("VSCA"). Under the VSCA, the holders of CarMax Stock and Circuit City Stock will vote together as a single voting group, except as to certain mergers and statutory share exchanges and certain amendments to the Articles. Accordingly, if a separate vote on a matter by the holders of either the CarMax Stock or Circuit City Stock is not required under the VSCA, and if the Board of Directors does not require a separate vote, any series that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the CarMax Stock and Circuit City Stock. Conversely, if a separate vote on a matter by the holders of either CarMax Stock or Circuit City Stock is required under the VSCA or by the Board of Directors, the holders of either the CarMax Stock or Circuit City Stock could prevent approval of such matter, notwithstanding the fact that the holders of a majority or more than two-thirds, as applicable, of the total number of votes entitled to be cast with respect to both the CarMax Stock and Circuit City Stock had voted in favor of it. See "Description of Capital Stock -- Voting Rights" and " -- Potential Diverging Interests -- Allocation of Proceeds of Mergers or Statutory Share Exchanges."

     The relative voting power of shares of CarMax Stock and Circuit City Stock will fluctuate from time to time, with each share of Circuit City Stock having one vote and each share of CarMax Stock having a variable number of votes, based upon the ratio, over a specified period, of the time-weighted average Market Value of one share of CarMax Stock to the time-weighted average Market Value of one share of Circuit City Stock. This formula is intended to equate the proportionate voting rights of each series of Common Stock to their respective Market Values at the time of any vote. The Company anticipates that the Circuit City Stock will initially represent a substantial majority of the voting power of all the Company's stock entitled to vote in the election of directors. Market Value could be influenced by many factors, including the results of operations of the Company and each of the Groups, trading volume, share issuances and repurchases and general economic and market conditions. See "Description of Capital Stock -- Voting Rights." Changes in the aggregate votes or relative voting power of the CarMax Stock could result from the market's reaction to a decision by the Company's management or Board of Directors that is perceived to disparately affect one series of Common Stock in comparison to the other or the issuance or repurchase of shares of Common Stock of either series. See
" -- Limited Approval Rights of Future Issuances."

  FIDUCIARY DUTIES OF THE BOARD OF DIRECTORS; NO DEFINITIVE PRECEDENT UNDER VIRGINIA LAW

     Under Virginia law, each member of the Board of Directors must act in accordance with his or her good faith business judgment of the best interests of the Company, taking into consideration the interests of all common shareholders. As further described below, the existence of separate series of Common Stock may give rise to occasions when the interests of the holders of CarMax Stock and the holders of Circuit City Stock may diverge or appear to diverge. Although the Company is not aware of any precedent concerning the manner in which principles of Virginia law would be applied in the context of the capital structure contemplated by the CarMax Stock Proposal, principles of Virginia law provide that directors must act in accordance with their good faith business judgment of the corporation's best interests, taking into consideration the interests of all common shareholders regardless of class or series. Under these principles of Virginia law, a good faith determination made by a disinterested and adequately informed Board of Directors with respect to any matter having a disparate impact upon the holders of CarMax Stock and the holders of Circuit City Stock would be a defense to any challenge to such determination made by or on behalf of either group of holders. Nevertheless, a Virginia court hearing a case involving such a challenge may decide to apply principles of Virginia law other than those discussed above, or may fashion new principles of Virginia law, in order to decide such a case, which would be a case of first impression. There may arise circumstances involving a divergence of interests in which the Board of Directors is held to have properly discharged its duty to act in accordance with its good faith business judgment of the best interests of the Company, but in which holders of either the CarMax Stock or the Circuit City Stock consider themselves to be disadvantaged relative to the other series. In such a case, such holders would not have any other remedy under Virginia law with respect to the circumstances giving rise to the divergence of interests.

     Disproportionate ownership interests of members of the Board of Directors in the CarMax Stock and the Circuit City Stock or disparate values of the CarMax Stock and the Circuit City Stock could create or appear to create potential conflicts of interest when directors are faced with decisions that could have different implications for the different series. See " -- Potential Diverging Interests."

  POTENTIAL DIVERGING INTERESTS

     The existence of separate series of Common Stock could give rise to occasions when the interests of the holders of CarMax Stock and holders of Circuit City Stock diverge or appear to diverge. Examples include determinations by the Board of Directors to (i) pay or omit the payment of dividends on CarMax Stock or Circuit City Stock, (ii) allocate consideration to be received by holders of each of the series of Common Stock in connection with a merger or consolidation involving the Company, (iii) convert one series of Common Stock into shares of the other series of Common Stock, (iv) approve certain dispositions of assets attributed to any Group, (v) so long as there is an Inter-Group Interest, allocate the proceeds of issuances of CarMax Stock either to the Circuit City Group in respect of its Inter-Group Interest or to the CarMax Group and (vi) make operational and financial decisions with respect to one Group that could be considered to be detrimental to the other Group, including whether to make transfers of funds between Groups, as described below. When making decisions with regard to matters that create potential diverging interests, the Board of Directors would act in accordance with the terms of the Articles, the management and allocation policies described in "Certain Management and Allocation Policies" to the extent applicable and its fiduciary duties. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law." The Board of Directors could also from time to time refer matters involving such conflict issues to an existing committee or one or more new committees of the Board of Directors and have such committee or committees report to the Board of Directors on such matters or decide such matters to the extent permitted by the Bylaws and applicable law. Each of the foregoing potential conflicts of interests is discussed below:

     NO ASSURANCE OF PAYMENT OF DIVIDENDS. The Board of Directors currently does not intend to pay dividends on the CarMax Stock. The Board of Directors currently intends to pay dividends on the Circuit City Stock at a quarterly rate of 3.5(cents) per share. Determinations as to the future dividends on the CarMax Stock and the Circuit City Stock would be based primarily upon the financial condition, results of operations and business requirements of the relevant Group and the Company as a whole. Dividends on the CarMax Stock and the Circuit City Stock, if any, would be payable out of the lesser of (i) all assets of the Company legally available for the payment of dividends and (ii) the Available Dividend Amount with respect to the relevant Group. Subject only to such limitations, the Board of Directors reserves the right to declare and pay dividends on either series of the Common Stock in any amount and could, in its sole discretion, declare and pay dividends exclusively on the CarMax Stock, exclusively on the Circuit City Stock or on both, in equal or unequal amounts, notwithstanding the relative amounts of the CarMax Group Available Dividend Amount and the Circuit City Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor. In addition, net losses of the Circuit City Group, dividends and distributions on Circuit City Stock or any Preferred Stock and repurchases of Circuit City Stock or certain preferred stock would reduce the assets of the Company legally available for future dividends on the CarMax Stock. See "Dividend Policy" and "Description of Capital Stock -- Dividends."

     ALLOCATION OF PROCEEDS OF MERGERS OR STATUTORY SHARE EXCHANGES. The Amended Articles do not contain any provisions governing how consideration to be received by holders of Common Stock in connection with a merger or statutory share exchange involving the entire Company is to be allocated among holders of different series of Common Stock. In any such merger or statutory share exchange, the percentage of the consideration to be allocated to holders of any series of Common Stock will be determined by the Board of Directors and may be materially more or less than that which might have been allocated to such holders had the Board of Directors chosen a different method of allocation. See " -- Limited Separate Shareholder Voting Rights; Effects on Voting Power."

     OPTIONAL CONVERSION OF SERIES OF COMMON STOCK. The Board of Directors could, in its sole discretion, determine to convert shares of the series of Common Stock of one Group into shares of the series of Common Stock of the other Group at a 15% premium at any time or a 10% premium following any dividend or partial redemption undertaken in connection with a disposition of all or substantially all of the properties or assets attributed to the Group whose stock is being converted. Any such determination could be made at a time when either or both of the CarMax Stock and the Circuit City Stock may be considered to be overvalued or undervalued. Any conversion of Circuit City Stock into CarMax Stock at any premium would dilute the interests in the Company of the holders of CarMax Stock. In addition, any such conversion of either series of Common Stock into the other would preclude holders of both series of Common Stock from retaining their investment in a security that is intended to reflect separately the performance of the relevant Group. If CarMax Stock were converted into Circuit City Stock, holders of shares of the CarMax Stock could receive a greater or lesser premium than any premium that might be paid by a third-party buyer of all or substantially all of the assets attributed to the CarMax Group. In determining whether to convert one series of Common Stock into the other series of Common Stock, the Board of Directors would act in accordance with its good faith business judgment that any such conversion is in the best interests of the Company, taking into consideration the interests of all common shareholders, including both the holders of the series of Common Stock being converted and the holders of the series of Common Stock into which it is to be converted. See "Description of Capital Stock -- Conversion and Redemption."

     DISPOSITIONS OF GROUP ASSETS. Assuming the assets attributed to any Group represent less than substantially all of the properties and assets of the Company, the Board of Directors could, in its sole discretion and without shareholder approval, approve sales and other dispositions of any amount of the properties and assets attributed to such Group, because Virginia law and the Amended Articles would require shareholder approval only for a sale or other disposition of all or substantially all of the properties and assets of the entire Company. The proceeds from any such disposition would be assets attributed to such Group and used for its benefit, subject to the management and allocation policies described under "Certain Management and Allocation Policies." The Amended Articles will contain provisions that, in the event of a Disposition of all or substantially all of the properties and assets attributed to any Group, other than in a Related Business Transaction, require the Company to (i) distribute to holders of the series of Common Stock relating to the Group subject to such Disposition an amount in cash and/or securities or other property equal to their proportionate interest in the Fair Value of the Net Proceeds of such Disposition either by special dividend or redemption of all or part of the shares of such series of Common Stock or (ii) convert the outstanding shares of such Common Stock into a number of shares of the series of Common Stock relating to the other Group equal to 110% of the ratio, calculated over a period of time, of the average Market Value of one share of the Common Stock relating to the Group subject to such Disposition to the average Market Value of one share of Common Stock relating to the other Group. See "Description of Capital Stock -- Conversion and Redemption." The terms of the Common Stock do not require the Board of Directors to select the option that would result in the distribution with the highest value to the holders of the Common Stock relating to the Group subject to such Disposition or with the smallest effect on the Common Stock relating to the other Group. The Board of Directors would select an option based upon its good faith business judgment that such option is in the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent under Virginia Law."

     ALLOCATION OF PROCEEDS UPON ISSUANCE OF CARMAX STOCK. If the Circuit City Group, at the time the Company issues any shares of CarMax Stock, holds an Inter-Group Interest representing an interest in the equity value of the CarMax Group, the Board of Directors would, in its sole discretion, determine whether to allocate all or any portion of the proceeds of such issuance to the CarMax Group or to the Circuit City Group. To the extent the net proceeds of such issuance of shares of CarMax Stock are allocated to the CarMax Group, the financial statements of the CarMax Group would reflect the receipt of such proceeds. To the extent such net proceeds are allocated to the Circuit City Group, the financial statements of the Circuit City Group would reflect a reduction in the Inter-Group Interest and the receipt of such proceeds. Any such allocation may favor one Group at the expense of the other. For example, the decision to allocate proceeds to the Circuit City Group may adversely affect the ability of the CarMax Group to obtain funds. Any such allocation will be made by the Board of Directors in its good faith business judgment that such allocation is in the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law." In addition, if the Company issues shares of CarMax Stock for the account of the Circuit City Group in respect of the Circuit City Group's Inter-Group Interest in the CarMax Group, the voting power of holders of shares of CarMax Stock immediately prior to such issuance would be diluted even though no consideration received for such shares would be allocated to the CarMax Group.

     OPERATIONAL AND FINANCIAL DECISIONS. The Board of Directors could, in its sole discretion, from time to time, make operational and financial decisions or implement policies that affect disproportionately the businesses of the CarMax Group and the Circuit City Group, such as transfers of services, funds or assets between Groups and other inter-Group transactions, the allocation of financing opportunities in the public markets and the allocation of business opportunities, resources and personnel that may be suitable for both Groups. Any such decision may favor one Group at the expense of the other. For example, the decision to obtain funds for the Circuit City Group may adversely affect the ability of the CarMax Group to obtain funds sufficient to implement its growth strategies. All such decisions will be made by the Board of Directors in its good faith business judgment or in accordance with procedures and policies adopted by the Board of Directors from time to time, including the policies described under "Certain Management and Allocation Policies," to ensure that such decisions will be made in a manner consistent with the best interests of the Company, taking into consideration the interests of all common shareholders. For further discussion of potential divergence of interests, see " -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law,"
" -- Allocation of Financing Costs; Transfers of Funds Between Groups; Equity Contributions" and "Certain Management and Allocation Policies."

  MANAGEMENT AND ALLOCATION POLICIES SUBJECT TO CHANGE

     The Company's policies described herein with respect to dividends, the allocation of corporate expenses, assets and liabilities, the allocation of proceeds of sales of CarMax Stock and Circuit City Stock and other matters may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board of Directors without approval of the shareholders, although the Board of Directors has no present intention to do so. Any determination of the Board of Directors to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate impacts upon holders of CarMax Stock and holders of Circuit City Stock, would be made in accordance with the Board of Director's good faith business judgment of the best interests of the Company, taking into consideration the interests of all common shareholders. See " -- Potential Diverging Interests."

  ALLOCATION OF FINANCING COSTS; TRANSFERS OF FUNDS BETWEEN GROUPS; EQUITY CONTRIBUTIONS

     As described under "Certain Management and Allocation Policies," most financial activities will be managed by the Company on a centralized basis. Such financial activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any Preferred Stock. In the event that cash or other property allocated to one Group is transferred to the other Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on CarMax Stock), such transfer would be accounted for in one of the following ways, as determined by the Board of Directors: (i) as a reallocation of pooled debt, as described under the caption referred to above, or Preferred Stock, (ii) as an increase or decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest, (iii) as a sale of assets between the two Groups, or (iv) as a short-term or long-term loan from one Group to the other Group. There are no specific criteria to determine which of the foregoing would be applied to a particular transfer of cash or property from one Group to the other Group. Such determination would be made by the Board of Directors in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. Any such determination could affect the amount of interest or dividend expense reflected in the financial statements of the CarMax Group. All transfers of material assets from one Group to the other Group will be deemed to be made on a fair value basis for the foregoing purposes, as determined by the Board of Directors.

     A portion of the Company's debt and any Preferred Stock may be allocated to each Group, and interest or dividend expense will be charged to each Group, based on the weighted average interest or dividend rate of such pooled debt or Preferred Stock. As a result, changes in the amount of pooled debt or Preferred Stock would affect such weighted average interest or dividend rate and, therefore, would affect the interest or dividend expense charged to both Groups in respect of their allocated portions. In addition, if the CarMax Group obtains its financing through increases of its allocated pooled debt or Preferred Stock balance, the CarMax Group would receive a "benefit" or "detriment" to the extent such weighted average rate is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt or issuance of Preferred Stock by the CarMax Group if the CarMax Group were a stand-alone corporation. Debt and Preferred Stock of the Company also may be allocated in its entirety to one Group as determined by the Board of Directors.

     The Board of Directors could, in its sole discretion, determine that a transfer of cash or other property from one Group to the other Group should be accounted for as a short-term or long-term loan. The Board of Directors would establish the terms on which loans between the Groups would be made, including interest rate, amortization schedule, maturity and redemption terms. In the event that the Board of Directors determines that a transfer of funds from the Circuit City Group to the CarMax Group should be accounted for as a loan, the CarMax Group would receive a "benefit" or "detriment" to the extent the rate determined by the Board of Directors is lower or higher, respectively, than the market rate for a hypothetical borrowing of debt by the CarMax Group if the CarMax Group were a stand-alone corporation.

     The Board of Directors also could, in its sole discretion, determine from time to time to contribute, as additional equity, cash or other property of the Circuit City Group to the CarMax Group, thereby increasing the Inter-Group Interest. Similarly, the Board of Directors could, in its sole discretion, determine from time to time to transfer cash or other property from the CarMax Group to the Circuit City Group as a reduction in such equity, thereby decreasing the Inter-Group Interest. Although any increase in the Inter-Group Interest resulting from an equity contribution by the Circuit City Group to the CarMax Group or any decrease in the Inter-Group Interest resulting from a transfer of funds from the CarMax Group to the Circuit City Group would be determined by reference to the then current Market Value of CarMax Stock, such changes could occur at a time when such shares could be considered undervalued or overvalued. The holders of outstanding shares of CarMax Stock would not have an opportunity to participate in a similar transaction.

  POTENTIAL EFFECTS OF POSSIBLE DISPOSITION OF ASSETS ATTRIBUTED TO A GROUP

     The terms of the Common Stock provide that upon a Disposition of all or substantially all of the properties and assets attributed to any Group, the Company would be required, subject to certain exceptions, either to pay a special dividend on, or redeem some or all of, the outstanding shares of the series of Common Stock relating to such Group or convert such Common Stock into shares of the series of Common Stock relating to the other Group. If the CarMax Group were instead a separate, independent company and its shares were acquired by another person, certain costs of a Disposition relating to the CarMax Group, including corporate level taxes, might not be payable in connection with such an acquisition. As a result, the consideration that would be received by shareholders of such a separate independent company in connection with such an acquisition might be greater than the Fair Value of the Net Proceeds that would be received by holders of the CarMax Stock if the assets attributed to the CarMax Group were sold. In addition, no assurance can be given that the Net Proceeds per share of the CarMax Stock to be received in connection with any such Disposition of all of the assets attributed to the CarMax Group will be equal to or more than the market value per share of the CarMax Stock prior to or after announcement of such Disposition. See "Absence of Prior Market for CarMax Stock; Possible Volatility of Stock Price" and "Description of Capital Stock -- Conversion and Redemption -- Mandatory Dividend, Redemption or Conversion of Common Stock."

  LIMITED APPROVAL RIGHTS OF FUTURE ISSUANCES


     The approval of the shareholders of the Company will not be solicited by the Company for the issuance from the authorized but unissued shares of CarMax Stock or Circuit City Stock (including from shares that were previously designated as part of the other series but are unissued) unless such approval is deemed advisable by the Board of Directors or is required by stock exchange regulations or under the VSCA.

  LIMITATIONS ON POTENTIAL ACQUISITIONS OF THE CARMAX GROUP

     If the CarMax Group were organized as a stand-alone corporation, any person interested in acquiring such corporation without negotiation with management could seek control of the outstanding stock of such corporation by means of a tender offer or proxy contest. Although the CarMax Stock is intended to reflect the separate performance of the CarMax Group, a person interested in acquiring only the CarMax Group without negotiation with the Company's management would still be required to seek control of the voting power represented by all of the outstanding capital stock of the Company, including the Circuit City Stock. See " -- Limited Separate Shareholder Rights; Effects on Voting Power" and "Description of Capital Stock -- Voting Rights."

  ABSENCE OF PRIOR MARKET FOR CARMAX STOCK; POSSIBLE VOLATILITY OF STOCK PRICE

     Prior to the Offering, there has been no public trading market for the CarMax Stock. Although the CarMax Stock will be listed on the New York Stock Exchange ("NYSE"), there can be no assurance that a regular trading market for the CarMax Stock will develop after the Offering or, if developed, that it will be sustained following the Offering. Similarly, no assurance can be given that the CarMax Stock will continue to be listed on the New York Stock Exchange. The initial public offering price of the CarMax Stock offered hereby will be determined through negotiations between CarMax and the Underwriters and may not necessarily bear any relationship to the price at which the CarMax Stock will trade after completion of the Offering, or to the book value, assets, past operating results, or financial condition of CarMax or to any other established criteria of value. Because CarMax will be one of the first public companies dedicated primarily to the used-vehicle retail business, the Underwriters will be limited in their ability to use the market prices of other companies in the same industry as a benchmark in setting the initial public offering price. See "Underwriters."

     The CarMax Stock is intended to reflect the performance of the CarMax Group. Because there is no public market for the CarMax Stock, there can be no assurance that the market price of the CarMax Stock will reflect the performance of the CarMax Group or that the performance of the Circuit City Group would not affect the market price of the CarMax Stock. In addition, the Company cannot predict the impact on the market price of certain terms of the CarMax Stock or Circuit City Stock, including the respective redemption and conversion rights applicable upon the disposition of substantially all the assets attributed to either Group, the ability of the Company to convert shares of one series of Common Stock into shares of the other series of Common Stock, the discretion of the Board of Directors to make various determinations relating to the separate series, or the availability of additional shares of CarMax Stock for future sale, including shares of CarMax Stock attributable to the Circuit City Group's Inter-Group Interest in the CarMax Group.

     Sales of substantial amounts of CarMax Stock by the Company or others in the public market following the Offering, or the perception that such sales may occur, could adversely affect the market price of the CarMax Stock. Any issuance of additional shares of CarMax Stock may be authorized by the Board of Directors from time to time from the authorized but unissued shares of Common Stock (including from shares that were previously designated as Circuit City Stock but are unissued) without shareholder approval unless such approval is deemed advisable by the Board of Directors or is required by stock exchange regulations or under the VSCA. In connection with the Offering, the Company has agreed that, without the prior written consent of Morgan Stanley & Co. Incorporated, it will not offer, sell, contract to sell or otherwise dispose of any shares of CarMax Stock, or any securities convertible into or exchangeable for CarMax Stock, for a period of 180 days after the date of this Prospectus, subject to certain exceptions.

     As a result of all of these factors, as well as other factors common to initial public offerings, the market price could fluctuate substantially from the offering price.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the CarMax Stock offered hereby are estimated to be approximately $284.9 million ($327.7 million if the U.S. Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and estimated offering expenses based upon an assumed initial public offering price of $16 per share.

     The shares of CarMax Stock offered hereby will be issued for the account of the CarMax Group. The Company intends to use the net proceeds to finance part of the Company's expansion plans for the CarMax Group and to repay the CarMax Group's allocated portion of Company indebtedness. For more information on how the Company intends to obtain future financing for its expansion plans for the CarMax Group, see "CarMax Group Management's Discussion and Analysis of Results of Operations and Financial Condition -- Financial Condition -- Liquidity and Capital Resources." As of November 30, 1996, the CarMax Group had total debt outstanding of $172 million (consisting of its allocated portion of Company indebtedness) with an effective interest rate of 6.25% per annum. Such debt was incurred by the Company primarily to finance CarMax's growth to date. As of January 9, 1997, the Company's indebtedness to be repaid with the net proceeds from the Offering had a weighted average interest rate of 5.53% per annum with varying final maturities up to five years from the date hereof. Most financial activities of the Company, including its cash management, are managed centrally. Pending its use by the CarMax Group, that part of the net proceeds that is to be used to finance expansion of CarMax may be used to make a temporary interest-bearing loan to the Circuit City Group and used to repay short-term bank borrowings allocated to the Circuit City Group. See "Certain Management and Allocation Policies."

                                DIVIDEND POLICY


     The Company does not currently anticipate paying dividends on the CarMax Stock in the foreseeable future but intends to retain future earnings, if any, for the expansion of the business of the CarMax Group. The Company currently intends to pay dividends on the Circuit City Stock at a quarterly rate of 3.5 cents per share. While the Company does not currently intend to change the dividend policies referred to above, it reserves the right to do so at any time and from time to time.


     Subject to the limitations with respect to dividends on the CarMax Stock and the Circuit City Stock described below under "Description of Capital
Stock -- Dividends," the Board of Directors would be able, in its sole discretion, to declare and pay dividends exclusively on the CarMax Stock, exclusively on the Circuit City Stock, or on both, in equal or unequal amounts, notwithstanding the relative amounts of the CarMax Group Available Dividend Amount and the Circuit City Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor.

                                 CAPITALIZATION

     The table below for the CarMax Group sets forth the capitalization of the CarMax Group as of November 30, 1996 and as adjusted to give effect to the Offering and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness. The table below for the Company sets forth the total consolidated capitalization of the Company as of November 30, 1996 and as adjusted to give effect to (a) the Offering and the application of a portion of the net proceeds to repay the CarMax Group's allocated portion of Company indebtedness and (b) the Common Stock Redesignation.

                                  CARMAX GROUP

                                                                                                     AS OF NOVEMBER 30, 1996
                                                                                                    -------------------------
                                                                                                     ACTUAL       AS ADJUSTED
                                                                                                    --------      -----------
                                                                                                          (IN MILLIONS)

Short-term debt..................................................................................   $   99.7       $      --
Long-term debt...................................................................................       72.6              --
                                                                                                    --------      -----------
  Total debt.....................................................................................      172.3              --
Accumulated group equity (deficit)...............................................................      (15.7)          269.1
                                                                                                    --------      -----------
  Total capitalization...........................................................................   $  156.6       $   269.1
                                                                                                    --------      -----------
                                                                                                    --------      -----------

                                  THE COMPANY

                                                                                                     AS OF NOVEMBER 30, 1996
                                                                                                    -------------------------
                                                                                                     ACTUAL       AS ADJUSTED
                                                                                                    --------      -----------
                                                                                                          (IN MILLIONS)

Short-term debt..................................................................................   $  593.2       $   493.4
Current installments of long-term debt...........................................................        1.5             1.5
Long-term debt, excluding current installments...................................................      430.0           357.4
                                                                                                    --------      -----------
     Total debt..................................................................................    1,024.7           852.3
                                                                                                    --------      -----------
Stockholders' equity:
  CarMax Stock...................................................................................         --             9.4
  Circuit City Stock.............................................................................         --            49.0
  Existing common stock..........................................................................       49.0              --
  Capital in excess of par value.................................................................      100.3           375.7
  Retained earnings..............................................................................      983.2           983.2
                                                                                                    --------      -----------
     Total stockholders' equity..................................................................    1,132.5         1,417.3
                                                                                                    --------      -----------
     Total capitalization........................................................................   $2,157.2       $ 2,269.6
                                                                                                    --------      -----------
                                                                                                    --------      -----------

                                    DILUTION

     At November 30, 1996, the CarMax Group had a negative net tangible book value of approximately $15.7 million or $.21 per share equivalent. "Net tangible book value per share equivalent" at any date represents the amount of the CarMax Group's tangible assets less total liabilities, divided by the sum of (i) the Number of Shares Issuable with Respect to the Inter-Group Interest plus (ii) the number of shares of CarMax Stock outstanding on such date. After giving effect to the sale by the Company for the account of the CarMax Group of 18,860,000 shares of CarMax Stock in the Offering (at an assumed initial public offering price of $16.00 per share) and after deducting underwriting discounts and estimated offering expenses, the CarMax Group's pro forma net tangible book value at November 30, 1996 would have been $269.1 million or $2.85 per share equivalent. This represents an immediate increase in the net tangible book value of the CarMax Group of $3.06 per share equivalent to the Circuit City Group and an immediate dilution of $13.15 per share equivalent to new investors purchasing shares of CarMax Stock in the Offering. The following table illustrates this per share dilution:

Assumed initial public offering price per share.....................................               $  16.00
  Net tangible book value per share equivalent at November 30, 1996.................   $   (.21)
  Increase per share equivalent attributable to new investors.......................   $   3.06
                                                                                       --------
Pro forma net tangible book value per share equivalent after the Offering...........               $   2.85
                                                                                                   --------
Dilution per share equivalent to new investors (1)..................................               $  13.15
                                                                                                   --------
                                                                                                   --------

---------------

(1) If the U.S. Underwriters' over-allotment option is exercised in full, the pro forma net tangible book value per share equivalent after the Offering would be $3.21 and dilution per share equivalent to new investors would be $12.79.

     The foregoing computation excludes 4,781,808 shares reserved for issuance upon the exercise of the CarMax Stock Options, which have a weighted average exercise price of $.51 per share. Assuming that all such options were exercised at November 30, 1996, the pro forma net tangible book value per share equivalent after the Offering would be $2.74 and the dilution per share equivalent to new investors would be $13.26. Of these 4,781,808 shares, 1,400,000 are reserved for issuance upon the exercise of CarMax Stock Options held by officers of the Company at a weighted average exercise price of $.18 per share. If all of the CarMax Stock Options were exercised in full, (i) the aggregate exercise price paid by the holders thereof would be $2,444,113 and the 4,781,808 shares of CarMax Stock issued in connection with such exercise would represent 4.8% of the total share equivalents outstanding (4.7% if the U.S. Underwriters' over-allotment option is exercised in full) and (ii) the shares of CarMax Stock acquired by new investors in the Offering would represent 19.0% of the total share equivalents outstanding (21.3% if the U.S. Underwriters' over-allotment option is exercised in full).

                          BUSINESS OF THE CARMAX GROUP

OVERVIEW

     The CarMax Group is a leading retailer of used cars and light trucks in the United States with six stores located in the Southeast and one vehicle reconditioning center in Orlando, Florida. CarMax purchases, reconditions and sells used vehicles at each of its stores and sells new vehicles at one of its Atlanta, Georgia locations under a franchise agreement with Chrysler. CarMax provides its customers with a full range of related services, including the financing of vehicle purchases through its own financing unit, FNAC, and through third parties, and the sale of service policies. Since opening the first store in Richmond, Virginia in October 1993, CarMax retail operations have grown rapidly, with total revenues of $77 million during the first full fiscal year and $375 million for the nine months ended November 30, 1996. CarMax has launched an aggressive, six-year rollout plan under which it plans to open one additional store in Tampa, Florida by the end of fiscal 1997, eight to 10 stores in fiscal 1998 and 15 to 20 stores each year thereafter through fiscal 2002.

     CarMax was established in 1993 by the Company, a leading U.S. consumer electronics retailer, to revolutionize the highly fragmented used-vehicle retail market which was estimated at $294 billion in 1995. CarMax was created as a result of the Company's desire to develop a growth vehicle to sustain the Company's growth beyond the end of the decade. CarMax was the first used-vehicle retailer to offer a large selection of quality used vehicles at low, fixed prices using a customer-friendly sales process in an attractive, modern sales facility. CarMax has designed a strategy to better serve this market by addressing the major sources of dissatisfaction with traditional used-car retailing and to maximize operating efficiencies with sophisticated systems and standardized operating procedures and store formats. The Circuit City Group's focus on customer satisfaction and operating efficiency has enabled it to become one of the largest and most profitable consumer electronics companies in the United States, with an ongoing and highly successful nationwide rollout of over 400 stores and a 10-year compound annual growth rate in sales and earnings of 26 percent and 27 percent, respectively, for the period ended February 29, 1996. During the past three years CarMax has leveraged, and continues to leverage, Circuit City's operational expertise, innovative systems and resources to refine the used-vehicle retailing concept, to develop store prototypes and proprietary systems and to implement effective financial and operational controls that now enable CarMax to embark on an aggressive, nationwide rollout. In addition, CarMax currently intends to add new-car franchises to some of its existing and new locations as it grows and to expand its retail repair service operations commencing in fiscal 1998.

     Automotive retailing, with more than $596 billion in 1995 sales, is the largest consumer retail market in the United States, representing nearly 8 percent of the U.S. gross domestic product. Used-vehicle sales in 1995 were estimated at $294 billion, with approximately $232 billion in sales by franchised and independent dealers and the balance in privately negotiated transactions. CarMax believes that conditions in the used-vehicle retail market, coupled with its operating and growth strategies, provide CarMax with an opportunity for substantial growth.

OPERATING STRATEGIES

     CarMax has pioneered and implemented operating strategies that enhance customer satisfaction and loyalty and maximize operating efficiency. Since opening its first store in Richmond, Virginia in October 1993, CarMax has successfully implemented its operating model at five additional stores. Excluding the Orlando, Florida store which opened November 6, 1996, each CarMax store is profitable on a store-level basis including profits from vehicle financing but before the allocation of Group overhead expenses. After incurring significant startup, development and training expenses relating to the development of the CarMax concept at the Richmond, Virginia store during fiscal 1994 and 1995, the Richmond store became profitable in fiscal 1996. Benefitting from the refinement of the CarMax concept at the Richmond store, the two stores in Atlanta, Georgia and the store in Raleigh, North Carolina all achieved such store-level profitability within the first full year of operation and the store in Charlotte, North Carolina has been profitable during the period since its opening in March 1996.

   LOW, FIXED "NO-HAGGLE" PRICES

     CarMax has implemented an every-day low price strategy under which it sets fixed, "no-haggle" prices on its used and new vehicles. Most prices are at or below the best negotiated price in the market. Used vehicles at CarMax are generally priced from $500 to $1,000 below NADA average book value. Prices on all vehicles are clearly displayed on each vehicle's price and information sticker and in CarMax newspaper advertising.

   BROAD SELECTION OF HIGH-QUALITY VEHICLES

     Each CarMax store features a broad selection of quality used cars and light trucks with a wide range of prices appealing to a wide range of potential customers. CarMax stores vary in inventory size from 400 to 1,200 vehicles depending on local market size and consumer demand. To appeal to the vast array of consumer preferences and budgets, CarMax offers its used vehicles under two programs -- the CarMax program and the ValuMax program. CarMax vehicles generally are one to five years old, with less than 70,000 miles, and most are priced from $9,500 to $21,000. Through the ValuMax program, CarMax sells high-quality used vehicles that generally are more than five years old and/or have over 70,000 miles, with most priced in a range from $4,500 to $10,500. To ensure that CarMax quality standards are maintained, vehicles under both programs undergo a comprehensive, certified quality inspection by CarMax service technicians. CarMax backs its commitment to quality with a five-day or 250-mile, money-back guarantee and a free, 30-day comprehensive warranty on each vehicle.

   EFFICIENT, CUSTOMER-FRIENDLY SALES PROCESS

     CarMax has developed a streamlined, innovative sales process that redefines the way consumers buy vehicles. CarMax believes that the major causes of consumer dissatisfaction with the traditional car-buying experience include: (i) dealers' attempts to combine the vehicle purchase transaction with the trade-in transaction and the sale of related products; (ii) the confrontational negotiations between the customer and the dealer; (iii) the difficulty the customer experiences in obtaining sufficient information to make informed decisions; (iv) interaction with multiple personnel at different stages of the buying process; and (v) the hidden costs and inflated prices embedded in the sales process. By contrast, the CarMax process enables customers to separately evaluate each step of the sales process described below and to make informed decisions at each step based on complete information about their options and associated prices. To increase efficiency, the customer is assisted throughout the CarMax sales process by the same sales consultant and by AutoMation, the customer-friendly, point-of-sale system that is proprietary to CarMax.

          (Bullet) SELECTION AND PRICE. Customers can use AutoMation to electronically search an entire store's inventory for vehicles that meet their model and feature requirements and price range. AutoMation displays a color picture of each vehicle and optionally generates a vehicle information sheet with the vehicle price and selected features for the customer's reference and a map directing the customer to the vehicle's location on the lot. Prices are clearly displayed, along with selected vehicle features, on each vehicle's price and information window sticker. The CarMax low, "no-haggle" price policy assures all customers the same low price and avoids confrontational price negotiations with customers.

          (Bullet) TRADE-INS. CarMax has replaced the traditional "trade-in" transaction with a process in which trained CarMax buyers appraise any vehicle, usually in 30 minutes or less, and provide the vehicle's owner with a written guaranteed cash offer that is good for seven days or 250 miles. The appraisal process is available to everyone, whether or not they are purchasing a vehicle from CarMax. In contrast to the approach of traditional dealers who seek to combine the vehicle purchase and trade-in transactions, the CarMax sales process enables the customer to separately evaluate and make an informed decision with respect to each transaction.

          (Bullet) FINANCING. The sales consultant uses AutoMation to electronically submit financing applications and receive responses from multiple lenders, generally in less than eight minutes. Customers are then able to review online with the sales consultant financing options and terms from each prime financing source that CarMax uses, including the amount financed, interest rate, term and monthly payment. CarMax believes that, by contrast, traditional dealers frequently offer inflated financing terms to customers and do not clearly separate the components of the financing transaction.

          (Bullet) SERVICE POLICIES. CarMax offers primary and extended service policies that have been custom-designed to its own specifications. CarMax believes that superior coverage and low, fixed prices distinguish its service policies from those of its competitors. Through AutoMation, the customer can review online with the sales consultant all available service policy options and costs and make an informed, unpressured decision. In contrast, at many traditional dealers customers may feel pressured into buying service policies they do not want at inflated prices.

          (Bullet) FEES AND OPTIONS. CarMax does not charge processing, administration, application or other "hidden" fees (as much as $400 at many traditional auto dealers) and does not attempt to sell other options at inflated prices. CarMax charges only state-required fees that are clearly displayed on the vehicles and in the AutoMation system.

     CarMax sales personnel play a significant role in ensuring a customer-friendly sales process. All sales consultants, including both full and part-time employees, are compensated solely on a commission basis. The amount of the commission is a fixed dollar amount per vehicle sold. By contrast, sales and finance personnel at traditional dealerships often receive higher commissions for negotiating higher prices and for steering customers toward vehicles with higher gross margins. Most of the CarMax sales consultants have had prior retail experience before joining CarMax, and CarMax places great emphasis on integrity and customer-relations skills in its hiring policies and training programs.

   SOPHISTICATED INVENTORY MANAGEMENT SYSTEMS AND CONTROLS

     Through its inventory management systems and controls, CarMax minimizes inventory carrying costs. AutoMation, the central feature of the CarMax inventory management and control system, enables each vehicle to be tracked throughout the sales process. Using the information provided by AutoMation, and applying sophisticated statistical modeling techniques, CarMax is able to optimize its inventory mix and display by store, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. CarMax maintains strict inventory aging policies under which it disposes of any vehicle that has not been sold at retail within specified periods. Less than one percent of CarMax's retail inventory is ultimately sold at wholesale.

   INCREASED EFFICIENCY THROUGH STANDARDIZATION AND IMPLEMENTATION OF "BEST PRACTICES"

     Since opening its first store in 1993, CarMax has acquired significant knowledge and experience in operating used-vehicle stores and continually refines its selling and operating procedures and store prototypes in order to improve operating efficiency and customer service. As a result of this experience, CarMax has adopted and implemented the "best practices" throughout all of its stores by standardizing the most efficient and optimal processes. CarMax believes that standardization of best practices will enable it to become a low-cost operator within its industry.

   ATTRACTIVE, EFFICIENT STORE PROTOTYPES

     The CarMax store format provides an open and attractive physical environment that CarMax believes enhances its customer-friendly and efficient sales process and creates a unique shopping experience. The stores are currently built in three different prototypes, with inventory capacity ranging from 400 to 1,200 cars, depending upon local market size and consumer demand. CarMax has successfully implemented each of these prototypes.

GROWTH STRATEGIES

     CarMax believes its operating strategies and the extensive experience of its senior management team will enable it to capitalize on the significant opportunities available in the large, highly-fragmented automotive retailing industry. CarMax intends to aggressively grow its business through (i) a rapid rollout of used-vehicle stores; (ii) the expansion of retail repair service operations; and (iii) the addition of selected new-vehicle franchises.

   RAPID ROLLOUT OF USED-VEHICLE STORES

     CarMax currently operates six stores, with one each in the Richmond, Virginia; Raleigh, North Carolina; Orlando, Florida; and Charlotte, North Carolina markets; and two in the Atlanta, Georgia market. As a result of the successful operation of its existing stores, CarMax has launched an aggressive, six-year rollout plan under which it opened one store in Orlando, Florida on November 6, 1996, and plans to open one additional store in Tampa, Florida by the end of fiscal 1997, eight to 10 stores in fiscal 1998 (with most opening in the second half of fiscal 1998), including in the Atlanta, Georgia; Dallas, Texas; Houston, Texas; South Florida; and Washington-Baltimore markets, and 15 to 20 stores each year thereafter through fiscal 2002. CarMax already has under contract most of the sites that it plans to open in fiscal 1998. Under the rollout plan, CarMax expects that it will experience a substantial increase both in overall square footage and in display capacity, with square footage increasing from 0.4 million square feet at the end of fiscal 1997 to between 4.6 and 5.9 million square feet at the end of fiscal 2002 and display capacity increasing from 5,144 vehicles to between 51,000 and 66,000 vehicles over the same period. In addition to growth from the opening of new stores, CarMax expects that it will realize significant sales growth from comparable store sales increases as newly opened stores mature. CarMax believes, based on current trends, that each store will reach its planned mature sales and earnings potential by the end of its fourth year. However, given the infrequent repeat purchase cycle on vehicles, sales and earnings may continue to grow beyond this initial ramp-up period.

     The following table sets forth information concerning the stores and reconditioning centers that CarMax anticipates will be open by the end of fiscal 1998.

                                                                                 FISCAL YEARS ENDED FEBRUARY 28 OR 29,
                                                                          ---------------------------------------------------
                                                                                     ACTUAL                    ESTIMATED
                                                                          -----------------------------    ------------------
                                                                           1994       1995       1996      1997(1)    1998(2)
                                                                          -------    -------    -------    -------    -------
Stores:
  Opened...............................................................         1          1          2          3          9
  Operating at Year-End................................................         1          2          4          7         16
  Total Building Space (sq. ft.).......................................    32,578     72,586    196,048    388,534    971,197
  Average Building Space per Store (sq. ft.)...........................    32,578     36,293     49,012     55,505     60,700
  Total Display Capacity...............................................       509      1,109      2,909      5,144     11,222
  Total Service Bays...................................................        19         36         93        194        464
Reconditioning Centers:
  Total Service Bays...................................................        --         --         --         40        120

---------------

(1) Includes Tampa, Florida store scheduled to open by the end of fiscal 1997.

(2) Based on the average of the range for facilities anticipated to be opened in fiscal 1998.

     CarMax is currently targeting 45 of the top 50 U.S. markets. These are the markets where it believes the most favorable demographic characteristics exist and prime real estate sites are available on reasonable terms and, accordingly, where attractive economic returns can be achieved. In selecting sites for its new stores within a particular market, CarMax first undertakes an extensive analysis of demographic, cost and other factors similar to the analysis undertaken by the Circuit City Group when selecting sites for its new stores. Given the importance of a convenient location in the consumer's decision on where to shop, CarMax expects that multiple stores will be opened in most major markets and all will be located in high-visibility, high-traffic commercial areas. The goal of CarMax is to open most, if not all, of its planned stores within a particular market as close in time as possible in order to immediately begin realizing economies of scale in advertising, inventory management and overhead. Each new store and center will be integrated into the AutoMation system before opening. To better match individual market demand, CarMax has developed three store prototypes with different display capacities ranging from 400 to 1,200 vehicles. CarMax has successfully implemented each of these prototypes. CarMax continually reevaluates its store prototypes and, when appropriate, makes improvements to promote efficiency in store operations and enhance customer convenience.

     Most of the initial inventory for a new CarMax store is acquired through auctions and fleet purchases approximately three to four weeks prior to the scheduled store opening date. As a store matures, an increasing percentage of the store's inventory is acquired through an appraisal process in which CarMax appraises and makes an offer to purchase any properly documented vehicle from the public. See " -- CarMax Used-Vehicle Operations -- Sourcing." All used vehicles require some reconditioning prior to being sold at retail. Specialized reconditioning centers, such as the facility that CarMax operates in Orlando, Florida, provide additional flexibility, helping to balance work load peaks with new store openings and seasonal fluctuations. See " -- CarMax Used-Vehicle Operations -- Reconditioning."

     Shortly before a store opens, CarMax initiates its distinctive marketing program using television and radio advertising to establish brand name recognition. Upon opening, CarMax supplements its television and radio advertising with a major newspaper campaign. These frequent print advertisements generally list every vehicle in the store's inventory, with prices.

     Each CarMax store has a location general manager, who oversees all of the store's operations and personnel, and several department managers who are responsible for sales, operations and purchasing. The location general manager and the department managers for a new store are typically hired at least one year prior to the scheduled store opening date. During the period prior to opening, these managers participate in a rigorous training program at CarMax headquarters and the existing stores that rotates them through most key departments and operations of the business. The new management team arrives at a store site approximately two to three months prior to the scheduled opening date and assists in planning for the new store's opening. CarMax believes that its work environment and incentive compensation programs will enable it to attract and retain qualified personnel in each market it enters.

   EXPANSION OF RETAIL REPAIR SERVICE OPERATIONS

     CarMax plans to expand its retail repair service operations commencing in fiscal 1998 in order to achieve greater future profitability, attract new customers and further develop customer loyalty. Retail repair service operations have historically been a substantial source of dealer profitability, representing approximately 43 percent of dealers' 1995 profits according to the NADA. Currently, CarMax uses its service facilities to inspect and recondition used vehicles acquired for resale and to provide existing customers with limited maintenance and light repair services. As part of the rollout of used-vehicle stores, CarMax plans to open additional reconditioning centers that will perform an increasing share of the inspection and reconditioning functions, thereby freeing up repair facilities at the stores. Under the rollout plan, CarMax expects that its total in-store service bays will increase from 194 expected at the end of fiscal 1997 to 2,580 expected at the end of fiscal 2002 (based on an average of the annual range for facilities planned to be opened through fiscal 2002). CarMax is currently operating prototypes for this expanded service at its Atlanta, Georgia retail locations and is developing systems and procedures that are designed to offer the retail-repair customer an efficient, customer-friendly process consistent with the process that CarMax has developed for its vehicle sales operations.

   ADDITION OF NEW-VEHICLE FRANCHISES

     CarMax believes that new-vehicle operations present opportunities for incremental revenues and operational and financial synergies when combined with used-vehicle operations. CarMax currently operates a Chrysler franchise at one of its Atlanta, Georgia locations. In less than five months of operation, that franchise surpassed the annual planning volume established by Chrysler. Based on its experience to date with the Atlanta location, CarMax believes the addition of a new-vehicle franchise to a used-vehicle store should provide incremental revenues and contribute to the store's operating profits (including profits from vehicle financing but before the allocation of group overhead expenses) during the first full year of franchise operation. CarMax intends to aggressively pursue new-car franchises for its new and existing stores both through acquisition of franchises within the territory of its store operations and through new grants. CarMax plans to add more than 25 new car franchises to its used-car operations over the initial phase of its rollout through fiscal 2002. However, given the relative unavailability of new franchises and the limited availability of franchises within a suitable radius of its existing and proposed stores, as well as the uncertain future willingness of manufacturers to approve these transactions, CarMax cannot assure that it will be able to achieve this portion of its growth plan. CarMax has received initial indications from several foreign and domestic manufacturers of their willingness to approve CarMax as a franchisee. CarMax is continuing to explore opportunities with these manufacturers, as well as with existing franchised dealerships.

INDUSTRY OVERVIEW

     CarMax believes that its business strengths and growth strategies position it to take advantage of the business opportunities now available in automotive retailing. Based on NADA data and the "Vehicle Remarketing Directory (1996)," automotive retailing, with more than $596 billion in 1995 sales, is the largest consumer retail market in the United States, representing nearly 8 percent of the U.S. gross domestic product. Used-vehicle sales in 1995 were estimated at $294 billion, with approximately $232 billion in sales by franchised and independent dealers and the balance in privately negotiated transactions. In addition, 1995 retail sales of new vehicles, which are sold exclusively through franchised dealers, were approximately $302 billion.

     During the period from 1991 through 1995, used-vehicle sales grew at a faster rate and were more profitable to dealers than new-vehicle sales. While estimates from different sources vary, based on NADA data and the Vehicle Remarketing Directory, used-vehicle unit sales through franchised dealers, independent dealers and in privately negotiated transactions grew at an estimated average annual rate of 8.2 percent during such period. From 1991 to 1994, used-vehicle unit sales grew at an estimated average rate of 9.0 percent and in 1995 continued to grow at an estimated 5.6 percent. By contrast, after growing at an average annual rate of 7.0 percent from 1991 through 1994, new-vehicle unit sales declined 2.1 percent in 1995. Dealerships also typically offer a range of other services and products, including repair and warranty work, replacement parts, extended warranty coverage, financing and credit insurance. In 1995, parts and service represented approximately 12.4 percent of the average dealership's total sales revenue.

   USED-VEHICLE SALES

     The market for used-vehicle sales through retail outlets and in privately negotiated transactions in the United States has increased over the past five years. CarMax believes that the factors that have led to growth in used-vehicle sales include the substantial increases in new-vehicle prices, which have prompted a growing segment of the vehicle-buying population to purchase more affordable used vehicles, and the greater reliability and durability of used cars resulting from the production of higher-quality vehicles. The used-vehicle market is extremely fragmented with approximately 22,750 franchised dealers accounting for $127 billion in 1995 sales. CarMax believes an even greater number of independent used-vehicle dealers accounted for $105 billion in 1995 sales. Privately negotiated transactions accounted for the remaining 1995 sales, estimated at $62 billion. In 1995, the top 100 franchised dealer groups accounted for less than two percent of used-vehicle sales.

     CarMax believes that the size and fragmented nature of the used-vehicle industry and the historically high rate of customer dissatisfaction with the traditional used-car sales process are conditions similar to those prevailing in the consumer electronics retail business in the late 1970s and early 1980s. Circuit City capitalized on those conditions by introducing its innovative retailing format that led to a dramatic increase in its market share. CarMax believes that current conditions in the used-vehicle industry offer similar opportunities.

   NEW-VEHICLE SALES

     Over the past several decades, changes have occurred in the new-vehicle retailing industry that CarMax believes could facilitate an expansion of its new-vehicle operations. Since 1960, the number of franchised dealers has declined approximately 35 percent to the current 22,750 level. CarMax believes that further consolidation of franchised dealers is likely as megadealers continue to put competitive pressures on undercapitalized dealers, individual dealership owners reach retirement age and manufacturers continue to press for greater efficiency in their distribution networks. Notwithstanding this trend, the industry today remains highly fragmented, with few large dealers. According to Automotive News, in 1995, the largest 100 dealer groups, each with more than $140 million in total revenues, accounted for less than 10 percent of revenues from new-car sales in the U.S. and controlled less than 5 percent of all franchises.

CARMAX USED-VEHICLE OPERATIONS

   VEHICLES

     CarMax offers its customers a broad selection of makes and models of used vehicles, including both domestic and foreign manufactured cars and light trucks, at competitive prices. The most popular models at CarMax stores include Toyota Camry, Honda Accord, Ford Taurus, Ford Ranger and Ford Escort. To appeal to the vast array of consumer preferences and budgets, CarMax offers its used vehicles under two programs -- the CarMax program and the ValuMax program. CarMax vehicles generally are one to five years old, with less than 70,000 miles, and most are priced from $9,500 to $21,000. The average CarMax vehicle is between two and three years old, with 28,000 miles, and is priced at $14,500. Through the ValuMax program, CarMax sells high-quality vehicles that generally are more than five years old and/or over 70,000 miles, with most priced in a range from $4,500 to $10,500. The average ValuMax vehicle is between five and six years old, with 84,000 miles, and is priced at $7,200. In fiscal 1996, approximately 96.6 percent of the used vehicles sold by CarMax were under the CarMax program. CarMax has found in surveys that low prices are the primary reason most customers buy at CarMax. Most CarMax and ValuMax vehicles are priced from $500 to $1,000 below NADA average book value. Approximately 80 percent of all used vehicles sold by CarMax in 1995 were priced between $8,500 and $20,500.

     CarMax performs a comprehensive, certified quality inspection of each vehicle. The CarMax commitment to quality is demonstrated to the customer through a five-day or 250 mile, money-back guarantee and a free, 30-day comprehensive warranty. Each CarMax vehicle must pass a comprehensive certified quality inspection that covers all major and minor mechanical systems and all safety functions as well as cosmetic criteria. Each ValuMax vehicle must pass a certified quality inspection covering most major mechanical systems and all safety functions. For ValuMax, concentration is placed on providing good, basic, mechanically-sound transportation and, therefore, cosmetic corrections or repair of convenience and/or luxury items such as electric mirrors, electric antennas, etc. are generally not performed.

   SOURCING

     CarMax acquires a significant proportion of its used-vehicle inventory through its unique appraisal process. Unlike the traditional trade-in process, trained specialists at each CarMax store evaluate any vehicle that is properly documented, typically in less than 30 minutes, and make an offer to the owner that is good for seven days or 250 miles (subject only to the vehicle remaining in substantially the same condition). CarMax believes that this process enables it to tap into the private market as a significant additional source for used vehicles and that vehicles purchased directly from consumers, such as those acquired through the appraisal process, represent the highest quality used vehicles available in the market because they have been maintained by their owners. According to the Vehicle Remarketing Directory, of the estimated 51.7 million used vehicles sold in 1995, approximately 51.5 percent of the units were sold in privately negotiated transactions, including transactions between related parties. Because its operating strategy is to build customer confidence and satisfaction by offering only quality vehicles, CarMax resells at retail only one-third of the vehicles acquired through the appraisal process. CarMax sells those vehicles that do not meet its retail standards at its in-store wholesale auctions, generally at cost.

     In addition to the appraisal process, CarMax acquires a significant proportion of its used-vehicle inventory through auctions. Auction houses facilitate the purchase and sale of vehicles sourced from dealers, rental and fleet companies and wholesalers as well as off-lease vehicles, which accounted for only 2.4 million unit sales in 1995, or 4.1 percent of total used-vehicle unit sales, according to the "Vehicle Remarketing Directory." Most auctions are open and can be attended by the entire dealer community; the remainder are "closed" except to the franchised dealers of specific manufacturers. Mannheim Auto Auction, Inc., the largest U.S. vehicle auctioneer, reports that approximately 75 percent of all vehicles it auctioned in 1995 were sold at open auctions. In addition to attending open auctions, CarMax can attend Chrysler's closed auctions and purchase used vehicles for resale at the CarMax Chrysler franchise in Atlanta, Georgia. CarMax regularly buys directly from other traditional sources as well, including wholesalers, franchised and independent dealers and fleet owners, such as leasing companies and rental companies.

     All used vehicles are evaluated on the basis of their wholesale cost and cost of reconditioning and, for purchases off-site from traditional sources, cost of delivery to the reconditioning center and the store. Buyers based at the stores, supported by regional buyers and headquarters staff, purchase most of the CarMax inventory. Buyers at both the store and regional level, as well as headquarters staff, rely on the extensive inventory and sales trend data available through AutoMation. See
" -- Vehicle Inventory Management" and " -- Automated Systems."

     CarMax utilizes an in-house training and mentoring program to develop employees skilled in the distinctive CarMax approach to evaluating and purchasing used vehicles. CarMax has found that individuals without prior experience in automobile wholesaling are the most receptive to the skills and values imparted by this training. Management believes that development of this unique training program for buyers has provided CarMax with a competitive advantage over its existing and potential competitors. All significant purchasing decisions are made by trained personnel. CarMax uses data from AutoMation to monitor and evaluate the performance of its buyers on an on-going basis.

     Based on consumer acceptance of the appraisal process at existing CarMax stores and the experience and success of CarMax to date in acquiring vehicles from traditional sources, CarMax believes that its sources of used vehicles will continue to be sufficient to meet current needs and to support planned expansion.

   VEHICLE INVENTORY MANAGEMENT

     The Circuit City Group has successfully designed and implemented computer-based management systems to promote efficiency in inventory management and improve profitability. See "Automated Systems." Leveraging the Circuit City expertise in this area, CarMax developed and implemented AutoMation, a sophisticated, computerized inventory management and point-of-sale system, that is unique to the automobile retail business. This proprietary system allows headquarters and store personnel to effectively manage vehicle inventory mix to reflect local demand at each store and minimize inventory carrying costs. Parts of the system can also be accessed directly by customers as a key component of the customer-friendly CarMax shopping process. See " -- Operating
Strategies -- Efficient, Customer-Friendly Sales Process" and " -- Automated Systems."

     From the time CarMax appraises a used vehicle until the vehicle is sold, all relevant information relating to that vehicle is entered into AutoMation. This information includes the make, model and features of the vehicle, the wholesale cost, the nature and cost of the reconditioning services performed, the retail price, how long the vehicle has been on display and its location on the lot. The system utilizes vehicle sensors and electronic gates erected around each parking lot, as well as bar codes placed on each vehicle and on-site parking place, in order to effectively track both vehicle location and movement on and off the lot as well as test drives which are identified both by vehicle and sales consultant. Using this information, and applying sophisticated statistical modeling techniques, CarMax is able to optimize its inventory mix and display, anticipate future inventory needs at each store, evaluate sales consultant performance and refine its vehicle pricing strategy. To make inventory decisions, CarMax supplements information provided by AutoMation with data from customer and market surveys and from private and governmental reports analyzing local, regional and national vehicle-purchasing trends.

     The quality of inventory is reevaluated weekly by headquarters personnel with respect to price, store and lot location and other factors and, if warranted, appropriate adjustments to those factors are recommended to the store's purchasing manager. CarMax currently turns its vehicle inventory approximately nine times each year. Under its strict inventory aging policy, CarMax disposes of any vehicle that has not been sold at retail within specified periods. Less than one percent of CarMax's retail inventory is ultimately sold at wholesale.

   RECONDITIONING

     A key element of the CarMax operating strategy is to provide customers with high-quality used vehicles and to reinforce customer confidence in that quality through the CarMax five-day or 250-mile, money-back guarantee and free, 30-day comprehensive warranty. To meet this quality commitment, all used vehicles sold at retail by CarMax are subjected to a comprehensive certified quality inspection. Based on this quality inspection, CarMax determines the reconditioning necessary to bring the vehicle up to CarMax retail standards. All vehicles sold to CarMax retail customers require some reconditioning. Vehicles requiring more reconditioning than can be performed profitably are sold at in-store wholesale auctions.

     CarMax performs most routine mechanical and minor body repairs itself; for major mechanical repairs as well as glass replacement and painting, CarMax currently engages third parties specializing in those services. During the past year, CarMax has been performing an increasing percentage of reconditioning services in-house and, based on the cost savings realized, CarMax expects that trend to continue.

     Reconditioning services are currently performed at each store as well as at a specialized center in Orlando, Florida dedicated to reconditioning vehicles for sale at stores in the Florida, Georgia and North Carolina markets. To support its planned rollout of used-vehicle stores, CarMax plans to open additional reconditioning centers that will perform an increasing share of the inspection and reconditioning functions. See " -- Growth Strategies -- Rapid Rollout of Used-Vehicle Stores" and "Service and Parts." CarMax expects to continue to provide reconditioning services at the stores, primarily for vehicles acquired at the store locations (such as those acquired through the appraisal process) or otherwise where the cost of transporting a vehicle to and from the reconditioning center would exceed the savings to be achieved by performing such services at a more efficient, specialized facility.

     The reconditioning center in Orlando has approximately 40 service bays and can recondition up to 2,000 vehicles per month. The existing CarMax stores have a range of 17 to 40 service bays of which 10 to 20 are dedicated to reconditioning. The stores are currently capable of reconditioning on average between 500 and 1,000 cars per month. In addition to the extra capacity expected to be provided by new reconditioning centers, CarMax believes it can create additional capacity, if needed, at its existing facilities by installing more service bays, employing more technicians and increasing hours of operation.

SERVICE AND PARTS

     CarMax service departments currently perform minor repair services at all store locations under the CarMax free, 30-day comprehensive warranty on used vehicles and more extensive warranty service on Chrysler vehicles at the CarMax new-car franchise in Atlanta, Georgia. CarMax plans to expand its retail repair service operations, including service performed under CarMax service policies, and is currently operating prototypes for such expanded service at its Atlanta, Georgia retail locations. CarMax is developing systems and procedures that are intended to ensure that the CarMax retail repair service operations are conducted in the same customer-friendly and efficient manner as the other CarMax operations. Commencing in fiscal 1998, CarMax intends to offer the expanded retail repair service to the public at all existing and future store locations. Expansion of retail repair service will be facilitated by the planned rollout of additional reconditioning centers that will perform an increasing share of the inspection and reconditioning functions, freeing up space at the retail stores for the additional retail repair work. See " -- Growth Strategies -- Rapid Rollout of Used-Vehicle Stores" and " -- CarMax Used-Vehicle
Operations -- Reconditioning."

     CarMax believes that the efficiency of its service operations are enhanced by its use of lateral support groups in servicing and reconditioning vehicles as well as by its compensation programs which are designed to increase the productivity of its service technicians and result in reduced costs and higher-quality repairs and reconditioning. Each group contains a small number of service professionals with different skills and levels of experience. The experienced technicians in the group perform the more complicated repairs with assistance from the apprentices, who also perform simpler functions on their own. Rather than paying technicians on an hourly basis, each technician receives a flat rate for each repair or service performed. CarMax is able to track the productivity of each technician through AutoMation.

     CarMax places special emphasis on attracting, developing and retaining qualified technicians and believes that its favorable working conditions and compensation programs allow it to attract and retain highly qualified technicians in each market it enters. All technicians attend in-house training programs designed to develop their skills in performing routine repair services on the diverse makes and models of vehicles sold by CarMax. Technicians at the CarMax new-car franchise in Atlanta, Georgia also attend manufacturer-sponsored training programs to stay abreast of current diagnostic, repair and maintenance techniques for Chrysler-manufactured vehicles. In addition, utilization of lateral support groups allows for greater on-the-job training opportunities for new technicians.

     The CarMax parts departments currently support both the reconditioning and warranty service functions of the business. Upon completion of the current test for expanded retail services, CarMax may consider the promotion of retail sales of accessories in those expanded operations.

CARMAX NEW-VEHICLE OPERATIONS

     CarMax believes that the sources of consumer dissatisfaction associated with the traditional used-vehicle buying process are similar to those experienced in new-vehicle purchasing. As a result, CarMax believes that its approach to used-vehicle sales can be successfully applied to new-vehicle retailing.

     CarMax currently operates a Chrysler franchise at one of its Atlanta, Georgia locations where it employs the same efficient customer-friendly sales process as in its used-vehicle operations. It offers new cars with a full range of related services, at low, "no-haggle" prices and uses AutoMation to provide complete information to the customer regarding vehicle inventory, as well as financing and service policy options. Unlike many traditional new-car dealers, it does not charge processing, administration, application or other "hidden" fees and does not attempt to sell other options at inflated prices.

     CarMax was able to add the Chrysler franchise to one of its existing used-car operations by expanding the available display space, hiring additional sales consultants and producing advertising relating specifically to its new vehicles. The new-vehicle operation has been successful to date, surpassing in less than five months of operation the annual planning volume established by Chrysler and permitting CarMax to achieve additional leverage on its store overhead and other costs. Based upon its experience to date with the Atlanta location, CarMax believes the addition of a new-vehicle franchise to a used-vehicle store should provide incremental revenues and contribute to the store's operating profits (including profits from vehicle financing but before the allocation of Group overhead expense) during the first full year of franchise operation. CarMax intends to aggressively pursue new car franchises for its new and existing stores both through acquisition of franchises within the territory of its store operations and through new grants. CarMax plans to add more than 25 new car franchises to its used-car operations over the initial phase of its rollout through fiscal 2002. However, given the relative unavailability of new franchises and the limited availability of franchises within a suitable radius of its existing and proposed stores, as well as the uncertain future willingness of manufacturers to approve these transactions, CarMax cannot assure that it will be able to achieve this portion of its growth plan. CarMax has received initial indications from several foreign and domestic manufacturers of their willingness to approve CarMax as a franchisee. CarMax is continuing to explore opportunities with these manufacturers, as well as with existing franchised dealerships.

VEHICLE FINANCING

     CarMax provides financing for its customers' vehicle purchases through its financing unit, FNAC, and also arranges financing through NationsBank, N.A. ("NationsBank") and other third-party lenders. After a customer has selected a vehicle to purchase, a financing application is submitted electronically through AutoMation to both FNAC and NationsBank, where computerized systems evaluate the creditworthiness of the customer. Based upon multiple credit bureau checks, information provided by the customer and credit standards prescribed by the lender, CarMax presents qualified customers with financing offers from either FNAC or NationsBank, or both, typically within less than eight minutes. If the customer fails to meet the automated standards for expedited credit approval, the lenders' credit personnel undertake further analysis, following which an adjustment to the terms of the proposed credit may be made or, in cases of more serious credit problems, the application may be forwarded to one or more third-party lenders specializing in sub-prime credit loans. All financings are typically installment contracts secured by the vehicles financed and generally require a down payment. Customers are permitted to refinance their loans within three days of a purchase without incurring any finance or related charges.

     FNAC generates income from the financing it provides to CarMax customers primarily through the sale and servicing of the contract receivables it originates. In addition, FNAC enables CarMax to make credit decisions based on overall business considerations and thus helps to ensure the reasonable availability of credit to support CarMax vehicle sales (while retaining its prudent credit standards) in the event third-party lenders should curtail credit availability due to market considerations. CarMax believes that the high quality of its used vehicles as well as the broad scope of the service polices it sells reduce default rates on its customers' loans by helping to keep the purchased vehicles operational. The lower default rates enable CarMax to provide and arrange financing at competitive rates. CarMax provides financing for approximately 70 percent of its customers through its prime lenders, with about half of these prime loans placed by FNAC. Another five to 10 percent of CarMax used-vehicle financing is provided by third-party sub-prime lenders. The CarMax arrangements with NationsBank and other third-party lenders provide for payment of a fee to CarMax at the time of financing provided the loan is not refinanced within three days. CarMax has no recourse liability on loans arranged with third-party lenders.

     FNAC currently sells contract receivables to Enterprise Funding Corporation ("EFC"), a corporation unaffiliated with the Company, which purchases interests in contract receivables and similar assets originated by third parties. EFC finances its purchase of such interests, including its purchase of an undivided interest in the contract receivables originated by FNAC, primarily through the issuance of commercial paper. CarMax retains a subordinated undivided interest in FNAC's receivables to the extent of the excess of the receivables balance over EFC's investment in the receivables and continues to service the receivables for a monthly servicing fee. CarMax has no additional liability on the receivables sold to EFC. CarMax currently expects that the total capacity of its arrangement with EFC will increase as its business and financing needs grow.

     As an alternative to loan financing, CarMax also arranges lease financing for its new-vehicle customers through Chrysler and NationsBank. CarMax's arrangements with Chrysler and NationsBank provide for payment of a fee to CarMax at the time of financing. CarMax plans to offer lease financing for its used vehicles on a selected basis beginning in fiscal 1998.

     CarMax recognizes income from the sale of its contract receivables to EFC at the time of sale. Participation fees from third-party lenders and lessors are recognized for financial reporting purposes at the time of sale.

SERVICE POLICY SALES

     At the time of a vehicle sale, CarMax offers to sell to the customer either a primary service policy or, in the case of a new or used vehicle still covered by the manufacturer's warranty, an extended service policy to supplement the warranty provided by the manufacturer. The service policies are offered at a low, fixed price. All service policies sold by CarMax have been custom-designed to its own specifications and are administered by Virginia Surety Company, Inc., a subsidiary of AON Corporation, under a private-label arrangement under which CarMax receives a fee from the administrator at the time the service policy is sold. CarMax offers comprehensive bumper-to-bumper service policies called "MaxCare" on its CarMax vehicles and comprehensive power train service policies on its ValuMax vehicles.

     Repair services under the policies sold by CarMax are currently provided primarily through a network of preferred dealers, although customers are permitted to obtain covered services from any source. CarMax believes that the quality of the services provided by its preferred dealer network, as well as the broad scope of its service policies, helps promote customer satisfaction and loyalty and thus increases the likelihood of repeat and referral business. As part of its planned expansion into retail repair service, CarMax expects that in fiscal 1998 it will begin performing some of the repair service under those policies at its own stores. See "Growth Strategies -- Expansion of Retail Repair Service Operations" and "Service and Parts." CarMax already performs minor repair work at all store locations under its free, 30-day comprehensive warranty and more extensive warranty service on Chrysler vehicles at its new car dealership in Atlanta.

     In most states, CarMax retains no liability on the service policies it sells and thus recognizes all of the income from fees paid by the third-party administrator at the time of sale. In states where third-party service policy sales are not permitted by law, CarMax sells its own service policies with revenue deferred and recognized over the life of the contract based on industry experience.

AUTOMATED SYSTEMS

     CarMax believes that the application of computer-based management technology to retailing promotes efficiency and profitability and enables the Group to provide better service to its customers. With a full-time staff of more than 90 MIS professionals, CarMax has made a commitment to improving its existing technology and extending the use of technology to all areas of its business -- used vehicles, new vehicles, and retail repair service, as well as financial management and accounting systems. Access to Circuit City's technology resources and experience has been and continue to be important to CarMax. The first CarMax employee was an MIS associate from Circuit City who led the AutoMation development effort. Information systems at CarMax are currently managed by CarMax's new Chief Information Officer and three individuals at the director level who had an average of seven years' experience with Circuit City before transferring to CarMax. CarMax supplements these resources with strategic guidance from Circuit City's Chief Information Officer and key members of the Company's management information systems team, as well as outside consultants.

     CarMax has leveraged Circuit City's experience in automating over 400 retail sites nationwide to develop and implement AutoMation, a proprietary inventory and point-of-sale system that links the CarMax headquarters with all of its facilities and provides near real-time data collection and communication among all parts of its business. AutoMation makes it possible for CarMax management to collect and analyze information from each store and reconditioning center to control inventory, analyze sales, refine sales strategies, evaluate performance and help determine compensation of sales consultants, technicians, buyers and managers and, ultimately, measure profitability. AutoMation is also a key component at each step of the CarMax sales process, providing information to customers about available inventory, financing, service policies and fees and options, including pricing and terms.

     CarMax anticipates that efficiencies generated by its substantial investment in people, systems and hardware should position it as a low-cost operator in its industry. CarMax believes that its commitment to the application of computer-based management technology to retailing represents an important competitive advantage and plans to make significant increases to its MIS staff.

MARKETING AND ADVERTISING

     CarMax marketing strategies are focused on developing general awareness of the advantages of shopping at CarMax, attracting customers who are already in the market to purchase a vehicle and targeting specific segments of the market through special promotions. CarMax marketing strategies are implemented primarily through newspaper, television and radio advertising. CarMax is able to realize significant cost savings on advertising by purchasing its advertising jointly with the Circuit City Group, thus leveraging Circuit City's tremendous media buying power. In fiscal 1995, the Circuit City Group was one of the largest purchasers of newspaper advertising and spot television advertising in the United States. As additional stores are opened in a particular market, CarMax expects to realize further cost economies as a result of even greater leveraging of its advertising expenses in the local market area over a larger number of stores. CarMax utilizes market awareness and customer satisfaction surveys to help tailor its marketing efforts to the purchasing habits and preferences of customers in each market area.

     Newspaper advertisements are designed to attract persons who have already decided to purchase a vehicle by showing the variety, depth and low prices of the CarMax selection in the type of vehicle desired. Such advertisements typically involve multi-page spreads and are published three times a week. The innovative approach of CarMax to newspaper advertising includes listing the price of each vehicle available for sale, thereby facilitating comparison price shopping by the consumer. CarMax television and radio advertisements are designed to increase public awareness of the advantages of shopping at CarMax, including the low, "no-haggle" prices, the broad selection of new and/or quality used vehicles in a wide range of prices and the customer-friendly service. CarMax is the sole national auto retailing sponsor of CarTalk(Register mark), a national radio talk show designed to assist callers with their car repair problems. CarTalk(Register mark) is currently aired on 372 stations nationwide on National Public Radio. CarMax also targets specific segments of the used-vehicle market through special promotions. Such promotions may focus on a particular type of vehicle (e.g., "Minivan Month") or a particular price point (e.g., $9,999 or less) for a large number of vehicles. Promotions are closely coordinated by CarMax marketing staff with the purchasing departments at the selected locations to ensure that appropriate quantities of the targeted inventory are purchased and displayed, thus maximizing the benefits of the promotion.

FACILITIES

     CarMax currently operates six stores in Virginia, North Carolina, Georgia and Florida. All CarMax stores are located in high-visibility, high-traffic commercial areas. CarMax utilizes three original store prototypes that vary in display capacity from 400 to 1,200 vehicles depending on local market size, consumer demand and other factors. The "C" prototype is designed to serve the most populous trade areas and offers the largest merchandise assortment, with approximately 82,000 square feet of building space and a display capacity of up to 1,200 vehicles. The "B" prototype is designed for medium-sized markets, with approximately 66,000 square feet of building space and a display capacity of up to 800 vehicles. The "A" prototype is designed to serve primarily smaller markets and trade areas that are on the fringes of larger metropolitan markets, with approximately 53,000 square feet of building space and a display capacity of up to 600 vehicles.

     In April 1996, CarMax opened a specialized center in Orlando, Florida dedicated solely to reconditioning vehicles for sale at stores in the Georgia, Florida and North Carolina markets. The reconditioning center has approximately 40 service bays and can recondition up to 2,000 cars per month.

     The following table summarizes CarMax facilities as of November 30, 1996:

                                                                                                    BUILDING SQUARE FOOTAGE
                                                                                             --------------------------------------
                                                                         DISPLAY CAPACITY                    SELLING AND
                                                                             (UNITS)         SERVICE AREA    OTHER AREA      TOTAL
                                                                         ----------------    ------------    -----------    -------
Atlanta, Georgia (Town Center)........................................           613             14,758         21,906       36,664
Atlanta, Georgia (Gwinnett)...........................................         1,187             40,451         46,347       86,798
Charlotte, North Carolina.............................................           777             28,920         27,131       56,051
Orlando, Florida......................................................           684             31,265         27,996       59,261
Raleigh, North Carolina...............................................           600             19,419         20,589       40,008
Richmond, Virginia....................................................           509             18,299         14,279       32,578
Tampa, Florida (1)....................................................           774             41,498         35,676       77,174
Orlando, Florida Reconditioning Facility..............................            --             37,000          5,280       42,280

---------------

(1) Under construction and scheduled to open by the end of fiscal 1997.

     CarMax currently leases its headquarters, which is located in suburban Richmond, Virginia, near both the main offices of the Circuit City Group and the site of the first CarMax retail store.

FRANCHISE AGREEMENT WITH CHRYSLER

     CarMax operates a new-car franchise at one of its Atlanta, Georgia stores under a franchise agreement (the "Franchise Agreement") between Chrysler and the CarMax Group. The Franchise Agreement provides, among other things, that CarMax has the right and obligation to sell specified models of new Chrysler-manufactured vehicles and provide related parts and service solely at the Atlanta, Georgia location, and that CarMax will not sell or service at that location any new vehicles not manufactured by Chrysler. The Franchise Agreement expressly permits CarMax to sell and service used vehicles at this location, regardless of the manufacturer. The Franchise Agreement also grants CarMax the non-exclusive right to use and display Chrysler's trademarks, service marks and designs in the form and manner approved by Chrysler. As is typically the case, the Franchise Agreement does not guarantee exclusivity within a specified territory. The Franchise Agreement also imposes requirements on CarMax concerning such matters as the facilities and equipment for servicing vehicles, the maintenance of vehicles and parts, and the training of personnel. Compliance with these requirements is closely monitored by Chrysler. The Franchise Agreement does not have a specified expiration date, but may be terminated by CarMax on not less than 30 days written notice for any reason and by Chrysler on generally not less than 60 days written notice for specified reasons, including a breach by CarMax of any of its obligations thereunder or if, without Chrysler's prior approval, the Company ceases to control the subsidiary that entered into the agreement.

     The automobile franchise relationship is also governed by various federal and state laws established to protect dealerships from the generally unequal bargaining power between the parties. For example, under the laws of Georgia, a manufacturer may not terminate a franchise without good cause and may not arbitrarily withhold approval for a proposed change in ownership unless it offers to purchase the franchise from the dealer.

COMPETITION

     The automotive retailing industry is highly competitive. Consumers typically have many choices in deciding where to purchase a used or new vehicle, particularly in the larger markets that CarMax intends to target as part of its expansion plan. In both the used- and new-vehicle markets, CarMax seeks to distinguish itself from traditional dealerships through its sales approach and other innovative operating strategies.

     In the used-vehicle market, CarMax competes with franchised dealers, independent used-car dealers, automobile rental agencies and private parties. CarMax anticipates that it will also face competition from other used-car stores that currently employ or may adopt non-traditional selling methods similar to those used by CarMax. CarMax believes that the principal competitive factors in used-vehicle sales are the following: price; the ability to offer a wide selection of vehicles, including the more popular makes and models; the quality of the vehicles; the location of retail sites; and the degree of customer satisfaction with the car-buying experience. Other competitive factors include the ability to offer or arrange customer financing on competitive terms and the quality and cost of primary and extended warranties. CarMax believes that its stores are competitive in all of these areas and enjoy certain advantages over its competitors that employ traditional selling methods. See " -- Operating Strategies -- Efficient, Customer-Friendly Sales Process."

     In the new-vehicle market, CarMax competes with other franchised dealers offering vehicles produced by the same or other manufacturers, auto brokers and leasing companies. CarMax believes that the principal competitive factors in new-vehicle sales are the following: price; dealer sales promotions; the ability of dealerships to offer a wide selection of the most popular vehicles; the location of retail sites; and the quality of customer service. CarMax believes its new-vehicle store in Atlanta, Georgia is competitive in all of these areas; however, because the franchise was awarded in 1995 and because of the inventory allocation system utilized by Chrysler under which future allocations are based on prior sales, the store has not yet reached the inventory levels that CarMax expects to be available at maturity. Given that the new-vehicle market has historically been served primarily by dealerships employing traditional marketing techniques, CarMax believes that its use of innovative selling methods will create additional competitive factors in which CarMax may have an advantage. See " -- Operating Strategies -- Efficient, Customer-Friendly Sales Process."

     When arranging or providing financing for its customers' vehicle purchases, CarMax, through FNAC, competes with a broad range of financial institutions. CarMax believes that the principal competitive factors in offering financing are convenience, interest rates and contract terms. CarMax believes that it is competitive in all of these areas.

     In addition to being affected by national competitive trends, the success of CarMax depends, in part, on regional auto buying trends, local and regional economic factors and other regional competitive pressures. Currently, CarMax sells its vehicles in Virginia, North Carolina, Florida and Georgia. Conditions and competitive pressures, such as aggressive discounting by manufacturers or a general economic downturn in the region, affecting these markets or new markets that CarMax enters could adversely affect CarMax, although the automotive retail industry as a whole might not be affected.

SERVICE MARKS

     The marks "CarMax," "CarMax The Auto Superstore," "The New Way to Buy Used Cars," "MaxCare," "ValuMax" and "AutoMation" are federally registered service marks of CarMax, and CarMax considers these marks and the accompanying goodwill and customer recognition to be valuable to its business. CarMax has applied for or received federal registrations for numerous other service marks routinely used in its business, including variations of, and designs associated with, those named above. Such registrations can be kept in force in perpetuity through continued use of the marks and timely applications for renewal. For a description of certain legal proceedings related to the CarMax mark, see
" -- Legal Proceedings and Insurance."

GOVERNMENTAL REGULATION

     The CarMax operations are subject to ongoing regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. Among other things, these laws require that CarMax obtain a license in order to establish, operate or relocate a dealership or to operate an automotive repair facility. These laws also regulate the manner in which CarMax conducts its business, including its advertising and sales practices.

     The financing activities of CarMax with its customers are subject to federal truth in lending, consumer lending and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales.

     As with automobile dealerships generally, and service operations in particular, the CarMax business involves the use, handling and disposal of hazardous or toxic substances, including motor oil, gasoline, transmission fluid, solvents, lubricants and other materials. The business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances. Accordingly, CarMax is subject to federal, state and local laws and regulations governing air and water quality and the handling, storage and disposal of hazardous or toxic substances. CarMax believes that it does not have any material environmental liabilities and that compliance with such laws and regulations will not, individually or in the aggregate, have a material adverse effect on its results of operations or financial condition. However, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions at current or future locations will not require additional expenditures by CarMax, or that such expenditures would not be material.

     CarMax believes that it is in substantial compliance with all laws affecting its business. Possible penalties for violation of any of these laws include revocation of licenses and imposition of fines. In addition, many laws may give customers a private cause of action.

EMPLOYEES

     On November 30, 1996, CarMax had 1,368 employees, of whom 146 were employed in store managerial positions, 351 were employed on a commission basis in non-managerial store sales positions, 595 were employed in non-managerial purchasing, parts and service positions and the balance were employed in other administrative and managerial positions. Management of CarMax considers its relationship with its employees to be good. None of the CarMax employees is subject to a collective bargaining agreement.

LEGAL PROCEEDINGS AND INSURANCE

     By letter dated April 26, 1996, OfficeMax, Inc. accused the Company of infringing OfficeMax, Inc.'s trademark rights by using the mark CARMAX. The Company denies such allegations and on May 19, 1996, filed suit in the U.S. District Court for the Eastern District of Virginia seeking a declaratory judgment that the Company's use and registration of the mark CARMAX and other marks containing MAX as a prefix or suffix do not violate any rights of OfficeMax, Inc. On June 10, 1996, OfficeMax, Inc. filed a counterclaim against the Company seeking unspecified damages and an order enjoining the Company from using certain marks, including the mark CARMAX. On October 22, 1996, the Court granted the Company's motion to file an amended complaint requesting, among other things, that certain of OfficeMax, Inc.'s marks be cancelled or declared void. On November 1, 1996, OfficeMax, Inc. filed an amended complaint requesting, among other things, that certain of the Company's marks be cancelled or declared void. The Court has severed the parties' amended claims from the original declaratory judgment suit. A trial on the declaratory judgment suit has been set for February 12, 1997. Although it is impossible to predict the outcome of this litigation, the Company believes that it has a valid basis for its complaint and that OfficeMax, Inc.'s allegations and counterclaims are without merit.

     In addition to the matters described above, CarMax is involved in various legal proceedings that arise in the normal course of business. Based upon its evaluation of the information currently available, CarMax believes that the ultimate resolution of such proceedings will not have a material adverse effect on the financial position, liquidity or results of operations of CarMax.

     CarMax maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for businesses of its kind. However, there can be no assurance that CarMax will not experience legal claims in excess of its insurance coverage or claims which are ultimately not covered by insurance.

                         MANAGEMENT OF THE CARMAX GROUP

     The following table sets forth certain information concerning the management of the CarMax Group:

        NAME           AGE                                                POSITION
---------------------  ---   --------------------------------------------------------------------------------------------------
Richard L. Sharp        49   Chairman of the Board, President and Chief Executive Officer of the Company.
Michael T. Chalifoux    49   Senior Vice President, Chief Financial Officer and Secretary of the Company.
W. Austin Ligon         45   President of CarMax and Senior Vice President -- Automotive for the Company.
Mark F. O'Neil          38   Vice President and General Manager of CarMax.
Keith D. Browning       44   Vice President and Chief Financial Officer for CarMax and Vice President of the Company.
Thomas J. Folliard      31   Vice President of Merchandising for CarMax.
Michael K. Dolan        47   Vice President and Chief Information Officer for CarMax.
Fred S. Wilson          47   Assistant Vice President, Loss Prevention for CarMax.

     Mr. Sharp joined the Company as an Executive Vice President in 1982. He became President of the Company in 1984, Chief Executive Officer in 1986 and Chairman of the Board in 1994. He is a director of James River Corporation of Virginia and Flextronics International, Ltd. He has been a director of the Company since 1983.

     Mr. Chalifoux joined the Company in 1983 as Corporate Controller and was elected Vice President and Chief Financial Officer in 1988. He became Senior Vice President and Chief Financial Officer in 1990 and Secretary in 1993. He has been a director of the Company since 1991. He was instrumental in establishing and expanding both Circuit City's and CarMax's credit operations.

     Mr. Ligon joined the Company in 1990 as Vice President of Corporate Planning and was named Senior Vice President in 1991. Mr. Ligon came to Circuit City from Marriott Corporation where he was Senior Vice President of Strategic Planning for Marriott Hotels and Resorts. He joined Marriott in 1984 as Director of Corporate Planning and Business Development. He also served as Vice President of Marketing in Marriott's family restaurant division and as Vice President and General Manager of the Allie's Restaurant Division.

     Mr. O'Neil joined the Company in 1992 as Director of Special Projects for the new automotive division and was promoted to Vice President and General Manager in 1995. Mr. O'Neil had prior automotive experience with Ertley Motorworld, a dealer with 19 franchises based in Wilkes-Barre, Pennsylvania, where he was President and Chief Operating Officer from 1990 to 1992. Mr. O'Neil had additional automotive experience with BTE/Collision Repair Experts, Inc. in Philadelphia, Pennsylvania, where he was a General Manager/Partner from 1988 to 1990 and GKN Autobody in Memphis, Tennessee, where he was Director of Development and Marketing from 1987 to 1988.

     Mr. Browning joined the Company in 1982 as Assistant Controller for the West Coast Division of Circuit City and was the Controller for the division from 1984 to 1987. In 1987 Mr. Browning was appointed Assistant Controller for the Company and was promoted to Corporate Controller in 1990. Mr. Browning was promoted to Vice President of the Company in 1995 and joined CarMax in early 1996. Mr. Browning has had extensive experience with the rollout of other Circuit City business concepts, beginning with the initial Circuit City Superstore rollout for the West Coast Division. Mr. Browning has been involved in the development of accounting procedures, systems and internal controls for CarMax since its inception.

     Mr. Folliard joined the CarMax Group in 1993 as the Senior Buyer and became the Director of Purchasing in 1994. Mr. Folliard was promoted to Vice President of Merchandising of the CarMax Group in 1996. He is responsible for the purchasing functions of the Group and has been instrumental in the design and development of the buyer training program and in-store wholesale auction process. Mr. Folliard's prior experience was with Jim Rathman Chevrolet/Cadillac in Melbourne, Florida in auto wholesaling from 1989 to 1993 where he was a member of one of the largest wholesale-buying groups in the southeastern U.S..

     Mr. Dolan joined the CarMax Group in 1997 as Vice President and Chief Information Officer. Mr. Dolan had prior management information systems experience with H.E.B. Stores, a privately held company that is a fast-growing grocery retailer, where he was vice president and chief information officer. Prior to joining H.E.B. Stores in 1985, Mr. Dolan had management information systems experience with Vons Companies, Blue Cross of Southern California, California Federal Bank and Carnation, Inc.

     Mr. Wilson joined the Company in 1990 as Director of Loss Prevention and was promoted to Assistant Vice President, Loss Prevention in 1993. Mr. Wilson has several years "big-ticket" retail experience as well as several years of high-volume retail experience. Mr. Wilson joined CarMax in August of 1996.

                CARMAX GROUP SELECTED HISTORICAL FINANCIAL DATA

     The selected financial data presented below as of November 30, 1996, and for the nine months ended November 30, 1996 and 1995 were derived from the CarMax Group's unaudited interim Financial Statements set forth herein, which include all adjustments, consisting of normal recurring accruals, that the Company considers necessary to present fairly such data for an interim period. Interim operating results are not necessarily indicative of the results that may be expected for a full year. The selected financial data presented below as of February 29, 1996, and for each of the years in the three-year period ended February 29, 1996, were derived from the CarMax Group's Financial Statements set forth herein, which have been audited by KPMG Peat Marwick LLP, independent auditors. The selected financial data should be read in conjunction with the CarMax Group's Financial Statements, the CarMax Group's unaudited interim Financial Statements, and the information in "CarMax Group Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein, as well as the Company's Consolidated Financial Statements, the Company's unaudited interim Consolidated Financial Statements, and the information in "Company Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein.

                                                                NINE MONTHS ENDED                  YEARS ENDED
                                                                  NOVEMBER 30,                  FEBRUARY 29 OR 28,
                                                                -----------------         ------------------------------
                                                                1996         1995         1996         1995         1994
                                                                ----         ----         ----         ----         ----
(AMOUNTS IN MILLIONS)
RESULTS OF OPERATIONS
  Net sales and operating revenues......................        $375         $203         $276         $ 77         $ 16
  Cost of sales.........................................         344          186          252           72           14
                                                                ----         ----         ----         ----         ----
     Gross profit.......................................          31           17           24            5            2
                                                                ----         ----         ----         ----         ----
  Selling, general and administrative expenses..........          35           21           29           11            5
  Interest expense......................................           4            3            4            1           --
                                                                ----         ----         ----         ----         ----
  Total expenses........................................          39           24           33           12            5
                                                                ----         ----         ----         ----         ----
     Loss before income tax benefit.....................           8            7            9            7            3
  Income tax benefit....................................           3            3            4            3            1
                                                                ----         ----         ----         ----         ----
     Net loss...........................................        $  5         $  4         $  5         $  4         $  2
                                                                ----         ----         ----         ----         ----
                                                                ----         ----         ----         ----         ----

                                                                 AS                        AS
                                                                 OF                        OF
                                                                NOVEMBER                  FEBRUARY
                                                                30, 1996                  29, 1996
                                                                ----                      ----
BALANCE SHEET DATA
  Working capital.......................................        $(18)                     $ 47
  Total assets..........................................         184                       103
  Total debt............................................         172                        97
  Accumulated group deficit.............................          16                        11

                    CARMAX GROUP MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The CarMax Group began operations with one store in Richmond, Virginia, in October of the fiscal year ended February 28, 1994. As of November 30, 1996, the Group operated six retail locations. Three different store formats, which vary in acreage, vehicle assortment and facility square footage allow the Group to tailor its operations to the populations and volume expectations for specific trade areas. The "C" store in operation today covers 30 acres with room to display up to 1,200 vehicles and includes an 86,000 square foot showroom, reconditioning and service facility. The two "B" format stores average 20 acres, have room to display up to 700 vehicles and include facilities that average 58,000 square feet. The three "A" format stores average 12 acres, have room for up to 600 vehicles and include facilities that average 36,000 square feet.

     Early in the current fiscal year at the Group's used car "C" store location in Atlanta, Georgia, CarMax began selling new Chrysler, Plymouth, Jeep and Eagle vehicles under the terms of a franchise agreement with Chrysler Corporation.

     The table below details CarMax retail units:

                                                                     NOVEMBER 30            FEBRUARY 28 OR 29
                                                                   ---------------     ----------------------------
                                                                   1996      1995       1996       1995       1994
                                                                   ----     ------     ------     ------     ------
"C" Store......................................................      1          1          1         --         --
"B" Store......................................................      2         --         --         --         --
"A" Store......................................................      3          3          3          2          1
                                                                     -
                                                                            ------     ------     ------     ------
Total..........................................................      6          4          4          2          1
                                                                     -
                                                                     -
                                                                            ------     ------     ------     ------
                                                                            ------     ------     ------     ------

RESULTS OF OPERATIONS -- FISCAL YEARS 1996, 1995 AND 1994

     In order to present historical financial information which represents the business defined as the CarMax Group, certain reclassifications have been made to conform the results of operations for all periods presented. The accounts of the Company's test in wholesaling used cars, which has ceased operation, were excluded from the CarMax Group's results of operations. As a result, both net sales and net losses are lower than previously reported amounts.

  SALES GROWTH

     Total sales increased 258 percent in fiscal 1996, to $275.9 million. In fiscal 1995 total sales increased 376 percent to $77.0 million from $16.2 million in fiscal 1994. The fiscal 1996 sales growth primarily reflects the addition of new locations and includes a 12 percent comparable stores sales increase for one location classified as a comparable store throughout the year and a second location classified as a comparable store for a portion of the year. The fiscal 1995 growth includes a 43 percent comparable store sales increase for one location classified as comparable for a portion of the year.

     In most states, CarMax sells service policies on behalf of an unrelated third-party and has no contractual liability to the customer under the service policy program. Commission revenue from third-party service policy programs is recognized immediately. In states where third-party service policy sales are not permitted by law, CarMax sells its own service policies. Revenues from the Group's service policies are deferred and recognized over the life of the contract based on industry experience. As the Group grows, it expects that third-party sales will constitute the larger percentage of service policy sales.

     Gross dollar sales (aggregate consumer's retail purchase price) from all service policy programs were 3.8 percent of total sales in fiscal 1996 compared to 3.3 percent and 3.5 percent in fiscal 1995 and 1994, respectively. Total service policy revenue, which is reported in total sales, was 1.4 percent of total sales in fiscal 1996 compared to 0.5 percent and 0.1 percent in fiscal 1995 and 1994, respectively. Third party service policy revenues were 1.3 percent of total sales in fiscal 1996 compared to 0.4 percent in fiscal 1995.

     IMPACT OF INFLATION. Management expects that increases in vehicle pricing would have a positive impact on CarMax's sales and earnings. However, increased interest rates, including rates associated with consumer installment credit, could have a negative impact on sales and earnings.

  GROSS PROFIT

     The CarMax marketing concept includes a strong commitment to providing a high level of consumer value. The CarMax strategy is to price vehicles at or below the best negotiated price in the market. As a result, CarMax operates with lower gross profit margins than industry averages for used-vehicle dealerships. The gross profit margin was 8.6 percent in fiscal 1996, 6.3 percent in fiscal 1995 and 12.2 percent in fiscal 1994. Improved inventory management, including optimizing each store's vehicle mix and display based on local market demand, contributed to the margin increase in fiscal 1996. The fiscal 1994 margin reflects results from the Group's first location, which operated for the last five months of the fiscal year. Pricing adjustments made during the early stages of operation reduced the gross margin from fiscal 1994 to fiscal 1995 but also produced higher per store sales volumes. Cost of sales includes the cost of vehicles, reconditioning costs, transportation and other purchasing costs.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     CarMax's consumer value marketing concept produces average store volumes significantly higher than industry averages. As a result, selling, general and administrative expenses are expected to be relatively lower as a percentage of sales. Over the past three years, the expense to sales ratio has declined as sales from additional locations and comparable store sales growth have leveraged expenses, including start-up costs and Group overhead expenses. Selling, general and administrative expenses were 10.3 percent of sales in fiscal 1996, 14.0 percent in fiscal 1995 and 30.0 percent in fiscal 1994.

     Operating profits generated by the CarMax Group's installment lending division, First North American Credit, and fees received for arranging financing through third parties are recorded as a reduction to selling, general and administrative expenses.

  INTEREST EXPENSE

     Interest expense was 1.5 percent of sales in fiscal 1996, 1.4 percent in fiscal 1995, and 1.0 percent in fiscal 1994. Interest expense is incurred on allocated debt used primarily for store expansion and inventory and receivables growth.

  INCOME TAXES

     The Group's effective income tax rate was 41.5 percent in fiscal 1996, 41.2 percent in fiscal 1995 and 40.8 percent in fiscal 1994. The CarMax Group generated losses in all reported periods, and as a result has recorded related income tax benefits. Compared to the Circuit City Group, this Group experienced relatively higher state income tax rates due to the fact that as members of the consolidated group for state tax purposes the CarMax Group is subject to income tax in states in which it presently does not conduct business. The resulting high tax rate is expected to decline as the Group expands geographically into additional states.

  NET LOSS

     Management anticipated that CarMax would produce a loss in its initial growth stage. The pre-tax loss totaled $8.9 million in fiscal 1996, $7.0 million in fiscal 1995 and $3.0 million in fiscal 1994. After-tax losses totalled $5.2 million in fiscal 1996, $4.1 million in fiscal 1995 and $1.8 million in fiscal 1994. Although the Group has produced losses as expected, all stores open as of August 31, 1996, are currently producing an operating profit including profits from vehicle financing but before the allocation of Group overhead expenses.

FINANCIAL CONDITION

  LIQUIDITY AND CAPITAL RESOURCES

     Accumulated Group deficits at February 29, 1996, and November 30, 1996, totalled $11.2 million and $15.7 million, respectively. The Group has funded such deficits and the expansion of the store base and installment loan portfolio through a combination of allocated external debt, sale leaseback transactions and receivables securitizations. The Group continues to work towards obtaining a cost effective securitization of automobile inventory.

     In fiscal 1996, net cash provided by operating activities was $16.1 million compared with $68.0 million used in operating activities in fiscal 1995 and $20.0 million used in operating activities in fiscal 1994. The fiscal 1996 cash increase principally reflects a decrease in net accounts receivable due to the sale of installment loan receivables through securitizations, as described below, and a more limited growth of inventory in relation to sales growth. The increase in cash used in operating activities in fiscal 1995 reflects an increase in installment loan receivables generated by existing and new stores and an increase in inventory to support new store openings.

     Net cash used in operating activities was $14.1 million for the nine months ended November 30, 1996, reflecting a use of cash to fund an additional $9.6 million in accounts receivable and $9.3 million in inventory, prepaid expenses and other current assets, which was partially offset by a $8.0 million increase in accounts payable, accrued expenses and other current liabilities.

     For the nine months ended November 30, 1995, the $32.4 million cash provided by operating activities was largely the result of a $27.4 million decrease in accounts receivable from an initial securitization transaction and a $5.3 million decrease in inventory, prepaid expenses and other current assets.

     The auto loan securitization program was started in fiscal 1996 with securitized receivables totalling $87.0 million at February 29, 1996. At November 30, 1996, securitized receivables totalled $135.0 million. Under the securitization program, receivables are sold to an unaffiliated third party with the servicing benefit retained. The Group expects that the existing securitization programs can be increased to accommodate receivables growth as CarMax grows.

     The CarMax Group's capital expenditures were $26.8 million in fiscal 1996, $33.0 million in fiscal 1995 and $7.3 million in fiscal 1994. The Group anticipates capital expenditures for fiscal 1997 to aggregate approximately $185 million. Capital expenditures for the first nine months of fiscal 1997 were $60.5 million. Most of CarMax's capital expenditures through the third quarter of fiscal 1997 related to the opening of its six existing stores, its reconditioning center and stores scheduled to open over the following 12 months. Capital expenditures for the balance of fiscal 1997 will consist primarily of expenditures for the remaining fiscal 1997 store opening and store openings in fiscal 1998.

     The Group relies on the Company's allocated external debt to fund operating deficits and to provide working capital needed to fund net assets not otherwise disposed of through sale-leasebacks or receivable securitizations. All significant financial activities of the Group are managed by the Company on a centralized basis and are dependent on the financial condition of the Company. Such financial activities include the investment of surplus cash, issuance and repayment of debt, securitization of receivables and sale-leasebacks of real estate.

     The Company anticipates that the proceeds of the CarMax Stock Proposal, proceeds from the sales of property and equipment and receivables, and increases in the Company's debt allocated to the CarMax Group, together with cash generated by operations, will be sufficient to fund CarMax Group's capital expenditures and operations through the expansion period.

RESULTS OF OPERATIONS -- FIRST NINE MONTHS OF FISCAL 1997 VERSUS FIRST NINE MONTHS OF FISCAL 1996

  SALES GROWTH

     Total sales rose 57 percent for the quarter ended November 30, 1996, to $118.4 million from $75.5 million in last year's third quarter. Comparable store sales increased 22 percent for the third quarter of fiscal 1997. Total sales increased 85 percent to $375.3 million in the first nine months of fiscal 1997 compared to $203.1 million in the first nine months of fiscal 1996. Comparable store sales increased 21 percent for the first nine months of fiscal 1997. The sales growth primarily reflects the addition of new stores, and the addition of the Chrysler new-car franchise at one of the Atlanta, Georgia, stores.

     Gross dollar sales from all service policies were 3.5 percent of total sales in the first nine months of fiscal 1997 compared with 3.8 percent in the first nine months of fiscal 1996. The decline in service policy revenues reflects the addition of the Chrysler franchise, where manufacturer's warranty coverage results in lower penetration. Total service policy revenues, which are reported in total sales, were 1.2 percent of total sales in the first nine months of fiscal 1997 compared to 1.4 percent in the first nine months of fiscal 1996. Third-party service policy revenues were 1.1 percent of total sales in the first nine months of fiscal 1997 compared to 1.3 percent in the first nine months of fiscal 1996.

  SEASONALITY

     CarMax Group sales are subject to seasonal influences. Generally the Group experiences more of its net sales in the first half of the fiscal year. Therefore, interim results should not be relied upon as necessarily indicative of results for the entire fiscal year.

  GROSS PROFIT

     The gross profit margin decreased to 7.0 percent of sales in the third quarter of fiscal 1997 from 7.6 percent for the same period of fiscal 1996. Gross profit as a percentage of sales was 8.4 percent in the first nine months of fiscal 1997 compared to 8.5 percent for the first nine months of fiscal 1996. The decrease in the gross profit margin reflected the addition to the sales mix of new-car sales generated by the Chrysler franchise. Due to the seasonal nature of the business, gross margins are typically lower in the third quarter.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Additional overhead to support the first phase in the Group's national roll out increased the expense ratio for the third quarter to 11.0 percent of sales this year from 10.3 percent in the same period last year. However, the expense ratio decreased as a percentage of sales to 9.3 percent of sales in the first nine months of fiscal 1997 compared to 10.3 percent of sales in the first nine months of fiscal 1996. This decrease was primarily attributable to an increase in FNAC's servicing revenue, comparable store sales growth and increased sales from new stores and the addition of the Chrysler franchise.

  INTEREST EXPENSE

     Interest expense was 1.6 percent of sales for the third quarter of fiscal 1997 compared with 1.4 percent for the third quarter of fiscal 1996. Interest expense was 1.1 percent of sales in the first nine months of fiscal 1997 compared to 1.5 percent of sales in the first nine months of fiscal 1996. The decrease in interest expense as a percentage of sales for the nine-month period reflects the securitization of the Group's installment receivables and the improved level of inventory per store.

  INCOME TAXES

     The Group's effective tax rate was 41.5 percent for the third quarter of fiscal 1997 compared with 41.9 percent for the same period last year. The effective tax rate was 41.5 percent for the nine month periods ended November 30, 1996, and November 30, 1995.

  NET LOSS

     The Group's net loss for the third quarter of fiscal 1997 was $3.9 million compared with a loss of $1.8 million for the third quarter of fiscal 1996. The net loss for the first nine months of fiscal 1997 was $4.5 million compared with a loss of $3.9 million for the first nine months of fiscal 1996. The higher net losses were a result of increased costs from acceleration of Group overhead and other infrastructure to support its accelerated roll-out plan.

  IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1996, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Group does not expect the standard to have a material impact on the Group's financial position or results of operations.

OPERATIONS OUTLOOK

     The CarMax Group expects to enter 45 of the nation's top 50 markets, reaching a total store count of 80 to 90 locations by fiscal 2002. The expansion plans include one additional store in the current fiscal year, eight to 10 stores next fiscal year and 15 to 20 openings per year thereafter. The Group also will continue to explore opportunities in new-car retailing. In less than five months of operation, the Chrysler franchise location surpassed the annual planning volume established by Chrysler. As a result, the Group intends to pursue new car franchises by acquisition of existing franchises and franchise grants from automobile manufacturers. The Group currently provides a full range of repair service on all new vehicles and limited service on used vehicles. The Group plans on expanding its retail repair service offering in all of its locations during fiscal 1998.

     CarMax expects to produce a higher loss in fiscal 1997 versus fiscal 1996 due to the increased costs from acceleration of Group overhead and other infrastructure to support its accelerated roll-out plan as well as adjustments to existing locations to incorporate operating enhancements. The loss for the fourth quarter of fiscal 1997 is expected to be similar to that of the third quarter of fiscal 1997. The Group expects to generate results in fiscal 1998 similar to those in fiscal 1997 and to generate profits by fiscal year 1999.

FORWARD-LOOKING STATEMENTS

     The foregoing discussion and analysis contains forward-looking statements regarding the CarMax Group. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors" and in the Company's 1996 Annual Report on Form 10-K. See "Cautionary Statement Regarding Forward-Looking Statements."

                   CERTAIN MANAGEMENT AND ALLOCATION POLICIES

     The Company will prepare financial statements in accordance with generally accepted accounting principles, consistently applied, for both the CarMax Group and the Circuit City Group, and these financial statements, taken together, will comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The financial statements of each of the Groups principally reflect the financial position, results of operations and cash flows of the businesses included therein. Consistent with the Amended Articles and relevant policies, such Group financial statements also will include allocated portions of the Company's corporate general and administrative costs and other shared services. Notwithstanding such allocations for the purpose of preparing each of the Group's financial statements, holders of CarMax Stock and Circuit City Stock will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. See "Risk Factors -- Shareholders of One Company; Financial Effects on One Group Could Affect the Other."

     Principal corporate activities will be allocated to the Groups based on methods that management of the Company believes to be reasonable and will be reflected in their respective financial statements as follows:

          (i) Most financial activities will be managed by the Company on a centralized basis. Such financial activities include the investment of surplus cash, the issuance and repayment of short-term and long-term debt and the issuance and repurchase of any Preferred Stock. In the event that cash or other property allocated to one Group is transferred to the other Group (other than transfers made with respect to the Inter-Group Interest upon the payment of any dividend or other distribution on CarMax Stock), such transfer will be accounted for in one of the following ways, as determined by the Board of Directors: (A) as a reallocation of pooled debt (as defined below) or Preferred Stock, as described in paragraph (ii) below, (B) as a short-term or long-term loan from one Group to the other Group, as described in paragraph (iii) below, (C) as an increase or decrease in the Number of Shares Issuable with Respect to the Inter-Group Interest, as described in paragraph (iv) below, or (D) as a sale of assets between the two Groups. There are no specific criteria to determine which of the foregoing would be applied to a particular transfer of cash or property from one Group to the other Group. Such determination would be made by the Board of Directors in the exercise of its business judgment based upon all relevant circumstances, including the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions. All transfers of material assets from one Group to the other Group will be made on a fair value basis for the foregoing purposes, as determined by the Board of Directors.

          (ii) Debt of the Company is either allocated between the Groups ("pooled debt") or is allocated in its entirety to one Group. Preferred Stock, if issued, will be allocated in a similar manner. Cash allocated to one Group that is used to repay pooled debt or redeem Preferred Stock will decrease such Group's allocated portion of the pooled debt or Preferred Stock, respectively. Cash or other property allocated to one Group that is transferred to the other Group will, if so determined by the Board of Directors, decrease the transferring Group's allocated portion of the pooled debt or Preferred Stock and, correspondingly, increase the recipient Group's allocated portion of the pooled debt or Preferred Stock. The pooled debt bears interest at a rate based on the weighted average interest rate of such debt calculated on a periodic basis and applied to the average pooled debt balance during the period. Preferred Stock, if issued and if pooled in a manner similar to the pooled debt, will bear dividends at a rate based on the weighted average dividend rate of such Preferred Stock similarly calculated and applied. Any expense related to debt or Preferred Stock of the Company that is allocated in its entirety to either Group will be allocated in whole to such Group, and any expense related to increases in pooled debt or Preferred Stock will be reflected in the weighted average interest or dividend rate of such pooled debt or Preferred Stock as a whole.

          (iii) Cash or other property allocated to one Group that is transferred to the other Group, could, if so determined by the Board of Directors, be accounted for either as a short-term loan or as a long-term loan. The Board of Directors would establish the terms on which loans between the Groups would be made, including interest rate, amortization schedule, maturity and redemption terms.

          (iv) Cash or other property allocated to the Circuit City Group that is contributed as additional equity to the CarMax Group will increase the Number of Shares Issuable with Respect to the Inter-Group Interest and, accordingly, will increase the Inter-Group Interest Fraction and decrease the Outstanding CarMax Fraction. Cash or other property allocated to the CarMax Group that is transferred to the Circuit City Group would, if so determined by the Board of Directors, decrease the Number of Shares Issuable with Respect to the Inter-Group Interest and, accordingly, would decrease the Inter-Group Interest Fraction and increase the Outstanding CarMax Fraction.

          (v) For the periods prior to the Offering, all financial impacts of equity offerings have been reflected entirely in the financial statements of the Circuit City Group. After the Offering, all financial impacts of issuances of additional shares of CarMax Stock, the proceeds of which are attributed to the CarMax Group, would be reflected entirely in the financial statements of the CarMax Group. All financial impacts of issuances of additional shares of Circuit City Stock or additional shares of CarMax Stock, the proceeds of which are attributed to the Inter-Group Interest of the Circuit City Group, would be reflected entirely in the financial statements of the Circuit City Group. Financial impacts of dividends or other distributions on, and purchases of, shares of CarMax Stock or Circuit City Stock will be reflected entirely in the respective financial statements of the CarMax Group and the Circuit City Group, except that so long as the Circuit City Group has an Inter-Group Interest, the Circuit City Group financial statements would be credited, and the CarMax Group financial statements will be charged, with an amount that is proportionate to the aggregate amount paid in respect of any such dividend on, or other distribution with respect to, the CarMax Stock.

          (vi) Corporate general and administrative costs and other shared services are generally allocated to the Groups based upon utilization of such services by each Group. Where determinations based on utilization alone are impracticable, other methods and criteria that management believes to be equitable and to provide a reasonable estimate of the cost attributable to each Group are used.

          (vii) Federal income taxes, which are determined on a consolidated basis, are allocated to each Group in accordance with the Company's tax allocation policy and reflected in the financial statements for each Group. In general, the consolidated tax provision and related tax payments or refunds are allocated between the Groups, for Group financial statement purposes, based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Group. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated Group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns. State income taxes generally are computed on a separate company basis.

     The items discussed above have been reflected, to the extent applicable, in the CarMax Group financial statements and are discussed in Notes to the financial statements of the CarMax Group.

     The above policies may be modified or rescinded, or additional policies may be adopted, in the sole discretion of the Board of Directors, without approval of the shareholders, although the Board of Directors has no present plans to do so. Any determination of the Board of Directors to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate effects upon holders of the two series of Common Stock, would be made by the Board of Directors in its good faith business judgment of the Company's best interests, taking into consideration the interests of all common shareholders. See "Risk Factors -- Factors Relating to the CarMax
Stock -- Fiduciary Duties of the Board of Directors; No Definitive Precedent Under Virginia Law."

                   COMPANY SELECTED HISTORICAL FINANCIAL DATA

     The selected consolidated financial data presented below as of November 30, 1996, and for the nine months ended November 30, 1996 and 1995 were derived from the Company's unaudited interim Consolidated Financial Statements, which include all adjustments, consisting of normal recurring accruals, that the Company considers necessary to present fairly such data for an interim period. Interim operating results are not necessarily indicative of the results that may be expected for a full year. The selected consolidated financial data presented below as of February 29, 1996, and for each of the years in the five-year period ended February 29, 1996, were derived from the Company's Consolidated Financial Statements, which have been audited by KPMG Peat Marwick LLP, independent auditors. The selected consolidated financial data should be read in conjunction with the Company's Consolidated Financial Statements, the Company's unaudited interim Consolidated Financial Statements, and the information in the Company's "Management's Discussion and Analysis of Results of Operations and Financial Condition" set forth herein.

                                      NINE MONTHS ENDED                               YEARS ENDED
                                        NOVEMBER 30,                               FEBRUARY 29 OR 28,
                                     -------------------       ----------------------------------------------------------
                                      1996         1995         1996         1995         1994         1993         1992
                                     ------       ------       ------       ------       ------       ------       ------
(AMOUNTS IN MILLIONS, EXCEPT
  PER SHARE DATA)
RESULTS OF OPERATIONS
Net sales and operating
  revenues.....................      $5,246       $4,776       $7,029       $5,583       $4,131       $3,270       $2,790
Cost of sales, buying and
  warehousing..................       4,065        3,683        5,394        4,198        3,025        2,346        1,981
                                     ------       ------       ------       ------       ------       ------       ------
     Gross profit..............       1,181        1,093        1,635        1,385        1,106          924          809
                                     ------       ------       ------       ------       ------       ------       ------
Selling, general and
  administrative expenses......       1,051          921        1,323        1,106          892          745          676
Interest expense...............          20           17           25           10            5            4            9
                                     ------       ------       ------       ------       ------       ------       ------
Total expenses.................       1,071          938        1,348        1,116          897          749          685
                                     ------       ------       ------       ------       ------       ------       ------
     Earnings before income
       taxes...................         110          155          287          269          209          175          124
Provision for income taxes.....          42           58          108          101           77           65           46
                                     ------       ------       ------       ------       ------       ------       ------
     Net earnings..............      $   68       $   97       $  179       $  168       $  132       $  110       $   78
                                     ------       ------       ------       ------       ------       ------       ------
                                     ------       ------       ------       ------       ------       ------       ------
     Weighted average shares
       outstanding (a).........          99           99           99           97           97           96           95
                                     ------       ------       ------       ------       ------       ------       ------
                                     ------       ------       ------       ------       ------       ------       ------
     Net earnings
       per share (a)...........      $  .69       $  .99       $ 1.82       $ 1.72       $ 1.36       $ 1.15       $  .82
                                     ------       ------       ------       ------       ------       ------       ------
                                     ------       ------       ------       ------       ------       ------       ------

                                                               AS OF                   AS OF
                                                               NOVEMBER                FEBRUARY
                                                               30, 1996                29, 1996
                                                               ------                  ------
BALANCE SHEET DATA
  Working capital...................................           $  836                  $  905
  Total assets......................................            3,334                   2,526
  Total debt........................................            1,025                     493
  Total stockholders' equity........................            1,132                   1,064

---------------

(a) Following the Offering, the existing common stock will no longer be outstanding and the Company will no longer report net earnings per share for the Company on a consolidated basis, but instead will report net earnings/loss per share for the Circuit City Stock and the CarMax Stock. See "Summary -- CarMax Group Summary Pro Forma and Historical Financial Data."

                COMPANY MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     Our objective is to manage Circuit City's resources to create maximum long-term value for the Company's shareholders. We achieve this objective by adhering to the following policies:

     1) We manage our existing business, primarily the current Superstore markets, to produce the highest possible long-term returns.

     2) We make new investments that we believe will increase our earnings and produce returns above our cost of capital.

     The results generated by current operations and by the Company's fiscal 1996 investments are reviewed below.

RESULTS OF OPERATIONS -- FISCAL YEARS 1996, 1995 AND 1994

  SALES GROWTH

     Total sales increased 26 percent in fiscal 1996, to $7.03 billion. In fiscal 1995, total sales were $5.58 billion, a 35 percent increase from $4.13 billion in fiscal 1994.

  PERCENTAGE SALES CHANGE FROM PRIOR YEAR

                                                                                                  CIRCUIT CITY
                                                                                              ---------------------
                                                                                               ALL       COMPARABLE     INDUSTRY
                                          FISCAL                                              STORES       STORES        SALES*
------------------------------------------------------------------------------------------    ------     ----------     --------
1996......................................................................................      26%           5%            6%
1995......................................................................................      35%          15%           11%
1994......................................................................................      26%           8%            7%
1993......................................................................................      17%           7%            7%
1992......................................................................................      18%           1%            0%

---------------

* THE INDUSTRY SALES RATES ARE DERIVED FROM ELECTRONIC INDUSTRIES ASSOCIATION, ASSOCIATION OF HOME APPLIANCE MANUFACTURERS, RECORDING INDUSTRY ASSOCIATION OF AMERICA AND COMPANY ESTIMATES OF AUDIO, VIDEO, HOME OFFICE, TELECOMMUNICATIONS, APPLIANCE AND MUSIC SOFTWARE SALES. MUSIC SOFTWARE IS NOT INCLUDED IN INDUSTRY SALES PRIOR TO FISCAL 1995. IN THOSE YEARS, CIRCUIT CITY WAS NOT A SIGNIFICANT PARTICIPANT IN THIS CATEGORY.

     CIRCUIT CITY OPERATIONS. Circuit City's total sales growth primarily reflects continued expansion of the Superstore base and strong comparable store sales growth from Circuit City operations during most of the last three years. In fiscal 1996, the Company opened a net of 66 Superstores compared with 59 Superstores in the previous fiscal year. Twelve of the fiscal 1996 stores opened in the last month of the year. The Company entered the following major metropolitan markets: Buffalo, N.Y.; Denver, Colo.; Hartford, Conn.; Milwaukee, Wisc.; Rochester, N.Y.; Salt Lake City, Utah; and Springfield, Mass. The Company also opened stores in smaller markets, added stores to existing markets and replaced or expanded 15 stores.

     The Company operates four Circuit City Superstore formats with square footage and merchandise assortments tailored to population and volume expectations for specific trade areas. With these formats, the Company can penetrate virtually every market in the U.S. The "D" format was developed in fiscal 1995 to serve the most populous trade areas. Selling space in the "D" format averages about 23,000 square feet with total square footage averaging 42,242. The "D" stores offer the largest merchandise assortment of all the formats. The "C" format constitutes the largest percent of the store base. Selling square footage in this format has been increased during the last several years, and new "C" stores typically have about 17,000 square feet of selling space. Total square footage for all "C" stores averages 33,828. The "B" format often is located in smaller markets or in trade areas that are on the fringes of larger metropolitan markets. Selling space in these stores averages approximately 11,000 square feet with an average total square footage of 24,685. The "B" stores offer a broad merchandise assortment that maximizes return on investment in these lower volume areas. The "A" format serves the least populated trade areas. Selling space averages approximately 9,000 square feet, and total square footage averages 18,026. The "A" stores feature a layout, staffing levels and merchandise assortment that creates high productivity in the smallest markets.

     The Company also operates 36 mall-based Circuit City Express stores. These stores are located in regional malls, are approximately 2,000 to 3,000 square feet in size and sell small, gift-oriented items. During fiscal 1996, the Company opened five Circuit City Express stores and closed four stores located in underperforming malls.

  STORE MIX

                                                                              RETAIL UNITS AT YEAR END
                                                                      ----------------------------------------
                              FISCAL                                  1996     1995     1994     1993     1992
------------------------------------------------------------------    ----     ----     ----     ----     ----
SUPERSTORE
  "D" Superstore..................................................     61       12       --       --       --
  "C" Superstore..................................................    259      257      219      188      170
  "B" Superstore..................................................     46       37       30       24       11
  "A" Superstore..................................................     12        6        4        2        2
Electronics-Only..................................................      5        5        7        7       11
Circuit City Express..............................................     36       35       34       39       34
                                                                      ----     ----     ----     ----     ----
     Total........................................................    419      352      294      260      228
                                                                      ----     ----     ----     ----     ----
                                                                      ----     ----     ----     ----     ----

     Over the past three years, industry growth in personal computers has driven strong comparable store sales increases for the Company. During the first half of fiscal 1996, rapid PC sales growth and relatively strong demand for consumer electronics and major appliances contributed to a 10 percent comparable store sales increase. Challenging prior year sales comparisons and softer industry sales in all categories led to a more modest increase of 1 percent for the second half and 5 percent for the full year. Based on market research and sales performance, the Company believes that it continues to maintain substantial shares in existing markets and to build significant shares in new markets.

     For the Company's core retail business, gross dollar sales from all extended warranty programs were 5.9 percent of sales in fiscal year 1996, compared with 5.8 percent in both fiscal 1995 and 1994. Total extended warranty revenue, which is reported in total sales, was 5.1 percent of sales in fiscal year 1996, 5.4 percent in fiscal year 1995 and 4.8 percent in fiscal year 1994. The gross profit margins on products sold with extended warranties are higher than the gross profit margins on products sold without extended warranties. Late in fiscal 1994, the Company began selling two new extended warranty programs on behalf of unrelated third parties that issue these plans for merchandise sold by the Company and other retailers. One of these programs is sold in most major markets and features in-home service for personal computer products. The second program covers electronics and major appliances and at year-end was offered by approximately two-thirds of the Superstores. The remaining stores sell a Circuit City extended warranty. Under the third-party programs, Circuit City acts as seller for the unrelated third parties and has no contractual liability to the customer under the extended warranty plans. Commission revenue from the third-party extended warranty plans is recognized immediately while revenue from Circuit City extended warranties is deferred and amortized on a straight-line basis over the life of the contracts. In fiscal 1996, the increase in third-party revenue was more than offset by a decrease in revenue recognized from Circuit City contracts sold in prior periods. The increase in third-party warranty sales contributed to the growth in total extended warranty revenue from fiscal 1994 to fiscal 1995. Third-party extended warranty revenue was 3.0 percent of total sales in fiscal 1996, 2.3 percent in fiscal 1995 and 0.7 percent in fiscal 1994. The Company expects third-party extended warranty revenue to continue increasing in fiscal 1997.

  SUPERSTORE SALES PER TOTAL SQUARE FOOT

                                              FISCAL
---------------------------------------------------------------------------------------------------
1996...............................................................................................    $ 577
1995...............................................................................................    $ 584
1994...............................................................................................    $ 523
1993...............................................................................................    $ 487
1992...............................................................................................    $ 460

     SUPERSTORE SALES PER TOTAL SQUARE FOOT. Over the last five years, the Company has significantly increased the percentage of store square footage devoted to selling space. Expanded merchandise assortments and additional product categories such as personal computers and music software contribute to higher sales per total square foot in some stores. In fiscal 1995, the total square footage of new stores began to increase. The larger stores generate high sales volumes in specific trade areas but have lower sales per total square foot than smaller Superstores. As a result, the Company's Superstore sales per total square foot declined in fiscal 1996.

  SALES BY MERCHANDISE CATEGORIES*

                         FISCAL                              1996     1995     1994     1993     1992
---------------------------------------------------------    ----     ----     ----     ----     ----
TV.......................................................    17  %    19  %    20  %    23  %    23  %
VCR/Camcorders...........................................    13  %    14  %    17  %    19  %    20  %
Audio....................................................    19  %    22  %    23  %    23  %    26  %
Home Office..............................................    26  %    20  %    12  %     7  %     5  %
Appliances...............................................    14  %    15  %    18  %    19  %    19  %
Other....................................................    11  %    10  %    10  %     9  %     7  %
                                                             ----     ----     ----     ----     ----
     Total...............................................    100 %    100 %    100 %    100 %    100 %
                                                             ----     ----     ----     ----     ----
                                                             ----     ----     ----     ----     ----

---------------

* IN FISCAL 1996, THE COMPANY MOVED CELLULAR PHONES FROM THE "AUDIO" CATEGORY TO THE "OTHER" CATEGORY AND MOVED CERTAIN AUDIO PRODUCTS FROM THE "OTHER" CATEGORY TO THE "AUDIO" CATEGORY. SALES OF THESE PRODUCTS HAVE BEEN RECLASSIFIED FOR PRIOR YEARS.

     SALES BY MERCHANDISE CATEGORIES. Home office products, primarily personal computers, have increased dramatically as a percentage of the Company's sales during the past five years. This growth reflects a rapid increase in household penetration of this product and the strength of Circuit City's consumer offer in the category. Within the consumer electronics categories, the greatest sales growth has occurred among the fully featured products such as large-screen televisions and SurroundSound audio systems. A lack of new product features and declining retail prices for small-screen televisions and video cassette recorders have limited sales growth in the video categories. A proliferation of retail outlets and increased household penetration have reduced cellular phone sales, which are included in "Other."

     IMPACT OF INFLATION. Inflation has not been a significant contributor to industry growth or to Circuit City's sales growth during the last five years. The Company expects no significant change in this trend. Because the Company purchases substantially all products, including consumer electronics, in U.S. dollars, prices are not directly impacted by the value of the dollar in relation to other foreign currencies, including the Japanese yen.

     CARMAX. During the second half of fiscal 1994, the Company began testing
CarMax: The Auto Superstore, a retail concept that sells used automobiles. The Company expanded the test to a second location in fiscal 1995 and added two more locations in fiscal 1996. In January 1996, the Company announced plans to begin a national rollout of CarMax. CarMax sales totaled $275.9 million in fiscal 1996. CarMax is not included in the reported comparable store sales growth.

  COST OF SALES, BUYING AND WAREHOUSING

     The gross profit margin declined to 23.3 percent of sales in fiscal 1996 compared with 24.8 percent in fiscal 1995 and 26.8 percent in fiscal 1994. The gross profit margin trend reflects growth in personal computer sales, which produce gross profit margins lower than the Company's average; increased competition; and a highly promotional climate. The trend also reflects the addition of CarMax, which generates lower gross margins than the Circuit City operations, to the sales mix.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     The Company's lower gross profit margin has been partly offset by improvements in selling, general and administrative expenses as a percent of sales. The expense ratio was 18.8 percent of sales in fiscal 1996, 19.8 percent in fiscal 1995 and 21.6 percent in fiscal 1994. The improvement in the expense ratio primarily reflects total and comparable store sales growth achieved throughout the three-year period, an ongoing focus on maximizing store productivity and productivity of corporate overhead expenditures, a net contribution from the credit card bank subsidiary and a lower expense structure for CarMax.

     Operating profits generated by the Company's credit card bank subsidiary are recorded as a reduction to SG&A expenses. Throughout the three-year period, the subsidiary has benefited from a generally low interest rate environment, which lowers the bank's cost of funds.

  INTEREST EXPENSE

     Interest expense increased to 0.4 percent of sales in fiscal 1996, from 0.2 percent in fiscal 1995 and 0.1 percent in fiscal 1994. The increase reflects higher interest rates, the net addition of $369 million of long-term debt since fiscal 1994 and higher short-term borrowings resulting from the Company's growth.

  INCOME TAXES

     The Company's effective income tax rate was 37.5 percent in both fiscal 1996 and fiscal 1995 and 36.7 percent in fiscal 1994. An increase in the federal statutory income tax rate in fiscal 1994 required a revaluation of the Company's deferred tax asset. That revaluation had a favorable impact on the fiscal 1994 provision for income taxes and resulted in the lower effective tax rate for that fiscal year. The higher federal statutory income tax rate increased the Company's effective tax rate for the latter half of fiscal 1994 and throughout fiscal years 1995 and 1996.

  NET EARNINGS

     Net earnings rose 7 percent to $179.4 million in fiscal 1996. In fiscal 1995, net earnings were $167.9 million, a 27 percent increase from $132.4 million in fiscal 1994. Net earnings per share rose 6 percent in fiscal 1996, to $1.82, and 26 percent in fiscal 1995, to $1.72 from $1.36 in fiscal 1994. The Company's investment in the CarMax concept reduced fiscal 1996 net earnings per share by 7 cents.

  RETURN ON SALES

     Return on sales was 2.6 percent in fiscal 1996 compared with 3.0 percent in fiscal 1995 and 3.2 percent in fiscal 1994.

  OPERATIONS OUTLOOK

     Looking forward, management believes that continued investment in Superstore expansion will maximize long-term shareholder value. Management estimates that in fiscal 1997 the remaining markets suitable for Superstore expansion will represent $37 billion of the consumer electronics, home office, major appliance and music software industry's total retail sales potential of $95 billion. By the year 2000, Circuit City expects to expand the Superstore base into most of these markets. In fiscal 1997, the Company expects to open an estimated 60 to 65 Superstores, including approximately 20 "D" stores, 32 "C" stores, 10 "B" stores and three "A" stores. Approximately 35 of the new Superstores will open in new markets. The Company also plans to replace approximately 15 to 20 "B" and "C" stores with larger format stores, to open additional Circuit City Express stores and to open at least three more CarMax locations.

  IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In March 1995, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." The standard is effective for fiscal years beginning after December 15, 1995. The Company does not expect the standard to have a material impact on the Company's financial position or results of operations. This SFAS will be implemented for the fiscal year ending February 28, 1997.

     In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation." The Company does not intend to adopt the optional new accounting method of the standard; however, the additional disclosures required by this SFAS will be made for the fiscal year ending February 28, 1997. The disclosure requirements of the standard are effective for fiscal years beginning after December 15, 1995.

FINANCIAL CONDITION

  LIQUIDITY AND CAPITAL RESOURCES

     CASH FLOW. In fiscal 1996, net cash used in operating activities was $55.3 million compared with $47.0 million provided by operating activities in fiscal 1995 and $108.3 million provided by operating activities in fiscal 1994. The fiscal 1996 decrease principally reflects the limited earnings growth and lower increases in the provision for deferred income taxes and in accounts payable. These changes were partly offset by less rapid growth in merchandise inventory, reflecting lower sales growth expectations at the end of the fiscal year, and in accounts receivable, which reflects securitization transactions during the year.

     The Company funded capital expenditures of $518.2 million in fiscal 1996 primarily with $251.5 million in proceeds from sales of property and equipment and proceeds from a five-year, $175 million unsecured bank term loan. The proceeds from sales of property and equipment include $183.9 million from sale-leaseback transactions, $49.0 million related to landlord reimbursements for improvements on leased land and $18.6 million from other sources. Capital expenditures in fiscal 1996 principally reflect Superstores opened during the year and a portion of the Superstores opening in fiscal 1997. The sale-leaseback transactions completed in fiscal 1996 are largely related to real estate purchased in fiscal years 1996 and 1995. The Company expects to complete additional sale-leaseback transactions in fiscal 1997. Capital expenditures of $375.4 million in fiscal 1995 and $252.3 million in fiscal 1994 largely were incurred in connection with the Superstore expansion program. The expenditures were funded primarily with net cash provided by operating activities, sale-leaseback arrangements, and landlord reimbursements. In fiscal 1995, the Company also utilized proceeds from a seven-year, $100 million unsecured bank term loan.

     The Company's credit card bank subsidiary primarily funds its credit card programs through securitization transactions, which allow the subsidiary to sell the receivables while retaining a small interest in the receivables. The Company's credit card bank subsidiary has a master trust securitization facility for its private-label credit card that allows the transfer of up to $1.06 billion in receivables through both private placement and the public market. A second securitization program allowed, at February 29, 1996, for the transfer of up to $850 million in receivables related to the subsidiary's bankcard programs. In fiscal 1996, automobile receivables generated by the Company's installment lending division were financed with proceeds of $87 million from a securitization transaction. The Company expects that all securitization programs can be expanded to accommodate future receivables growth.

     As explained in Note 10 to the Consolidated Financial Statements, the Company has entered into interest rate swap agreements related to the public issuance of securities by the master trust and the securitization of auto loan receivables. The interest rate swaps enable the Company to better match funding costs to the underlying finance charges of the receivables.

     CAPITAL STRUCTURE. Total assets at February 29, 1996, were $2.53 billion, up $522.0 million, or 26 percent since February 28, 1995. The rise in assets includes increases of $287.4 million in inventory, $181.3 million in net property and equipment and $59.8 million in net receivables.

     The Company has funded expansion with internally generated funds, sale-leaseback transactions, operating leases and long-term debt. The Company has funded consumer receivables through securitization transactions. In fiscal 1996, the Company entered into a five-year, $175 million unsecured bank term loan agreement. As explained in Note 10 to the Consolidated Financial Statements, the Company has entered into interest rate swap agreements that effectively convert the loan facility's variable-rate obligation to a fixed-rate obligation. At February 28, 1995, the Company classified $53 million of short-term debt as long-term in anticipation of the $175 million loan agreement. Average short-term debt rose in fiscal 1996 as the Company utilized seasonal borrowing lines primarily to finance higher inventory needs resulting from more rapid Superstore expansion and the growth of the CarMax concept. At February 29, 1996, the Company classified $100 million of short-term debt as long-term. The Company expects to refinance this debt in fiscal 1997 by entering into a multi-year term loan agreement with a group of banks.

     During the period from fiscal 1992 to 1996, stockholders' equity grew substantially. From fiscal 1995 to 1996, stockholders' equity increased 21 percent to $1.06 billion. Capitalization for the past five years is illustrated in the "Capitalization" table. Slower earnings growth produced a return on equity of 18.5 percent in fiscal 1996 compared with 21.1 percent in fiscal 1995. The fiscal 1996 return was below the Company's long-term objective of 20 percent.

     The Company expects to maintain its existing long-term capitalization strategy in fiscal 1997. Management anticipates that capital expenditures of approximately $575 million will be funded through a combination of internally generated funds, sale-leaseback transactions and operating leases and that securitization transactions will finance the increase in credit card and CarMax receivables. At the end of fiscal 1996, the Company maintained a multi-year, $100 million unsecured revolving credit agreement and $255 million in seasonal lines that are renewed annually with various banks.

  CAPITALIZATION

                                                1996              1995              1994              1993              1992
                                           --------------    --------------    --------------    --------------    --------------
FISCAL                                        $        %        $        %        $        %        $        %        $        %
----------------------------------------   -------    ---    -------    ---    -------    ---    -------    ---    -------    ---
(DOLLAR AMOUNTS IN MILLIONS)
Long-term debt, excluding current
  installments..........................     399.2     23      178.6     14       29.6      3       82.4      9       85.4     12
Other long-term liabilities.............     231.8     14      241.9     19      268.4     27      232.1     26      187.1     26
Total stockholders' equity..............   1,063.9     63      877.4     67      710.4     70      575.5     65      448.0     62
                                           -------    ---    -------    ---    -------    ---    -------    ---    -------    ---
Total Capitalization....................   1,694.9    100    1,297.9    100    1,008.4    100      890.0    100      720.5    100
                                           -------    ---    -------    ---    -------    ---    -------    ---    -------    ---
                                           -------    ---    -------    ---    -------    ---    -------    ---    -------    ---

RESULTS OF OPERATIONS -- FIRST NINE MONTHS OF FISCAL 1997 VERSUS FIRST NINE MONTHS OF FISCAL 1996

  NET SALES AND OPERATING REVENUES AND GENERAL COMMENTS

     Sales for the third quarter of fiscal 1997 were $1.86 billion, an increase of 5 percent from $1.78 billion in the same period last year. Sales for the first nine months of fiscal 1997 were $5.25 billion, an increase of 10 percent from sales of $4.78 billion in the same period last year. The total sales increase reflects the continued growth of the Company's Circuit City and CarMax concepts, partly offset by a Circuit City comparable store sales decrease.

     Circuit City comparable store sales increases (decreases) for the third quarter and first nine months of fiscal years 1997 and 1996 were as follows:

          FY'97                 3RD QUARTER         NINE MONTHS
--------------------------    ----------------    ----------------
 SEPT      OCT       NOV      FY'97     FY'96     FY'97     FY'96
------    ------    ------    ------    ------    ------    ------
(13%)      (9%)      (8%)     (10%)       3%       (7%)       7%

     The third quarter comparable store sales results were below Management's expectations and reflected the continuation of a challenging industry climate in which personal computer sales weakened and the consumer electronics sales pace remained soft. Management expects that comparable store sales will remain soft as long as industry weakness continues. However, the Company has experienced comparable store sales growth in major appliances, digital satellite systems and big-screen televisions. The Company expects to continue producing above-average results in product segments where its selection and high-service strategy create significant competitive advantages.

     During the quarter, the Company opened 36 new Circuit City Superstores, including its first three in Pittsburgh, Penn., entries into numerous smaller markets and additions in existing markets. The Company also replaced or expanded eight Superstores and opened six mall-based Circuit City Express locations. By the end of the first nine months, the Company had opened 51 Superstores and replaced or expanded 16. By fiscal year-end, the Company plans to have opened approximately 65 Superstores and replaced approximately 20 existing stores.

     The table below details Circuit City retail units:

                                                                              STORES OPEN AT
                                                                              END OF QUARTER
                                                                      ------------------------------      ESTIMATE
                                                                      NOV. 30, 1996    NOV. 30, 1995    FEB. 28, 1997
                                                                      -------------    -------------    -------------
SUPERSTORE
  "D" Superstore...................................................         94               52               94
  "C" Superstore...................................................        271              260              278
  "B" Superstore...................................................         51               43               54
  "A" Superstore...................................................         13               11               17
Electronics-Only...................................................          5                5                5
Circuit City Express...............................................         47               37               47
                                                                           ---              ---              ---
Total..............................................................        481              408              495
                                                                           ---              ---              ---
                                                                           ---              ---              ---


                                                                     FEB. 29, 1996
                                                                     -------------
SUPERSTORE
  "D" Superstore...................................................        61
  "C" Superstore...................................................       259
  "B" Superstore...................................................        46
  "A" Superstore...................................................        12
Electronics-Only...................................................         5
Circuit City Express...............................................        36
                                                                          ---
Total..............................................................       419
                                                                          ---
                                                                          ---

     In mid-June, the Company announced a five-year expansion plan for CarMax:
The Auto Superstore(Register mark). The Company began the first phase of its national roll out of CarMax with the opening of its Orlando, Fla., location on November 6, 1996. The Company currently operates six CarMax stores. By calendar year 2001, the Company expects to be operating 80 to 90 CarMax stores. The Company expects to enter the Tampa, Fla., market before the end of the current fiscal year. In fiscal 1998, the Company plans to open another eight to 10 CarMax locations and, thereafter, to accelerate the opening program by adding 15 to 20 stores per year.

     For the Company's Circuit City business, gross dollar sales from all extended warranty programs were 6.1 percent of sales in the third quarter of both fiscal years 1997 and 1996. Third-party warranty revenue rose to 3.7 percent of sales in this year's third quarter from 3.1 percent in the same period last year. The total extended warranty revenue that is reported in total sales was 5.2 percent of sales in this year's third quarter versus 5.1 percent in the third quarter of last year.

     Total sales by merchandise categories are listed below:

                                                                                      3RD QUARTER            NINE MONTHS
                                                                               --------------------------    -----------
                                                                               FISCAL 1997    FISCAL 1996    FISCAL 1997
                                                                               -----------    -----------    -----------
TV..........................................................................         20%            19%            18%
VCR/Camcorders..............................................................         13             13             14
Audio*......................................................................         17             18             17
Home Office.................................................................         25             28             24
Appliances..................................................................         15             13             17
Other*......................................................................         10              9             10
                                                                                    ---            ---            ---
  Total.....................................................................        100%           100%           100%
                                                                                    ---            ---            ---
                                                                                    ---            ---            ---


                                                                              FISCAL 1996
                                                                              -----------
TV..........................................................................        17%
VCR/Camcorders..............................................................        14
Audio*......................................................................        18
Home Office.................................................................        25
Appliances..................................................................        16
Other*......................................................................        10
                                                                                   ---
  Total.....................................................................       100%
                                                                                   ---
                                                                                   ---

---------------

* IN THE FOURTH QUARTER OF FISCAL 1996, THE COMPANY MOVED CELLULAR PHONES FROM THE "AUDIO" CATEGORY TO THE "OTHER" CATEGORY AND MOVED CERTAIN AUDIO PRODUCTS FROM THE "OTHER" CATEGORY TO THE "AUDIO" CATEGORY. SALES OF THESE PRODUCTS HAVE BEEN RECLASSIFIED FOR THE PRIOR YEAR QUARTERS.

     The Company's operations, in common with other retailers in general, are subject to seasonal influences. Historically, the Company has realized more of its net sales and net earnings in the final fiscal quarter, which includes the Christmas season, than in any other fiscal quarter. The net earnings of any interim quarter are seasonally disproportionate to net sales since administrative and certain operating expenses remain relatively constant during the year. Therefore, interim results should not be relied upon as necessarily indicative of results for the entire fiscal year.

  COST OF SALES, BUYING AND WAREHOUSING

     The gross profit margin was 22.7 percent of sales in the third quarter of both fiscal years 1997 and 1996. The gross margins for the nine months ended November 30, 1996 and 1995, were 22.5 percent and 22.9 percent, respectively.

     A more profitable merchandise mix for Circuit City offset lower gross margins produced by an intense promotional climate and increased sales from CarMax. The competitive climate in the electronics business will continue to put pressure on gross margins, and the increased sales volume from CarMax, which is a lower gross margin business, is expected to continue reducing consolidated margins.

  SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     The Company's selling, general and administrative expense ratio increased from 19.4 percent of sales in the third quarter of last year to 20.5 percent for the same period this year. For the nine-month period ended November 30, 1996, the expense ratio was 20.0 percent versus 19.3 percent in the same period last year.

     The higher ratio primarily reflects the impact of lower comparable store sales, partly offset by the increased contribution from the credit card bank subsidiary and the lower cost structure for CarMax.

  INCOME TAXES

     The effective income tax rate was 38.0 percent in the third quarter and first nine months of fiscal 1997 versus 37.5 percent in the same periods last year. Management expects the effective rate to remain at 38.0 percent in the fourth quarter.

  NET EARNINGS

     Net earnings for the quarter ended November 30, 1996, decreased 37 percent to $19.8 million from $31.5 million in the same period last year. Net earnings per share declined 38 percent to 20 cents from 32 cents.

     Net earnings for the nine months ended November 30, 1996, were $68.2 million, a decrease of 30 percent from $97.3 million in the same period last year. Net earnings per share decreased 30 percent to 69 cents from 99 cents.

  IMPACT OF RECENT ACCOUNTING PRONOUNCEMENTS

     In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." The standard is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996, and shall be applied prospectively. The Company does not expect the standard to have a material impact on financial position or results of operations.

  LIQUIDITY AND CAPITAL RESOURCES

     Total assets at November 30, 1996, were $3,333.5 million, up $807.5 million or 32 percent since February 29, 1996. The largest contributor to the asset increase was a $563.7 million increase in inventory to support new store openings and the holiday season sales volume. Net accounts and notes receivable increased by $113.1 million, primarily due to an increase in credit card accounts generated by the Company's credit card bank subsidiary. Property and equipment increased $126.0 million, largely because of planned and completed store openings.

     Accounts payable increased $299.9 million and short-term debt has increased $501.1 million since the end of fiscal 1996 to support new store expansion and the purchase of inventory.

     The Company's credit card bank subsidiary has a master trust securitization facility for its private-label credit card that allows the transfer of receivables through private placement and the public market. During the quarter ended November 30, 1996, the credit card bank subsidiary issued an additional $225 million to the public market or to private investors for a total program capacity of $1.29 billion. The master trust vehicle permits further expansion of the securitization program to meet future needs. In addition, the Company's credit card bank subsidiary has an asset securitization program that allows the transfer of up to $1.45 billion in receivables related to its other bank card programs. The Company also has an asset securitization program that allows the transfer of up to $175 million in auto loan receivables. The Company anticipates that it will be able to expand its securitization programs to meet future needs.

     The Company expects to continue its existing long-term capitalization strategy. Management anticipates that capital expenditures will be funded through a combination of internally generated funds, sale-leaseback transactions, operating leases and proceeds of the recent long-term debt agreement and the Offering and that securitization transactions will be used to finance the growth in credit card and auto loan receivables. At November 30, 1996, $150 million was drawn on the unsecured revolving bank credit facility and is included in short-term debt. As of January 9, 1997, the $150 million drawn on the unsecured revolving bank credit facility had been repaid by the Company. The Company also maintained $415 million in seasonal lines that are renewed annually with various banks.

FORWARD-LOOKING STATEMENTS

     The foregoing discussion and analysis contains forward-looking statements regarding the Company. Factors that could cause actual results to differ materially include, but are not limited to, those discussed under "Risk Factors" and in the Company's 1996 Annual Report on Form 10-K. See "Cautionary Statement Regarding Forward-Looking Statements."

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's Amended and Restated Articles of Incorporation (the "Articles") currently provide that the Company is authorized to issue 252,000,000 shares of stock, consisting of 250,000,000 shares of common stock, par value $.50 per share, and 2,000,000 shares of Preferred Stock, par value $20.00 per share, issuable in series by the Board of Directors, of which, as of December 31, 1996, 500,000 shares were designated as Cumulative Participating Preferred Stock, Series E (the "Series E Preferred Stock"). As of December 31, 1996, the Company had issued and outstanding 98,008,841 shares of common stock and no shares of Preferred Stock.


     Prior to the delivery of the CarMax Stock in the Offering, the Company will file with the Virginia State Corporation Commission certain amendments (the forms of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part) to the Articles that will, among other things, provide for (i) the issuance of the Company's common stock in series and the Common Stock Redesignation (the "CarMax Stock Proposal Amendments") and (ii) an increase in the number of shares of common stock authorized for issuance from 250,000,000 to 350,000,000 (such amendment, together with the CarMax Stock Proposal Amendments, the "Amendments"). The Articles as amended by the Amendments are referred to herein as the "Amended Articles." Of the Company's common stock, 175,000,000 shares initially will be designated as CarMax Stock and 175,000,000 shares initially will be designated as Circuit City Stock. The Circuit City Stock and the CarMax Stock are referred to herein as the "Common Stock." The Board of Directors will have the authority to increase or decrease from time to time the total number of authorized shares comprising each series of Common Stock but not above a number which, when added to the aggregate number of authorized shares of all other series of Common Stock, would exceed the total authorized number of shares of Common Stock, and not below the number of shares of such series then outstanding.


     The authorized but unissued shares of CarMax Stock and Circuit City Stock would be available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. The approval of the shareholders of the Company will not be solicited by the Company for the issuance from the authorized but unissued shares of Common Stock of additional shares of CarMax Stock or Circuit City Stock (including from shares that were previously designated as part of the other series but are unissued) unless such approval is deemed advisable by the Board of Directors or required by stock exchange regulations or under the VSCA.


     The following is a description of the terms of the capital stock of the Company following the filing of the Amendments with the Virginia State Corporation Commission. This description does not purport to be complete and is qualified in its entirety by reference to the Articles and the Amendments.


DIVIDENDS

     Dividends on the CarMax Stock and the Circuit City Stock are limited to legally available assets of the Company under the VSCA and subject to the prior payment of dividends on any outstanding shares of Preferred Stock. Under the VSCA, no distribution may be made to shareholders if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities plus, subject to certain exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the shareholders receiving the distribution. Assuming the Offering had been completed as of November 30, 1996, the legally available assets of the Company, based on its balance sheet as of such date, would have been $1.42 billion assuming the over-allotment option was not exercised, or $1.46 billion assuming that such option was exercised in full, subject to the Company's ability to continue to pay its debts as they become due in the usual course of business after having distributed any such amount.

     Dividends on the CarMax Stock and the Circuit City Stock are further limited to an amount not in excess of the CarMax Group Available Dividend Amount and the Circuit City Group Available Dividend Amount, respectively. The Available Dividend Amount with respect to a Group is intended to be similar to the amount that would be legally available for the payment of dividends on the stock of such Group under the VSCA if such Group were a separate company. There can be no assurance that there will be an Available Dividend Amount with respect to the CarMax Group.

     The "CarMax Group Available Dividend Amount," on any date, means the excess, if any, of:

          (i) the product of (x) the Outstanding CarMax Fraction and (y) an amount equal to the total assets of the CarMax Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the CarMax Group Net Earnings (Loss), over

          (ii) except to the extent that the Amended Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of any Preferred Stock attributed to the CarMax Group are entitled upon dissolution of the Company;

provided that such excess must be reduced by an amount sufficient to ensure that the CarMax Group would be able to pay its debts as they become due in the usual course of business. For the definition of "Outstanding CarMax Fraction," see
" -- Inter-Group Interest."

     The "Circuit City Group Available Dividend Amount," on any date, means the excess, if any, of:

          (i) an amount equal to the total assets of the Circuit City Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the Circuit City Group Net Earnings (Loss), over

          (ii) except to the extent that the Amended Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of Preferred Stock attributed to the Circuit City Group are entitled upon dissolution of the Company;

provided that such excess must be reduced by an amount sufficient to ensure that the Circuit City Group would be able to pay its debts as they become due in the usual course of business.

     Assuming the Offering and the Common Stock Redesignation had been completed on November 30, 1996, based on each Group's respective balance sheets as of such date (and assuming an Outstanding CarMax Fraction of 20% without giving effect to the CarMax Stock Options), the CarMax Group Available Dividend Amount and the Circuit City Group Available Dividend Amount at such date would have been $54 million and $1.36 billion respectively, assuming the U.S. Underwriters' over-allotment option was not exercised, or $62 million and $1.40 billion million respectively, assuming that such option was exercised in full, subject in all such cases to the Group's ability to continue to pay its debts as they become due in the usual course of business after having distributed any such amount and in each case assuming no exercise of the CarMax Stock Options.

     The VSCA limits the amount of distributions on capital stock to the legally available assets of the Company, which are determined on the basis of the entire Company, and not just the respective Groups. Consequently, the amount of legally available assets would reflect the amount of any net losses of any Group, any distributions on CarMax Stock, Circuit City Stock or any Preferred Stock and any repurchases of CarMax Stock, Circuit City Stock or certain Preferred Stock. Dividend payments on the CarMax Stock and on the Circuit City Stock could be precluded because of the unavailability of legally available assets under the VSCA, even though the Available Dividend Amount test with respect to the relevant Group was met.

     Subject to the prior payment of dividends on any outstanding shares of Preferred Stock and the foregoing limitations, the Board of Directors would be able, in its sole discretion, to declare and pay dividends exclusively on the CarMax Stock, exclusively on the Circuit City Stock or on both, in equal or unequal amounts, notwithstanding the relative amounts of the CarMax Group Available Dividend Amount and the Circuit City Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor.

     "CarMax Group" means, as of any date (i) all businesses, assets and liabilities of each of CarMax Auto Superstores, Inc., a Virginia corporation, CarMax, Inc., a Virginia corporation, and C-Max Auto Superstore, Inc., a California corporation (the "CarMax Group Companies") as of the date of the first issuance of CarMax Stock; (ii) all assets and liabilities of the Company and its subsidiaries attributed by the Board of Directors to the CarMax Group, whether or not such assets or liabilities are or were also assets and liabilities of any of the CarMax Group Companies; (iii) all properties and assets transferred to the CarMax Group from the Circuit City Group (other than a transaction contemplated by clause (iv) below) pursuant to transactions in the ordinary course of business of both the CarMax Group and the Circuit City Group or otherwise as the Board of Directors may have directed as permitted by the Articles; (iv) all properties and assets transferred to the CarMax Group from the Circuit City Group in connection with an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest; and (v) the interest of the Company or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Company or any of its subsidiaries outside of the ordinary course of business and attributed to the CarMax Group by the Board of Directors as permitted by the Amended Articles; provided, that from and after any transfer of any assets or properties from the CarMax Group to the Circuit City Group, the CarMax Group shall no longer include such assets or properties so contributed or transferred. After the payment date of any dividend, redemption or other distribution with respect to shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock or in securities of the Company attributed to the CarMax Group), the CarMax Group shall no longer include an amount of assets or properties previously attributed to the CarMax Group of the same kind as so paid in such dividend or other distribution with respect of shares of CarMax Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (a) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Stock declared multiplied by (b) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution. If the Company pays a dividend or makes a distribution with respect to shares of CarMax Stock payable in securities of the Company (other than CarMax Stock), there shall be excluded from the CarMax Group an interest in the CarMax Group equal to the product of the number or amount of securities so distributed to holders of CarMax Stock multiplied by the fraction specified in clause (b) of the preceding sentence (determined as of the record date for such distribution). To the extent interest is or dividends are paid on securities so distributed, the CarMax Group shall no longer include a corresponding ratable amount of the kind of assets paid as such interest or dividends as would have been paid in respect of the securities equivalent to such interest in the CarMax Group deemed held by the Circuit City Group if the securities equivalent to such interest were outstanding.

     "CarMax Group Net Earnings (Loss)," for any period through any date, means the net income or loss of the CarMax Group for such period (or in respect of the fiscal periods of the Company commencing prior to the date of the first issuance of the CarMax Stock, the pro forma net income or loss of the CarMax Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles as in effect at such time, reflecting income and expense of the Company attributed to the CarMax Group on a basis substantially consistent with attributions of income and expense made in the calculation of the Circuit City Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

     "Circuit City Group" means, as of any date, (i) the interest of the Company or any of its subsidiaries on such date in all of the assets, liabilities and businesses of the Company or any of its subsidiaries (and any successor companies), other than any assets, liabilities and businesses attributed to the CarMax Group; (ii) a proportionate undivided interest in each and every business, asset and liability attributed to the CarMax Group equal to the Inter-Group Interest Fraction as of such date; (iii) all properties and assets transferred to the Circuit City Group from the CarMax Group (other than as contemplated by clause (iv) below) pursuant to transactions in the ordinary course of business of both the CarMax Group and the Circuit City Group or otherwise as the Board of Directors may have directed as permitted by the Amended Articles; (iv) all properties and assets transferred to the Circuit City Group from the CarMax Group in connection with a reduction of the Number of Shares Issuable with Respect to the Inter-Group Interest; (v) the interest of the Company or any of its subsidiaries in any business or asset acquired and any liabilities assumed by the Company or any of its subsidiaries outside the ordinary course of business and attributed to the Circuit City Group, as determined by the Board of Directors; (vi) from and after the payment date of any dividend, redemption or other distribution with respect to shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock or in securities of the Company attributed to the CarMax Group), an amount of assets or properties previously attributed to the CarMax Group of the same kind as were paid in such dividend or other distribution with respect to shares of CarMax Stock as have a Fair Value on the record date for such dividend or distribution equal to the product of (1) the Fair Value on such record date of the aggregate of such dividend or distribution to holders of shares of CarMax Stock declared multiplied by (2) a fraction the numerator of which is equal to the Inter-Group Interest Fraction in effect on the record date for such dividend or distribution and the denominator of which is equal to the Outstanding CarMax Fraction in effect on the record date for such dividend or distribution; and
(vii) if the Company pays a dividend or makes a distribution with respect to shares of the CarMax Stock payable in securities of the Company (other than CarMax Stock), an interest in the CarMax Group equal to the product of the number or amount of such securities so distributed to holders of CarMax Stock multiplied by a fraction the numerator of which is equal to the Inter-Group Interest Fraction and the denominator of which is equal to the Outstanding CarMax Fraction (determined as of the record date for such distribution); provided, that from and after any transfer of any assets or properties from the Circuit City Group to the CarMax Group, the Circuit City Group shall no longer include such assets or properties so transferred (other than as contemplated by clause (ii) above).

     "Circuit City Group Net Earnings (Loss)," for any period through any date, means the net income or loss of the Circuit City Group for such period (or in respect of fiscal periods of the Company commencing prior to the date of the first issuance of CarMax Stock, the pro forma net income or loss of the Circuit City Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles in effect at such time, reflecting income and expense of the Company attributed to the Circuit City Group on a basis substantially consistent with attributions of income and expense made in the calculation of CarMax Group Net Earnings
(Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

CONVERSION AND REDEMPTION

  MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF COMMON STOCK

     Upon the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or a series of related transactions (a "Disposition"), by the Company of all or substantially all of the properties and assets attributed to either Group to one or more persons or entities (other than (w) the Disposition by the Company of all or substantially all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Company and the distribution of assets to shareholders, (x) on a pro rata basis to the holders of all outstanding shares of the series of Common Stock relating to such Group and, in the case of a Disposition of the properties and assets attributed to the CarMax Group, to the Company for the benefit of the Circuit City Group with respect to the Number of Shares Issuable with Respect to the Inter-Group Interest, if any,
(y) to any person or entity controlled by the Company (as determined by the Board of Directors) or (z) in connection with a Related Business Transaction), the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to either:

     (1) provided that there are assets of the Company legally available therefor:

          (i) subject to the limitations described above in the second paragraph under " -- Dividends," declare and pay a dividend in cash and/or securities (other than Common Stock) or other property to the holders of outstanding shares of the series of Common Stock relating to the Group subject to such Disposition having a Fair Value as of the date of such consummation equal in the aggregate to (I) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the record date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition; or

          (ii) (A) if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem all outstanding shares of Common Stock relating to the Group subject to such Disposition in exchange for cash and/or securities (other than Common Stock) or other property having a Fair Value as of the date of such consummation in the aggregate equal to (I) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of such redemption date multiplied by the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition; or

          (B) if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem such number of whole shares of the series of Common Stock relating to the Group subject to such Disposition (but in any event not more than the number of shares of such series of Common Stock outstanding) as have in the aggregate an average Market Value, during the 10-Trading Day period beginning on the 16th Trading Day immediately succeeding such consummation, closest to (I) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the date such shares are selected for redemption multiplied by the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation or
     (II) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation, in either case in consideration for cash and/or securities (other than Common Stock) or other property having a Fair Value in the aggregate equal to such Fair Value of the Net Proceeds or such product, as applicable;

     provided, however, that the Company may only redeem shares of a series of Common Stock pursuant to this paragraph (ii) if the Fair Value of the Net Proceeds to be paid in redemption of such series is less than or equal to the Available Dividend Amount with respect to the Group subject to such Disposition; or

     (2) convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 110% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Common Stock relating to the Group subject to such Disposition to the average Market Value of one share of Common Stock relating to the other Group (or such other class or series of common stock, as the case may be), during the 10-Trading Day period beginning on the 16th Trading Day following such consummation.

     The Board of Directors may, within one year after a dividend or redemption described above in this section, convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the series of Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders) equal to 110% of the Market Value Ratio of the Circuit City Stock to the CarMax Stock, if the Circuit City Stock is to be converted into CarMax Stock, or the Market Value Ratio of the CarMax Stock to the Circuit City Stock, if the CarMax Stock is to be converted into Circuit City Stock, as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders. Any such exchange would dilute the interest in the Company of holders of the series of Common Stock relating to the Group not subject to the Disposition and would preclude holders of both series of Common Stock from retaining their investment in a security reflecting separately the business of their respective Group. In determining whether to effect any such conversion following such a dividend or partial redemption, the Board of Directors, in its sole discretion and consistent with its fiduciary duties, in addition to other matters, would likely consider whether the remaining properties and assets attributed to the Group subject to the Disposition continue to constitute a viable business. Other considerations could include the number of shares of Common Stock relating to such Group remaining issued and outstanding, the per share market price of such Common Stock and the cost of maintaining shareholder accounts.

     The Company may elect to pay the dividend or redemption price referred to in clause (1)(i) or (1)(ii) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock" either in the same form as the proceeds of the Disposition were received or in any other combination of cash, securities (other than Common Stock) or other property that the Board of Directors or, in the case of equity securities or debt securities that have not been Publicly Traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the amount of the Fair Value of the Net Proceeds.

     As used herein:

          "Convertible Securities" at any time means any securities of the Company or of any subsidiary thereof (other than shares of the Common Stock), including warrants and options, outstanding at such time that by their terms are convertible into or exchangeable or exercisable for or evidence the right to acquire any shares of either series of the Common Stock, whether convertible, exchangeable or exercisable at such time or a later time or only upon the occurrence of certain events, but in respect of antidilution provisions of such securities only upon the effectiveness thereof.

          "Fair Value" means, (i) in the case of equity securities or debt securities of a class or series that has previously been Publicly Traded for a period of at least 15 months, the Market Value thereof (if such Market Value, as so defined, can be determined); (ii) in the case of an equity security or debt security that has not been Publicly Traded for at least 15 months or the Market Value of which cannot be determined, the fair value per share of stock or per other unit of such security, on a fully distributed basis, as determined by an independent investment banking firm experienced in the valuation of securities selected in good faith by the Board of Directors, or, if no such investment banking firm is, as determined in the good faith judgment of the Board of Directors, available to make such determination, in good faith by the Board of Directors; (iii) in the case of cash denominated in U.S. dollars, the face amount thereof and in the case of cash denominated in other than U.S. dollars, the face amount thereof converted into U.S. dollars at the rate published in THE WALL STREET JOURNAL on the date for the determination of Fair Value or, if not so published, at such rate as shall be determined in good faith by the Board of Directors based upon such information as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice; and (iv) in the case of property other than securities or cash, the "Fair Value" thereof shall be determined in good faith by the Board of Directors based upon such appraisals or valuation reports of such independent experts as the Board of Directors shall in good faith determine to be appropriate in accordance with good business practice. Any such determination of Fair Value shall be described in a statement filed with the records of the actions of the Board of Directors.

          "Market Capitalization" of any class or series of common stock on any date means the product of (i) the Market Value of one share of such class or series of common stock on such date and (ii) the number of shares of such class or series of common stock outstanding on such date.

          "Market Value" of a share of any class or series of capital stock of the Company on any day means the average of the high and low reported sales prices regular way of a share of such class or series on such Trading Day or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way of a share of such class or series on such Trading Day, in either case as reported on the NYSE Composite Tape or, if the shares of such class or series are not listed or admitted to trading on the NYSE on such Trading Day, on the principal national securities exchange in the United States on which the shares of such class or series are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange on such Trading Day, The Nasdaq National Market System of the Nasdaq Stock Market ("Nasdaq NMS") or, if the shares of such class or series are not listed or admitted to trading on any national securities exchange or quoted on Nasdaq NMS on such Trading Day, the average of the closing bid and asked prices of a share of such class or series in the over-the-counter market on such Trading Day as furnished by any NYSE member firm selected from time to time by the Company or, if such closing bid and asked prices are not made available by any such NYSE member firm on such Trading Day, the Fair Value of a share of such class or series; PROVIDED, that, for purposes of determining the market value of a share of any class or series of capital stock for any period, (i) the "Market Value" of a share of capital stock on any day prior to any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution (other than any dividend or distribution contemplated by clause (ii)(B) of this sentence) paid or to be paid with respect to such capital stock shall be reduced by the Fair Value of the per share amount of such dividend or distribution and
     (ii) the "Market Value" of any share of capital stock on any day prior to
     (A) the effective date of any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of outstanding shares of such class or series of capital stock occurring during such period or (B) any "ex-dividend" date or any similar date occurring during such period for any dividend or distribution with respect to such capital stock to be made in shares of such class or series of capital stock or Convertible Securities that are convertible, exchangeable or exercisable for such class or series of capital stock shall be appropriately adjusted, as determined by the Board of Directors, to reflect such subdivision, combination, dividend or distribution.

          "Market Value Ratio of the CarMax Stock to the Circuit City Stock" as of any date means the fraction (which may be greater than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of Circuit City Stock (or another class or series of common stock of the Company, if Circuit City Stock is not then Publicly Traded) to be issued in respect of a share of CarMax Stock upon a conversion of CarMax Stock into Circuit City Stock (or another class or series of common stock of the Company), based on the ratio of the Market Value of a share of CarMax Stock to the Market Value of a share of Circuit City Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Circuit City Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

          "Market Value Ratio of the Circuit City Stock to the CarMax Stock" as of any date means the fraction (which may be greater or less than 1/1), expressed as a decimal (rounded to the nearest five decimal places), of a share of CarMax Stock (or another class or series of common stock of the Company, if CarMax Stock is not then Publicly Traded) to be issued in respect of a share of Circuit City Stock upon a conversion of Circuit City Stock into CarMax Stock (or another class or series of common stock of the Company), based on the ratio of the Market Value of a share of Circuit City Stock to the Market Value of a share of CarMax Stock (or such other common stock) as of such date, determined by the fraction the numerator of which shall be the sum of (A) four times the average Market Value of one share of Circuit City

     Stock over the period of five consecutive Trading Days ending on such date,
     (B) three times the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of Circuit City Stock over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date and the denominator of which shall be the sum of (A) four times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on such date, (B) three times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the fifth Trading Day prior to such date, (C) two times the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 10th Trading Day prior to such date and (D) the average Market Value of one share of CarMax Stock (or such other common stock) over the period of five consecutive Trading Days ending on the 15th Trading Day prior to such date.

          The "Net Proceeds" of a Disposition of any of the properties and assets attributed to either Group means, as of any date, an amount, if any, equal to what remains of the gross proceeds of such Disposition after any payment of, or reasonable provision is made as determined by the Board of Directors for, (a) any taxes payable by the Company (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Company incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock attributed to such Group.

          "Publicly Traded" with respect to any security means (i) registered under Section 12 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), and (ii) listed for trading on the NYSE or the American Stock Exchange (or any national securities exchange registered under Section 7 of the Securities Exchange Act of 1934, as amended (or any successor provision of law), that is the successor to either such exchange) or listed on Nasdaq NMS (or any successor market system).

          A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets attributed to either Group in a transaction or series of related transactions that result in the Company receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors. The purpose of the Related Business Transaction exception is to enable the Company technically to "dispose" of properties or assets of a Group to other entities engaged or proposing to engage in businesses similar or complementary to those of the series of Common Stock of such Group without resulting in a dividend on, or a conversion or redemption of, the series of Common Stock of such Group.

          "Substantially all of the properties and assets" attributed to either Group means a portion of such properties and assets (i) that represents at least 80% of the then Fair Value of the properties and assets attributed to such Group or (ii) from which were derived at least 80% of the aggregate revenues for the immediately preceding 12 fiscal quarterly periods of the Company derived from the properties and assets of such Group as of such date.

          "Trading Day" means each weekday other than any day on which the relevant series of Common Stock is not traded on any national securities exchange or quoted in Nasdaq NMS or in the over-the-counter market.

  CONVERSION OF COMMON STOCK AT OPTION OF THE COMPANY

     The Board of Directors may at any time convert each outstanding share of CarMax Stock into a number of fully paid and nonassessable shares of Circuit City Stock (or, if Circuit City Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than CarMax Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the CarMax Stock to the Circuit City Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

     The Board of Directors may at any time convert each outstanding share of Circuit City Stock into a number of fully paid and nonassessable shares of CarMax Stock (or, if CarMax Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than Circuit City Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the Circuit City Stock to the CarMax Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

     The foregoing provisions allow the Company the flexibility to recapitalize the Common Stock into one series of common stock that would, after such recapitalization, represent an equity interest in all of the Company's businesses. The optional exchange could be exercised at any future time if the Board of Directors determined that, under the facts and circumstances then existing, an equity structure consisting of two series of common stock was no longer in the best interests of all of the Company's shareholders. Such exchange may be exercised, however, at a time that is disadvantageous to the holders of one of the series of Common Stock. See "Risk Factors -- Fiduciary Duties of the Board of Directors; No Definitive Precedent under Virginia Law" and
" -- Potential Diverging Interests."

  REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

     At any time at which all of the assets and liabilities attributed to the CarMax Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (the "CarMax Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of CarMax Stock for a number of shares of common stock of the CarMax Group Subsidiaries equal to the product of the Outstanding CarMax Fraction multiplied by the number of shares of the CarMax Group Subsidiaries to be outstanding immediately following such redemption, on a pro rata basis. The Company will retain or distribute the balance of the outstanding shares of the common stock of the CarMax Group Subsidiaries in respect of the Inter-Group Interest of the Circuit City Group in the CarMax Group, if any.

     At any time at which all of the assets and liabilities attributed to the Circuit City Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "Circuit City Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of Circuit City Stock for all of the outstanding shares of the common stock of the Circuit City Group Subsidiaries, on a pro rata basis. If at the time of any such redemption, the Circuit City Group holds an Inter-Group Interest in the CarMax Group, the Company will also issue a number of shares of CarMax Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest either to (i) the holders of the Circuit City Stock or (ii) one or more of the Circuit City Group Subsidiaries.

  GENERAL CONVERSION AND REDEMPTION PROVISIONS

     Not later than the 10th Trading Day following the consummation of a Disposition referred to above under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will announce publicly by press release
(i) the Net Proceeds of such Disposition, (ii) the number of shares outstanding of the series of Common Stock relating to the Group subject to such Disposition,
(iii) the number of shares of such Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (iv) in the case of a Disposition of the properties and assets attributable to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions specified in clause (1)(i), (1)(ii)(A), (1)(ii)(B) or (2) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock" it has irrevocably determined to take.

     If the Company determines to pay a dividend as described in clause (1)(i) of such paragraph, the Company is required, not later than the 30th Trading Day following the consummation of such Disposition, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property to be paid as such dividend in respect of outstanding shares of such Common Stock, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive such dividend only if such holder properly converts, exchanges or exercises them on or prior to the record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Company.


     If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(A) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not less than 35 Trading Days and not more than 45 Trading Days prior to the redemption date, to cause to be given to each holder of shares of the series of Common Stock subject to the Disposition referred to in such paragraph, and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) a notice setting forth (1) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed, (2) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (6) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of such Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the redemption date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock shall cease to be paid as of such redemption date. Such notice will be sent by first-class mail, postage prepaid to each such holder at such holder's address as the same appears on the transfer books of the Company.


     If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(B) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not later than the 30th Trading Day following consummation of the Disposition referred to in such paragraph, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition in respect of which such redemption is to be made, on which shares of such series of Common Stock will be selected for redemption, (ii) the anticipated redemption date which will not be more than 85 Trading Days following the consummation of such Disposition, (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises them on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement that the Company will not be required to register a transfer of any shares of such series of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly, but not earlier than 40 Trading Days nor more than 50 Trading Days following the consummation of such Disposition, the Company is required to cause to be given to each holder of shares of such Common Stock to be so redeemed a notice setting forth (1) the number of shares of such Common Stock held by such holder to be redeemed, (2) a statement that such shares of such Common Stock will be redeemed, (3) the redemption date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the Company after the redemption date and (7) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date. Such notices will be sent by first-class mail, postage prepaid to each such holder, at such holder's address as the same appears on the transfer books of the Company.

     If less than all of the outstanding shares of such Common Stock are to be redeemed as described above under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," such shares will be redeemed by the Company pro rata among the holders of outstanding shares of such Common Stock or by such other method as may be determined by the Board of Directors to be equitable.


     In the event of any conversion as described above under " -- Conversion of Common Stock at Option of the Company" or " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will cause to be given, not less than 35 Trading Days and not more than 45 Trading Days prior to the consummation date, to each holder of shares of the series of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) a statement that all outstanding shares of such Common Stock will be converted, (ii) the conversion date (which, in the case of a conversion after a Disposition, will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Circuit City Stock or CarMax Stock or other class or series of common stock of the Company, as the case may be, to be received with respect to each share of such Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of such Common Stock, (v) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such conversion date and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of such Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder's address as the same appears on the transfer books of the Company.


     If the Company determines to redeem shares of a series of Common Stock as described above under " -- Redemption in Exchange for Stock of Subsidiary," the Company will cause to be given to each holder of shares of such Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed in exchange for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the second paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (ii) the redemption date, (iii) if CarMax Stock is being redeemed, the Outstanding CarMax Fraction on the date of such notice, (iv) the place or places where certificates for shares of such Common Stock properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the second paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (v) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date, (vi) the outstanding number of shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles of Amendment if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the redemption date, to each such holder at such holder's address as the same appears on the transfer books of the Company.

     Neither the failure to mail any notice described above to any particular holder of shares of any series of Common Stock or of any Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of such Common Stock or of outstanding Convertible Securities, or the validity of any such conversion or redemption.

     The Company will not be required to issue or deliver fractional shares of any class or series of capital stock or any fractional securities to any holder of either series of Common Stock upon any conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock is held at the same time by the same holder, the Company may aggregate the number of shares of any class or series of capital stock that is issuable or the amount of securities or property that is distributable to such holder upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class or series of capital stock or the amount of securities remaining to be issued or distributed to any holder of such Common Stock is a fraction, the Company will, if such fraction is not issued or distributed to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

     No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Common Stock; provided, however, that if such shares are converted or redeemed by the Company after the record date for determining holders of such Common Stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion or redemption, in each case without interest.

     Before any holder of Common Stock will be entitled to receive certificates representing shares of any capital stock, cash and/or other securities or property to be distributed to such holder with respect to any conversion or redemption of shares of such Common Stock, such holder is required to surrender at such place as the Company specified certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares of such Common Stock, the Company will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash and/or other securities or property to which such person was entitled, together with any fractional payment referred to above, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of such Common Stock not redeemed.

     From and after any conversion or redemption of shares of either series of Common Stock, all rights of a holder of shares of such Common Stock that were converted or redeemed will cease, except for the right, upon surrender of the certificates representing such shares of such Common Stock, to receive the cash and/or the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion or redemption of Common Stock represented shares of such Common Stock will be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock into or in exchange for which shares of such Common Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, the Company will, however, be entitled to treat the certificates for such Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of such Common Stock represented by such certificates should have been converted, notwithstanding the failure to surrender such certificates.

     The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of either series of Common Stock pursuant hereto. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Common Stock so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax had been paid.

VOTING RIGHTS

     The holders of both series of Common Stock and any series of Preferred Stock outstanding and entitled to vote together with the holders of Common Stock will vote together as a single voting group on all matters as to which common shareholders generally are entitled to vote other than a matter with respect to which the Common Stock or either series thereof or any series of Preferred Stock would be entitled to vote as a separate voting group. On all matters as to which both series of Common Stock would vote together as a single voting group, (i) each outstanding share of Circuit City Stock shall have one vote and (ii) each outstanding share of CarMax Stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places), of (A) the sum of (1) four times the average Market Value of the CarMax Stock over the five-Trading Day period ending on the 10th Trading Day prior to the record date for determining the holders of Common Stock entitled to vote, (2) three times the average Market Value of the CarMax Stock over the next preceding five-Trading Day period, (3) two times the average Market Value of the CarMax Stock over the next preceding five-Trading Day period and (4) the average Market Value of the CarMax Stock over the next preceding five-Trading Day period, divided by (B) the sum of (1) four times the average Market Value of the Circuit City Stock over the five-Trading Day period ending on such 10th Trading Day, (2) three times the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period, (3) two times the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period and
(4) the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period. If shares of only one series of Common Stock are outstanding, each share of that series shall be entitled to one vote. If either series of Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that series shall, for purposes of such vote, be entitled to one vote on such matter.

     To illustrate the foregoing, if the average Market Value of the CarMax Stock for the periods specified in clause (A) above were $10, $20, $30 and $40, respectively, and the average Market Value of the Circuit City Stock for the periods specified in clause (B) above were $30, $40, $50 and $60, respectively, each share of Circuit City Stock would have one vote and each share of CarMax Stock would have 0.50 votes based on the following calculation:

                       _(4x$10)+(3x$20)+(2x$30)+(1x$40)_
                        (4x$30)+(3x$40)+(2x$50)+(1x$60)

Based on such number of votes, on any proposal where both series of Common Stock vote together as a single voting group (with no classes or series of Preferred Stock, if any, entitled to vote together with the holders of Common Stock) and assuming four times as many shares of Circuit City Stock as CarMax Stock are issued and outstanding, the shares of Circuit City Stock and CarMax Stock would represent approximately 89% and 11%, respectively, of the total voting power.

     The Company anticipates that upon completion of the Offering, the Circuit City Stock will initially represent a substantial majority of the voting power of all shares of Common Stock entitled to vote in the election of directors.

     The Company will set forth the number of outstanding shares of CarMax Stock and Circuit City Stock in its Annual and Quarterly Reports filed pursuant to the Exchange Act, and will disclose in any proxy statement for a shareholder meeting the number of outstanding shares and per share voting rights of the CarMax Stock and the Circuit City Stock.

     The relative voting rights of the Circuit City Stock and the CarMax Stock could fluctuate as described above so that a holder's voting rights will more closely reflect the Market Value of such holder's equity investment in the Company. Fluctuations in the relative voting rights of the Circuit City Stock and the CarMax Stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of the Company to acquire such percentage of both series of Common Stock, and would limit the ability of investors in one series to acquire for the same consideration relatively more or less votes per share than investors in the other series.

     The holders of CarMax Stock and Circuit City Stock vote together as a single voting group, except as to certain mergers and statutory share exchanges and certain amendments to the Articles affecting, among other things, the designation, rights, preferences or limitations of either series of Common Stock, in which case a separate vote by the holders of the particular series affected would also be required. Accordingly, if a separate vote on a matter by the holders of either the CarMax Stock or Circuit City Stock is not required under the VSCA and if the Board of Directors does not require a separate vote, the series that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the CarMax Stock and the Circuit City Stock. Conversely, if a separate vote of the holders of either CarMax Stock or Circuit City Stock is required to approve, for example, a merger of the type described above, the favorable vote of the holders of more than two-thirds of the total number of votes entitled to be cast with respect to each of the CarMax Stock and Circuit City Stock may be required for approval. In such instance, the holders of either the CarMax Stock or Circuit City Stock could prevent approval of such merger notwithstanding the fact that the holders of more than two-thirds of the total number of votes entitled to be cast with respect to both the CarMax Stock and Circuit City Stock had voted in favor of it. Under the VSCA and the Articles, (i) approval of certain matters, such as a merger, statutory share exchange, and certain amendments to the Articles, requires the approval of the holders of more than two-thirds of the total number of votes entitled to be cast thereon by each voting group; (ii) approval of any other amendments to the Articles requires the approval of the holders of a majority of the votes entitled to be cast thereon by each voting group; and
(iii) approval of most other matters (other than the election of directors who are elected by a plurality of the votes cast) requires the votes cast in favor of the matter to exceed the votes cast opposing the matter. See "Risk
Factors -- Factors Relating to the CarMax Stock -- Limited Separate Shareholder Voting Rights; Effects on Voting Power."

     The Amended Articles will reserve to the Board of Directors the right to condition the submission of a particular matter on receipt of a separate vote of the holders of outstanding shares of CarMax Stock or Circuit City Stock. The Board of Directors has no present intention of imposing such a separate vote requirement on any matter which it can now foresee. However, should the Board of Directors, in the exercise of its fiduciary duties and its good faith judgment of the best interests of the Company, conclude that such a separate vote is necessary or desirable, it has reserved the right to so require.

LIQUIDATION

     In the event of a liquidation, dissolution or termination of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and full preferential amounts (including any accumulated and unpaid dividends) to which holders of any series of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed), the holders of CarMax Stock and Circuit City Stock will be entitled to receive the net assets, if any, of the Company remaining for distribution to holders of Common Stock on a per share basis in proportion to the Liquidation Units per share of each series. Each share of CarMax Stock will have .5 of a Liquidation Unit and each share of Circuit City Stock will have one Liquidation Unit. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values or the relative voting rights of the two series.

     The Liquidation Units of the CarMax Stock and the Circuit City Stock were determined by the Company in consultation with its financial advisors and are based upon, among other factors, each Group's initial level of debt and equity capitalization, each Group's recent historical financial performance, the market prices of shares of comparable companies that are publicly traded and the current state of the markets for public offerings and other stock transactions. See "Risk Factors -- Factors Relating to the CarMax Stock -- Absence of Prior Market for CarMax Stock; Possible Volatility of Stock Price." The Company considers that its complete liquidation is a remote contingency, and its financial advisors believe that, in general, these liquidation provisions are immaterial to trading in CarMax Stock and Circuit City Stock. No holders of CarMax Stock will have any special right to receive specific assets attributable to the CarMax Group and no holder of Circuit City Stock will have any special right to receive specific assets attributable to the Circuit City Group in the case of a liquidation, dissolution or termination of the Company.

     If the Company subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of either CarMax Stock or Circuit City Stock or declares a dividend or other distribution of shares of CarMax Stock or Circuit City Stock to holders of such series of Common Stock, the number of Liquidation Units of the CarMax Stock or the number of Liquidation Units of the Circuit City Stock, will be appropriately adjusted as determined by the Board of Directors so as to avoid any dilution in aggregate liquidation rights of any series of Common Stock. For example, in case the Company were to effect a two-for-one split of the Circuit City Stock, an adjustment would be made so that either the Circuit City Stock would be entitled to 0.5 of a Liquidation Unit per share or the CarMax Stock would be entitled to one Liquidation Unit per share, as determined by the Board of Directors, in order to avoid dilution in the aggregate liquidation rights of holders of CarMax Stock.

     Neither a merger nor share exchange of the Company into or with any other corporation, nor a merger or share exchange of any other corporation into or with the Company, nor any sale, lease, exchange or other disposition of all or any part of the assets of the Company, will, alone, be deemed to be a liquidation of the Company, or cause the dissolution of the Company, for purposes of the liquidation provisions set forth above.

DETERMINATIONS BY THE BOARD OF DIRECTORS

     Any determinations made in good faith by the Board of Directors under any provision described above and any determinations with respect to any Group or the rights of holders of shares of either series of Common Stock, would be final and binding on all shareholders of the Company, subject to the rights of shareholders under applicable Virginia law and under the federal securities laws.

PREEMPTIVE RIGHTS

     Neither the holders of the CarMax Stock nor the holders of the Circuit City Stock will have any preemptive rights or any rights to convert their shares into any other securities of the Company.

INTER-GROUP INTEREST

     The Board of Directors has determined that 75,440,000 is the number of shares of CarMax Stock that, if issued, would initially represent 100% of the equity value of the CarMax Group. Such number was determined based on the historical and projected financial and operating information of the CarMax Group, the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the CarMax Group, prevailing equity market conditions and the desired range of the initial public offering price of the CarMax Stock. The number of shares of CarMax Stock representing 100% of the equity value of the CarMax Group will increase as a result of the Offering to the extent of the shares issued for the account of the CarMax Group. For example, if 20% of the equity value of the CarMax Group is issued in the Offering, the 18,860,000 shares representing such percentage and issued to the public would cause the number of shares representing 100% of the equity value of the CarMax Group to increase to 94,300,000 without giving effect to the CarMax Stock Options.

     The 18,860,000 shares of CarMax Stock to be issued in the Offering will be issued for the account of the CarMax Group. As a result, immediately after the Offering, the Outstanding CarMax Fraction will equal 20% and the Inter-Group Interest Fraction will equal 80%, without giving effect to the CarMax Stock Options. If the Underwriters exercise their over-allotment option, the number of shares subject to such option also will be issued for the account of the CarMax Group. If the over-allotment option is exercised in full, the Outstanding CarMax Fraction will equal 22.3% and the Inter-Group Interest Fraction will equal 77.7%, without giving effect to the CarMax Stock Options.

     The "Outstanding CarMax Fraction" means the percentage interest in the CarMax Group represented at any time by the outstanding shares of CarMax Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in the CarMax Group that is attributed to the Circuit City Group. The sum of the Inter-Group Interest Fraction and the Outstanding CarMax Fraction will always equal 100%. The "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares of CarMax Stock that could be sold or otherwise issued by the Company for the account of the Circuit City Group in respect of the Inter-Group Interest. The Inter-Group Interest would not be represented by actual shares of CarMax Stock and could not be voted by the Circuit City Group.

     At the time of any additional sale of CarMax Stock, the Board of Directors would, in its sole discretion, determine the allocation of the net proceeds of such sale between the CarMax Group and the Circuit City Group. The Board of Directors could allocate 100% of the net proceeds of a sale of CarMax Stock to the CarMax Group or to the Circuit City Group, in which event the net proceeds would be reflected entirely in the financial statements of the Group to which such proceeds would be allocated. If the net proceeds of any sale of CarMax Stock were allocated to the Circuit City Group in respect of its Inter-Group Interest, the Number of Shares Issuable with Respect to the Inter-Group Interest would be reduced, the Inter-Group Interest Fraction would accordingly also be reduced and the Outstanding Interest Fraction would be proportionately increased. If the net proceeds of any sale of CarMax Stock were allocated to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not be reduced, but the Inter-Group Interest Fraction would nonetheless be reduced, and the Outstanding Interest Fraction would increase accordingly.

     The Board of Directors reserves the right to issue shares of CarMax Stock as a distribution on the Circuit City Stock, although it has no current intention to do so. Such a distribution would be treated as a distribution of shares issuable with respect to the Inter-Group Interest and, as a result, the Number of Shares Issuable with Respect to the Inter-Group Interest would decrease by the number of shares distributed to the holders of Circuit City Stock, resulting in a reduction in the Inter-Group Interest Fraction and a proportionate increase in the Outstanding CarMax Fraction.

     If the Company repurchases shares of CarMax Stock with cash or property of the Circuit City Group, the Number of Shares Issuable with Respect to the Inter-Group Interest and the Inter-Group Interest Fraction would increase and the Outstanding CarMax Fraction would decrease accordingly. If the repurchase of shares of CarMax Stock were attributed to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not change but the Inter-Group Interest Fraction would nonetheless increase and the Outstanding CarMax Fraction would decrease accordingly.

     The foregoing determinations with respect to the allocation of issuances of shares of CarMax Stock between the Groups and the choice of which Group's funds are to be used to repurchase shares of CarMax Stock will be made by the Board of Directors, in its discretion, after consideration of a number of factors, including, among others, the relative levels of internally generated cash flow of each Group, the long-term business prospects for each Group and the availability and cost of alternative financing sources.

     Cash or other property allocated to the Circuit City Group that is contributed as additional equity to the CarMax Group would increase the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Stock), and, accordingly, would increase the Inter-Group Interest Fraction and decrease the Outstanding CarMax Fraction. Cash or other property allocated to the CarMax Group that is transferred to the Circuit City Group would, if so determined by the Board of Directors, decrease the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Stock) and, accordingly, would decrease the Inter-Group Interest Fraction and increase the Outstanding CarMax Fraction. The Board of Directors could determine, in its sole discretion, to make such contribution or transfer after consideration of a number of factors, including, among others, the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

     The financial statements of the Circuit City Group will be credited, and the financial statements of the CarMax Group will be charged with, an amount equal to the product of (i) the Fair Value of any dividend, redemption payment or other distribution paid or distributed in respect of the outstanding shares of CarMax Stock (including any dividend of, or redemption payment made with, Net Proceeds from a Disposition), times (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend, redemption payment or distribution and the denominator of which is the Outstanding CarMax Fraction on the record date for such dividend, redemption payment or distribution.

     "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares determined by the Board of Directors prior to the first issuance of shares of CarMax Stock to be the number of shares of CarMax Stock that initially represents 100% of the common shareholders' equity of the Company attributable to the CarMax Group (which determination will be set forth in a statement filed with the records of the actions of the Board of Directors) provided, however, that such number shall from time to time thereafter be:

          (i) adjusted, if before such adjustment such number is greater than zero, as determined by the Board of Directors to be appropriate to reflect equitably any subdivision (by stock split or otherwise) or combination (by reverse stock split or otherwise) of the CarMax Stock or any dividend or other distribution of shares of CarMax Stock to holders of shares of CarMax Stock or any reclassification of CarMax Stock;

          (ii) decreased (but to not less than zero), if before such adjustment such number is greater than zero, by action of the Board of Directors by
     (1) the number of shares of CarMax Stock issued or sold by the Company that, immediately prior to such issuance or sale, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (2) the number of shares of CarMax Stock issued upon conversion, exchange or exercise of Convertible Securities that, immediately prior to the issuance or sale of such Convertible Securities, were included in the Number of Shares Issuable with Respect to the Inter-Group Interest, (3) the number of shares of CarMax Stock issued by the Corporation as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Stock, (4) the number of shares of CarMax Stock issued upon the conversion, exchange or exercise of any Convertible Securities issued by the Company as a dividend or other distribution (including in connection with any reclassification or exchange of shares) to holders of Circuit City Stock or (5) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the aggregate Fair Value as of the date of contribution of properties or assets (including cash) transferred from the CarMax Group to the Circuit City Group in consideration for a reduction in the Number of Shares Issuable with Respect to the Inter-Group Interest divided by (b) the Market Value of one share of CarMax Stock as of the date of such transfer; and

          (iii) increased by (1) the number of outstanding shares of CarMax Stock repurchased by the Company for consideration that is attributed as contemplated by the definition of "Circuit City Group" set forth above to the Circuit City Group and (2) the number (rounded, if necessary, to the nearest whole number) equal to the quotient of (a) the Fair Value of properties or assets (including cash) therefore attributed as contemplated by the definition of "Circuit City Group" set forth above to the Circuit City Group that are contributed to the CarMax Group in consideration of an increase in the Number of Shares Issuable with Respect to the Inter-Group Interest, divided by (b) the Market Value of one share of CarMax Stock as of the date of such contribution.

     For further discussion of, and illustrations of the calculation of the Inter-Group Interest Fraction, the Outstanding CarMax Fraction and the Number of Shares Issuable with Respect to the Inter-Group Interest and the effects thereon of dividends on, and issuances and repurchase of, shares of CarMax Stock, and transfers of cash or other property between Groups, see Annex I hereto.

RESTATED RIGHTS AGREEMENT

     The Company has issued preferred stock purchase rights (the "Original Rights") to all holders of the Company's existing common stock pursuant to a Rights Agreement dated April 29, 1988 between the Company and Crestar Bank, as Rights Agent, as amended and restated as of March 5, 1996 (the "Rights Agreement"). Prior to the issuance of any shares of CarMax Stock in the Offering, (i) the Rights Agreement will be amended and restated (the "Restated Rights Agreement") to reflect the change in the capital structure of the Company, (ii) the Articles will be amended by action of the Board of Directors to establish a new series of Preferred Stock (the "Series F Preferred Stock"),
(iii) the Board of Directors will authorize the issuance of one preferred stock purchase right (a "CarMax Right") with respect to each share of CarMax Stock that might be issued from time to time, including each such share issued pursuant to the Offering, and each Original Right will be redesignated as a "Circuit City Right." The CarMax Rights and the Circuit City Rights are collectively referred to herein as the "Rights."

     The Restated Rights Agreement will provide that, prior to the earlier of
(i) the 10th day (the "Ownership Trigger Date") after a public announcement that a person or group (including any affiliate or associate of such person or group) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of shares of Common Stock representing 15% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of Common Stock or (ii) the 10th business day after the date of the commencement of or first public announcement of the intent of any person or group to commence a tender or exchange offer the consummation of which would result in such person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the CarMax Rights and the Circuit City Rights will be evidenced by the certificates representing shares of CarMax Stock and Circuit City Stock, respectively, then outstanding, and no separate Rights certificates will be distributed. Therefore, until the Distribution Date, the CarMax Rights will be transferred with and only with the CarMax Stock, and the Circuit City Rights will be transferred with and only with the Circuit City Stock. For purposes of the Restated Rights Agreement, the total voting rights of the Common Stock will be determined based upon the fixed voting rights of holders of outstanding shares of CarMax Stock and Circuit City Stock in effect at the time of any such determination. See " -- Voting Rights."

     Upon the close of business on the Distribution Date, the Rights will separate from the Common Stock and become exercisable as described below. The Rights will expire on April 29, 1998 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

     Following the Distribution Date, registered holders of Rights will be entitled to purchase from the Company (i) in the case of a CarMax Right, one four-hundredth (1/400th) of a share of Series F Preferred Stock at a purchase price of $22, subject to adjustment (the "Series F Purchase Price"), and (ii) in the case of a Circuit City Right, one four-hundredth (1/400th) of a share of Series E Preferred Stock at a purchase price of $35, subject to adjustment (the "Series E Purchase Price").

     In the event (i) any person or group becomes an Acquiring Person other than pursuant to a cash tender offer for all outstanding shares of Common Stock which is determined to be fair by the Continuing Directors (i.e., those directors who are such on the Distribution Date or are elected or nominated by a majority of the Continuing Directors in office on the date of such election or nomination),
(ii) an Acquiring Person engages in one or more "self-dealing" transactions with the Company as set forth in the Restated Rights Agreement, (iii) the Company is the surviving or continuing corporation in a merger or other combination with an Acquiring Person and all the Common Stock remains outstanding and is not changed or exchanged or (iv) while there is an Acquiring Person, there shall be any reclassification of securities, recapitalization of the Company or other transaction or series of transactions that has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class or series of equity securities of the Company beneficially owned by the Acquiring Person, then the Rights would "flip-in," and proper provision would be made so that each holder of a Right, other than Rights which are, or under certain circumstances specified in the Restated Rights Agreement, were beneficially owned by any Acquiring Person (which will thereafter be void), will thereafter (a) in the case of a CarMax Right, entitle its holder to purchase, at the Series F Purchase Price, a number of shares of CarMax Stock with a market value equal to twice the Series F Purchase Price and (b) in the case of a Circuit City Right, entitle its holder to purchase, at the Series E Purchase Price, a number of shares of Circuit City Stock with a market value equal to twice the Series E Purchase Price.

     In the event, following the announcement that a person or group has become an Acquiring Person, (i) the Company engages in a merger or consolidation with another entity in which the Company is not the surviving corporation or in which any shares of the outstanding Common Stock are changed into or exchanged for stock or other securities of another person (or the Company) or cash or other property or (ii) 50% or more of the Company's consolidated assets or earning power are sold, the Rights would "flip-over," and each CarMax Right and each Circuit City Right will entitle its holder to purchase, for the Series F Purchase Price and Series E Purchase Price, respectively, a number of shares of common stock of such entity or purchaser with a market value equal to twice the applicable Purchase Price.

     After any person or group becomes an Acquiring Person and before any Acquiring Person becomes the beneficial owner of shares of Common Stock representing 50% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of Common Stock, the Company may, with the approval of a majority of the Continuing Directors, exchange all or part of the CarMax Rights and Circuit City Rights for shares of CarMax Stock or Circuit City Stock, respectively, or for shares of Series F Preferred Stock or Series E Preferred Stock (or other preferred shares having the same rights, privileges and preferences), respectively. In such event, the exchange ratio would be one share of the applicable Common Stock, or one four-hundredth (1/400th) of a share of the applicable series of Preferred Stock, per Right.

     At any time prior to the earlier of the Ownership Trigger Date or the Expiration Date, the Company may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0025 per Right (the "Redemption Price"), provided, however, that any authorization of redemption will require the concurrence of a majority of the Continuing Directors if (i) any person or group has become an Acquiring Person or (ii) there has been a change in a majority of the directors resulting from a proxy or consent solicitation if any person participating in such solicitation has stated (or the Board of Directors has determined in good faith) that such person intends to take, or may consider taking, any action that would result in such person becoming an Acquiring Person or that would cause the Rights to "flip-in" or "flip-over." Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right thereafter of the holders of the Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     At any time prior to the Distribution Date, the Company may, without the approval of any holders of Rights, supplement or amend any provision of the Restated Rights Agreement, except that no supplement or amendment may be made that changes the Redemption Price, the Expiration Date, the Purchase Prices or the number of one four-hundredths of a share of Preferred Stock for which a Right is exercisable (such provisions being referred to herein collectively as the "Principal Economic Terms"). From and after the Distribution Date, the Company may, without the approval of any holders of Rights, supplement or amend the Restated Rights Agreement (i) to cure any ambiguity, (ii) to correct or supplement any provision that may be defective or inconsistent, (iii) subject to certain limitations and, in certain circumstances, only with the concurrence of a majority of the Continuing Directors, to shorten or lengthen any time period under the Restated Rights Agreement (other than a time period relating to when the Rights may be redeemed if at the time of such supplement or amendment the Rights are not then redeemable), or (iii) in any manner that the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Rights (other than an Acquiring Person) and which does not change the Principal Economic Terms.

     A copy of the form of the Restated Rights Agreement (which includes as Exhibit B-2 the Form of Rights Certificate for CarMax Rights) has been filed with the Commission as an Exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Rights Agreement previously has been filed with the Commission as an Exhibit to a Registration Statement on Form 8-A, and is incorporated herein by reference. A copy of the form of the Restated Rights Agreement is available free of charge from the Company. This summary description of the CarMax Rights does not purport to be complete and is qualified in its entirety by reference to the form of the Restated Rights Agreement.

ANTI-TAKEOVER CONSIDERATIONS

     The following information is provided with respect to certain matters that could be viewed as having the effect of discouraging an attempt to obtain control of the Company.

     The Articles currently provide for the issuance of Preferred Stock in series at the discretion of the Board of Directors without further action by the Company's shareholders (except as may be required by Virginia law or the rules or regulations of any securities exchange on which the Company's securities may then be listed). The Board of Directors may designate any of such series of Preferred Stock and may establish the relative rights and preferences of each series; however, no series of Preferred Stock may entitle the holder thereof to more than one vote per share. The Articles authorize 2,000,000 shares of Preferred Stock of which 1,000,000 shares have been or will be designated as Series E or Series F Preferred Stock and 800,000 of those are or will be reserved for issuance in connection with the Company's Restated Rights Agreement. One of the effects of the existence of authorized, unissued and unreserved Preferred Stock could be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Articles also provide for a classified Board of Directors under which approximately one-third of the total number of directors are elected each year. In addition, pursuant to the Bylaws, only the Chairman, the President or the Board of Directors, and not the shareholders of the Company, are permitted to call a special meeting of shareholders.

     Certain of the Company's financing arrangements include provisions allowing for the termination of such arrangements and the acceleration of the borrowings and other obligations thereunder in the event (i) any person or group becomes, or acquires the right to become, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding voting securities or (ii) a transaction or series of transactions occurs as a result of which the directors immediately prior to such transaction(s) (together with persons elected or nominated by not less than two-thirds of such directors) cease to constitute a majority of the Board of Directors.

     The Restated Rights Agreement will permit disinterested shareholders to acquire additional shares of the Company or of an acquiring company at a substantial discount in the event of certain described changes in control. See " -- Restated Rights Agreement."

     The Company is subject to the "affiliated transactions" and "control share acquisitions" statutes of the VSCA, which are summarized below.

     The "affiliated transactions" statute restricts certain transactions ("Affiliated Transactions") between a Virginia corporation having more than 300 shareholders of record and any person (an "Interested Shareholder") who beneficially owns more than 10% of any class of the corporation's voting securities. These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date the corporation first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of the corporation's Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the corporation's board of directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors. Affiliated

Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%. The "affiliated transactions" statute prohibits a corporation from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the corporation's articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price or certain other provisions of the statute. These fair price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (a) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and (b) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

     The "control share acquisitions" statute provides that shares of a Virginia corporation having 300 or more shareholders of record which are acquired in a "Control Share Acquisition" have no voting rights unless such rights are granted by a shareholders' resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of the corporation. A "Control Share Acquisition" is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person's voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or
(iii) a majority. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with the corporation and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. If authorized in the corporation's articles of incorporation or bylaws before a Control Share Acquisition has occurred, the corporation may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from the corporation. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the corporation's articles of incorporation or bylaws are amended, within the time limits specified in the statute, to so provide.

     The Company's Bylaws establish advance notice procedures, as described below, for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders of the Company.

     The Bylaws provide that nominations for the election of directors may be made only by the Board of Directors or by a shareholder entitled to vote in the election of directors who gives timely written notice to the Secretary of the Company. Any such notice must be given not later than (i) with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting or (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The shareholder's notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

     The Bylaws also provide that in order to bring before an annual meeting of shareholders any proper business that a shareholder has not sought to have included in the Company's proxy statement for the meeting, a shareholder must give timely written notice to the Secretary or Assistant Secretary of the Company at the Company's principal office. Any such notice must be received (i) on or after March 1st and before April 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date for such meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder's notice must set forth
(a) the name and address, as they
appear on the Company's stock transfer books, of the shareholder, (b) the class and number of shares of stock of the Company beneficially owned by the shareholder, (c) a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (d) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (e) any interest that the shareholder may have in such business.

     Certain provisions described above may have the effect of delaying shareholder actions with respect to certain business combinations and the election of new members of the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of Common Stock because they may be considered disadvantageous by a shareholder who desires to participate in a business combination or elect a new director.

STOCK TRANSFER AGENT AND REGISTRAR

     Norwest Bank Minnesota, N.A. acts as the registrar and transfer agent for both the CarMax Stock and the Circuit City Stock.

                     CERTAIN UNITED STATES TAX CONSEQUENCES

     The following is a discussion of certain of the material United States federal income tax consequences of the ownership and disposition of the CarMax Stock, including certain anticipated United States income and estate tax consequences of the ownership and disposition of the CarMax Stock applicable to Non-United States Holders of such CarMax Stock. For the purpose of this discussion, a "Non-United States Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not deal with all aspects of United States income and estate taxation and does not deal with foreign, state and local tax consequences that may be relevant to Non-United States Holders in light of their personal circumstances. Furthermore, the following discussion is based on current provisions of the Code and administrative and judicial interpretations as of the date hereof, all of which are subject to change. Prospective investors are urged to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax consequences of owning and disposing of CarMax Stock.

GENERAL

     In the opinion of McGuire, Woods, Battle & Boothe, L.L.P., tax counsel to the Company, the CarMax Stock will be treated for federal income tax purposes as common stock of the Company. Accordingly, for federal income tax purposes, (i) the Company will not recognize any income, gain or loss as a result of the Offering and sale of the CarMax Stock; (ii) a holder of CarMax Stock will not recognize any income, gain or loss upon the exchange of CarMax Stock for Circuit City Stock, either pursuant to the Company's option or upon the Disposition of all or substantially all of the assets of the CarMax Group, except for cash received in lieu of fractional shares; and (iii) the tax basis of Circuit City Stock received in such exchange will be the tax basis of the CarMax Stock exchanged therefor, and, assuming that the CarMax Stock is held as a capital asset, the holding period of such Circuit City Stock will include the holding period of such CarMax Stock.

     The U.S. Internal Revenue Service (the "Service") has announced that it will not issue advance rulings on the classification of an instrument that has certain voting and liquidation rights in an issuing corporation but whose dividend rights are determined by reference to the earnings of a segregated portion of the issuing corporation's assets, including assets held by a subsidiary. In addition, there are no court decisions or other authorities that bear directly on transactions similar to the Offering. It is possible, therefore, that the Service could assert that the CarMax Stock represents property other than stock of the Company. If the CarMax Stock were treated as property other than stock of the Company, the Company or its subsidiaries (i) could recognize a significant taxable gain on the sale of the CarMax Stock in an amount equal to the excess of the fair market value of such stock sold over its federal income tax basis to the Company or such subsidiaries and (ii) the Company could lose its ability to file consolidated federal income tax returns with the CarMax Group (one consequence being that any dividends paid or deemed to be paid by the CarMax Group to the Company would be taxable to the Company, subject to any applicable dividends received deduction). As indicated above, however, it is the opinion of counsel that the Service would not prevail in any such assertion.

     The foregoing discussion is for general information only. It is based on the Code, as amended to the date hereof, United States Treasury Department regulations, published positions of the Service and court decisions now in effect, all of which are subject to change. In particular, Congress could enact legislation affecting the treatment of stock with characteristics similar to the CarMax Stock or the United States Treasury Department could change the current law in future regulations, including regulations issued pursuant to its authority under Section 337(d) of the Code. Any future legislation or regulations could apply retroactively.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

  DIVIDENDS

     Generally, any dividend paid to a Non-United States Holder of CarMax Stock will be subject to United States withholding tax either at a rate of 30% of the gross amount of the dividend or at a lesser applicable treaty rate. Under current United States Treasury regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above, and under the current interpretation of United States Treasury regulations, for purposes of determining applicability of a tax treaty rate. The United States Treasury Department has issued proposed regulations that, if finalized, would require a Non-United States Holder of CarMax Stock seeking to claim the benefit of an applicable treaty rate (and to avoid backup withholding, as discussed below) to satisfy applicable certification and other requirements.

     Dividends received by a Non-United States Holder that are effectively connected with a United States trade or business conducted by such Non-United States Holder are exempt from such withholding tax. However, such effectively connected dividends, net of certain deductions and credits, are taxed at the same graduated rates applicable to United States persons. A Non-United States Holder may claim exemption from withholding under the effectively connected income exception by filing Form 4224 (Statement Claiming Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of Business in the United States) with the Company or its paying agent.

     In addition to the graduated tax described above, dividends received by a corporate Non-United States Holder that are effectively connected with a United States trade or business of the corporate Non-United States Holder may be subject to a branch profits tax at a rate of 30% or at a lesser applicable treaty rate.

     A Non-United States Holder of CarMax Stock eligible for a reduced rate of United States withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts currently withheld by filing an appropriate claim for refund with the Service.

  DISPOSITION OF CARMAX STOCK

     A Non-United States Holder generally will not be subject to United States federal income tax on any gain realized upon the sale or other disposition of his CarMax Stock unless (i) such gain is effectively connected with a United States trade or business of the Non-United States Holder, (ii) the Non-United States Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which such sale or disposition occurs and certain other conditions are met or (iii) the Company is or has been a "United States real property holding corporation" for federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such holder's holding period.

     The Company has determined that it is not, and does not believe that it will become, a "United States real property holding corporation" for federal income tax purposes. If the Company were to become a "United States real property holding corporation," a Non-United States Holder who actually or constructively owned (during the five-year period preceding such disposition) more than 5% of the CarMax Stock would be subject to federal income tax on any gain from the sale or other disposition of such Stock.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments of dividends to a Non-United States Holder at an address outside the United States generally will not be subject to backup withholding and information reporting. Dividends paid to a Non-United States Holder at an address within the United States may be subject to backup withholding at a rate of 31% if the Non-United States Holder fails to establish that it is entitled to an exemption or to provide a correct taxpayer identification number and other information to the payor. Generally, the Company must report to the Service the amount of dividends paid, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder. Pursuant to tax treaties or other agreements, the Service may make its reports available to tax authorities in the recipient's country of residence.

     The payment of the proceeds of the disposition of CarMax Stock to or through the United States office of a broker is subject to information reporting and backup withholding at a rate of 31% unless the holder certifies its non-United States status under penalties of perjury or otherwise establishes an exemption. The payment of the proceeds of the disposition by a Non-United States Holder of CarMax Stock to or through a foreign office of a broker will not be subject to backup withholding. However, information reporting requirements (but no backup withholding) will apply to a payment of disposition proceeds outside the United States through an office outside the United States of a broker that is (a) a United States person, (b) a United States controller foreign corporation or (c) a foreign person 50% or more of whose gross income for certain periods is from a United States trade or business unless such broker has documentary evidence in its files of the owner's foreign status and has no actual knowledge to the contrary.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the Service.

  ESTATE TAX

     A nonresident alien individual who owns CarMax Stock at the time of his death or has made certain lifetime transfers of an interest in CarMax Stock will be required to include the value of such stock in his gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITERS

     Under the terms and subject to the conditions in the Underwriting Agreement, dated the date of this Prospectus (the "Underwriting Agreement"), the Company has agreed to sell 18,860,000 shares of CarMax Stock, and the U.S. Underwriters named below, for whom Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wheat, First Securities, Inc. are serving as U.S. Representatives, have severally agreed to purchase, and the International Underwriters named below, for whom Morgan Stanley & Co. International Limited, Goldman Sachs International and Wheat, First Securities, Inc. are serving as International Representatives, have severally agreed to purchase, the respective number of shares of CarMax Stock set forth opposite their names below:

                                                                                                                   NUMBER OF
NAME                                                                                                                 SHARES
----------------------------------------------------------------------------------------------------------------   ----------

U.S. Underwriters:
  Morgan Stanley & Co. Incorporated.............................................................................
  Goldman, Sachs & Co...........................................................................................
  Wheat, First Securities, Inc..................................................................................
                                                                                                                   ----------
     Subtotal...................................................................................................   15,088,000
                                                                                                                   ----------
International Underwriters:
  Morgan Stanley & Co. International Limited....................................................................
  Goldman Sachs International...................................................................................
  Wheat, First Securities, Inc..................................................................................
                                                                                                                   ----------
     Subtotal...................................................................................................    3,772,000
                                                                                                                   ----------
       Total....................................................................................................   18,860,000
                                                                                                                   ----------
                                                                                                                   ----------

     The U.S. Underwriters and the International Underwriters are collectively referred to as the "Underwriters." The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the shares of CarMax Stock offered hereby are subject to the approval of certain legal matters by counsel and to certain other conditions. The Underwriters are obligated to take and pay for all the shares of CarMax Stock offered hereby (other than those covered by the over-allotment option described below) if any such shares are taken.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any U.S. Shares (as defined below) being sold by it for the account of anyone other than a United States or Canadian Person (as defined below); and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any U.S. Shares or distribute any prospectus relating to the U.S. Shares outside the United States or Canada or to anyone other than a United States or Canadian Person. Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that, with certain exceptions, (a) it is not purchasing any International Shares (as defined below) being sold by it for the account of any United States or Canadian Person; and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any International Shares or distribute any prospectus relating to the International Shares within the United States or Canada or to any United States or Canadian Person. With respect to any Underwriter that is a U.S. Underwriter and an International Underwriter, the foregoing representations and agreements (i) made by it in its capacity as a U.S. Underwriter shall apply only to shares purchased by it in its capacity as a U.S. Underwriter, (ii) made by it in its capacity as an International Underwriter shall apply only to shares purchased by it in its capacity as an International Underwriter and (iii) do not restrict its ability to distribute any prospectus relating to the shares of CarMax Stock to any person. The foregoing limitations do not apply to stabilization actions or to certain other transactions specified in the Agreement Between U.S. and International Underwriters. As used herein, "United States or Canadian Person" means any national or resident of the United States or Canada or any corporation, pension, profit-sharing or other trust or other entity organized under the laws of the United States or Canada or of any political subdivision thereof (other than a branch located outside the United States and Canada of any United States or Canadian Person) and includes any United States or Canadian branch of a person who is otherwise not a United States or Canadian Person. All shares of CarMax Stock to be purchased by the U.S. Underwriters and the International Underwriters under the Underwriting Agreement are referred to herein as the "U.S. Shares" and the "International Shares," respectively.

     Pursuant to the Agreement Between U.S. and International Underwriters, sales may be made between the U.S. Underwriters and International Underwriters of any number of shares of CarMax Stock to be purchased pursuant to the Underwriting Agreement as may be mutually agreed. The per share price of any shares so sold shall be the Price to Public set forth on the cover page hereof, in United States dollars, less an amount not greater than the per share amount of the concession to dealers set forth below.

     Pursuant to the Agreement Between U.S. and International Underwriters, each U.S. Underwriter has represented that it has not offered or sold, and has agreed not to offer or sell, any shares of CarMax Stock, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of shares of CarMax Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which such offer is made. Each U.S. Underwriter has further agreed to send to any dealer who purchases from it any shares of CarMax Stock a notice stating in substance that, by purchasing such shares of CarMax Stock, such dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of such shares of CarMax Stock in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or any province or territory thereof and that any offer of shares of CarMax Stock in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which such offer is made, and that such dealer will deliver to any other dealer to whom it sells any of such shares of CarMax Stock a notice to the foregoing effect.

     Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that (a) it has not offered or sold and will not, during the period of six months from the date of the Offering, offer or sell any shares of CarMax Stock in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations (1995) (the "Regulations"); (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Regulations with respect to anything done by it in relation to the shares of CarMax Stock offered hereby in, from or otherwise involving the United Kingdom; and (c) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the shares of CarMax Stock if that person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988, or to any person to whom the document may lawfully be issued or passed on.

     Pursuant to the Agreement Between U.S. and International Underwriters, each International Underwriter has represented and agreed that it has not offered or sold, and agrees not to offer or sell, directly or indirectly, in Japan or to or for the account of any resident thereof, any of the shares of CarMax Stock acquired in connection with the distribution contemplated hereby, except for offers or sales to Japanese International Underwriters or dealers and except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan. Each International Underwriter further agrees to send to any dealer who purchases from it any of the shares of CarMax Stock a notice stating in substance that, by purchasing such shares, such dealer represents and agrees that it has not offered or sold and will not offer or sell any of such shares, directly or indirectly, in Japan or to or for the account of any resident thereof except pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan, and that such dealer will send to any other dealer to whom it sells any of such shares of CarMax Stock a notice containing substantially the same statement as contained in the foregoing.

     The Underwriters initially propose to offer part of the shares of CarMax Stock directly to the public at the Price to Public set forth on the cover page hereof and part to certain dealers at a price which represents a concession not
in excess of $       a share under the public offering price. Any Underwriter
may allow, and such dealers may reallow, a concession not in excess of $       a
share to other Underwriters or to certain dealers. After the initial offering of the shares of CarMax Stock, the offering price and other selling terms may from time to time be varied by the Underwriters.

     Pursuant to the Underwriting Agreement, the Company has granted the U.S. Underwriters an option, exercisable for 30 days from the date of this Prospectus, to purchase up to an aggregate of 2,829,000 additional shares of CarMax Stock at the Price to Public set forth on the cover page hereof, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option solely for the purpose of covering over-allotments, if any, made in connection with the Offering. To the extent such option is exercised, each U.S. Underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares of CarMax Stock as the number set forth next to such U.S. Underwriter's name in the preceding table bears to the total number of shares of CarMax Stock offered by the U.S. Underwriters hereby.

     The Company, all officers of the Company and its subsidiaries who hold CarMax Stock Options and certain employees of the Company and its subsidiaries who hold CarMax Stock Options have agreed in the Underwriting Agreement that, without the prior written consent of Morgan Stanley & Co. Incorporated, they will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the CarMax Stock or any securities convertible into or exercisable or exchangeable for the CarMax Stock (whether such shares or any such securities are then owned by such person or are thereafter acquired), or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the CarMax Stock, whether any such transaction described in clause
(a) or (b) of this paragraph is to be settled by delivery of the CarMax Stock or such other securities, in cash or otherwise, for a period of 180 days after the date of this Prospectus, provided that during such 180 day period the Company may issue shares and grant stock options and similar rights under employee benefit plans and such officers may transfer shares by gift to persons who agree to such restrictions. The outside directors of the Company are not subject to the foregoing restrictions because they do not currently hold any shares of CarMax Stock or options to acquire shares of CarMax Stock.

     Prior to the Offering, there has been no public market for the CarMax Stock. The initial public offering price will be negotiated among the Company and the U.S. Representatives and the International Representatives. Among the factors to be considered in determining the initial public offering price of the CarMax Stock, in addition to prevailing market conditions, will be the CarMax Group's historical performance, estimates of the business potential and earnings prospects of the CarMax Groups, an assessment of the CarMax Group's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

     From time to time, certain of the Underwriters and their affiliates have provided, and may continue to provide, investment banking services to the Company.

     The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                 LEGAL MATTERS


     The validity of the shares of CarMax Stock and the related CarMax Rights offered hereby will be passed upon for the Company by McGuire, Woods, Battle & Boothe, L.L.P., Richmond, Virginia. Certain legal matters will be passed upon for the Underwriters by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. Simpson Thacher & Bartlett will rely upon McGuire, Woods, Battle & Boothe, L.L.P. as to certain matters of Virginia law. Lawyers of McGuire, Woods, Battle & Boothe, L.L.P. own approximately 12,000 shares of the Company's existing common stock.


                                    EXPERTS

     The (i) consolidated financial statements of the Company as of February 29, 1996 and February 28, 1995, and for each of the years in the three-year period ended February 29, 1996 included herein, (ii) financial statements of the CarMax Group as of February 29, 1996 and February 28, 1995 and for each of the years in the three-year period ended February 29, 1996 included herein and (iii) financial statements of the Circuit City Group as of February 29, 1996 and February 28, 1995, and for each of the years in the three-year period ended February 29, 1996 incorporated by reference herein from Annex VI of the Company's Proxy Statement filed with the Commission on December 24, 1996, have been included or incorporated herein in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Worldwide Web site (address: http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is listed on the New York Stock Exchange. Reports, proxy and information statements and other information concerning the Company may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York, 10005.

     As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement on Form S-3 (the "Registration Statement") of which this Prospectus is a part. For such information, reference is made to the Registration Statement and the exhibits thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or incorporated by reference herein, reference is made to such contract, agreement or other document for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

                           GLOSSARY OF DEFINED TERMS

     Set forth below is a list of certain defined terms used herein and the page of this Prospectus on which each such term is defined.

                                                                                                               PAGE ON WHICH
                                                                                                               TERM IS DEFINED
                                                    TERM                                                       IN THE PROSPECTUS
------------------------------------------------------------------------------------------------------------   -----------------
Acquiring Person............................................................................................           73
Affiliated Transactions.....................................................................................           75
Amended Articles............................................................................................           58
Amendments..................................................................................................           58
Articles....................................................................................................           58
CarMax......................................................................................................            4
CarMax Group................................................................................................           59
CarMax Group Available Dividend Amount......................................................................           59
CarMax Group Companies......................................................................................           59
CarMax Group Net Earnings (Loss)............................................................................           60
CarMax Group Subsidiaries...................................................................................           65
CarMax Right................................................................................................           73
CarMax Stock................................................................................................            4
CarMax Stock Options........................................................................................            4
CarMax Stock Proposal.......................................................................................            8
CarMax Stock Proposal Amendments............................................................................           58
Circuit City................................................................................................            4
Circuit City Group..........................................................................................           60
Circuit City Group Available Dividend Amount................................................................           59
Circuit City Group Net Earnings (Loss)......................................................................           61
Circuit City Group Subsidiaries.............................................................................           65
Circuit City Right..........................................................................................           73
Circuit City Stock..........................................................................................            4
Code........................................................................................................           78
Commission..................................................................................................            3
Common Stock................................................................................................           58
Common Stock Redesignation..................................................................................            8
Company.....................................................................................................            4
Control Share Acquisition...................................................................................           76
Convertible Securities......................................................................................           62
Disinterested Director......................................................................................           75
Disposition.................................................................................................           61
Distribution Date...........................................................................................           73
Exchange Act................................................................................................            3
Expiration Date.............................................................................................           73
Fair Value..................................................................................................           62
Franchise Agreement.........................................................................................           16
Inter-Group Interest........................................................................................          I-1
Inter-Group Interest Fraction...............................................................................           11
Interested Shareholder......................................................................................           75
Liquidation Unit............................................................................................           10
Market Capitalization.......................................................................................           63
Market Value................................................................................................           63
Market Value Ratio of the CarMax Stock to the Circuit City Stock............................................           63
Market Value Ratio of the Circuit City Stock to the CarMax Stock............................................           63
Meeting.....................................................................................................            4
Nasdaq NMS..................................................................................................           63
Net Proceeds................................................................................................           64

                                                                                                               PAGE ON WHICH
                                                                                                               TERM IS DEFINED
                                                    TERM                                                       IN THE PROSPECTUS
------------------------------------------------------------------------------------------------------------   -----------------
Number of Shares Issuable with Respect to the Inter-Group Interest..........................................           71
NYSE........................................................................................................           23
Original Rights.............................................................................................           73
Outstanding CarMax Fraction.................................................................................           11
Ownership Trigger Date......................................................................................           73
Principal Economic Terms....................................................................................           74
Publicly Traded.............................................................................................           64
Redemption Price............................................................................................           74
Related Business Transaction................................................................................           64
Restated Rights Agreement...................................................................................           73
Rights......................................................................................................           73
Rights Agreement............................................................................................           73
Series E Preferred Stock....................................................................................           58
Series F Preferred Stock....................................................................................           73
Series E Purchase Price.....................................................................................           74
Series F Purchase Price.....................................................................................           74
Stock Incentive Plan........................................................................................            4
Trading Day.................................................................................................           64
VSCA........................................................................................................           18

                                                                         ANNEX I

                         ILLUSTRATIONS OF CERTAIN TERMS

     The following illustrations demonstrate the calculations of the Circuit City Group's Inter-Group Interest in the CarMax Group based on the assumptions set forth herein and using (i) 125 million shares as the number of shares designated and authorized for issuance as CarMax Stock and (ii) 75.44 million shares as the number of shares of CarMax Stock initially issuable with respect to the Circuit City Group's Inter-Group Interest in the CarMax Group (the "Number of Shares Issuable with Respect to the Inter-Group Interest"). Accordingly, 75.44 million shares is the number of shares of CarMax Stock that initially represents 100% of the common shareholders' equity of the CarMax Group ("Equity Value"), without giving effect to the CarMax Stock Options. Unless otherwise stated, each illustration below should be read independently as if none of the other transactions referred to below had occurred.

     At any time, the fractional interest in the Equity Value of the CarMax Group that is held by the holders of the outstanding CarMax Stock (the "Outstanding CarMax Fraction") will be equal to:

                  _____Outstanding Shares of CarMax Stock_____
                      Outstanding Shares of CarMax Stock +
                 Number of Shares Issuable with Respect to the
                              Inter-Group Interest

     The balance of the Equity Value of the CarMax Group is for the account of the Circuit City Group (the "Inter-Group Interest"), and, at any time, the fractional interest in the Equity Value of the CarMax Group that is represented by the Inter-Group Interest (the "Inter-Group Interest Fraction") will be equal to:

                  Number of Shares Issuable with Respect to the
                   ___________Inter-Group Interest__________
                      Outstanding Shares of CarMax Stock +
                 Number of Shares Issuable with Respect to the
                              Inter-Group Interest

     The sum of the Outstanding CarMax Fraction and the Inter-Group Interest Fraction will always equal 100%.

CARMAX STOCK OFFERING

     The following illustration (as well as all subsequent illustrations) assumes the sale by the Company of 18.86 million shares of CarMax Stock for the account of the CarMax Group in the Offering.

Shares of CarMax Stock previously issued and outstanding..............................                0
Newly issued shares of CarMax Stock...................................................    18.86 million
                                                                                         --------------
Total issued and outstanding after CarMax Stock Offering..............................    18.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest (75.44 million) would not be changed by the issuance of any shares of CarMax Stock for the account of the CarMax Group.

     (Bullet) As a result of the Offering, the issued and outstanding shares of CarMax Stock (18.86 million) would represent an Outstanding CarMax Fraction of 20.0%, calculated as follows:

                          ________18.86 million_______

                         18.86 million + 75.44 million

       The Inter-Group Interest Fraction would accordingly be 80.0%.

     (Bullet) In this case, in the event of any dividend or other distribution paid on the outstanding shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock), the financial statements of the Circuit City Group would be credited, and the financial statements of the CarMax Group would be charged, with an amount equal to 400% of the aggregate amount of such dividend or distribution (representing the ratio of the Number of Shares Issuable with Respect to the Inter-Group Interest (75.44 million) to the total number of shares of CarMax Stock issued and outstanding following the initial public offering (18.86 million)). If, for example, a dividend of $0.10 per share were declared and paid on the 18.86 million shares of CarMax Stock outstanding (an aggregate of $1,886,000), the Circuit City Group financial statements would be credited with $7,544,000, and the CarMax Group financial statements would be charged with that amount in addition to the $1,886,000 dividend paid to the holders of the outstanding CarMax Stock (for a total of $9,430,000).

     (Bullet) Immediately after the Offering, the Company would have 106.14 million shares of CarMax Stock designated and available for issuance (125 million less 18.86 million issued and outstanding).

FUTURE OFFERINGS OF CARMAX STOCK

     The following illustrations reflect the sale by the Company of 5 million shares of CarMax Stock after the Offering.

  OFFERING FOR THE CARMAX GROUP

     Assume all of such shares are identified for the account of the CarMax Group as an additional equity interest in the CarMax Group, with the net proceeds reflected in the financial statements of the CarMax Group.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................      5   million
                                                                                         --------------
Total issued and outstanding after Offering...........................................    23.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest (75.44 million) would not be changed by the issuance of any shares of CarMax Stock for the account of the CarMax Group.

     (Bullet) The total issued and outstanding shares of CarMax Stock (23.86 million) would represent an Outstanding CarMax Fraction of 24.0%, calculated as follows:

                          ________23.86 million_______

                         23.86 million + 75.44 million

       The Inter-Group Interest Fraction would accordingly be 76.0%.

     (Bullet) After such future offering, in the event of any dividend or other distribution paid on the outstanding shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock), the financial statements of the Circuit City Group would be credited, and the financial statements of the CarMax Group would be charged, with a total amount equal to 316.2% of the aggregate amount of such dividend or distribution (representing the ratio of the Number of Shares Issuable with Respect to the Inter-Group Interest (75.44 million) to the total number of shares of CarMax Stock issued and outstanding following the public offering (23.86 million)).

     (Bullet) Immediately after the Offering, the Company would have 101.14 million shares of CarMax Stock designated and available for issuance (125 million less 23.86 million issued and outstanding).

  OFFERING FOR THE CIRCUIT CITY GROUP

     Assume all of such shares are identified for the account of the Circuit City Group with respect to the Inter-Group Interest, with the net proceeds reflected in the financial statements of the Circuit City Group.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................      5   million
                                                                                         --------------
Total issued and outstanding after offering...........................................    23.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest would decrease by the number of any shares of CarMax Stock issued for the account of the Circuit City Group.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  offering............................................................................    75.44 million
Shares issued in offering.............................................................      5   million
                                                                                         --------------
Number of Shares Issuable with Respect to the Inter-Group Interest after offering.....    70.44 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The total issued and outstanding shares of CarMax Stock (23.86 million) would represent an Outstanding CarMax Fraction of 25.3%, calculated as follows:

                          ________23.86 million_______

                         23.86 million + 70.44 million

       The Inter-Group Interest Fraction would accordingly be 74.7%.

     (Bullet) In this case, in the event of any dividend or other distribution paid on the outstanding shares of CarMax Stock (other than a dividend or other distribution payable in shares of CarMax Stock), the financial statements of the Circuit City Group would be credited, and the financial statements of the CarMax Group would be charged, with an amount equal to 295.2% of the aggregate amount of such dividend or distribution (representing the ratio of the Number of Shares Issuable with Respect to the Inter-Group Interest (70.44 million) to the total number of shares of CarMax Stock issued and outstanding following the public offering (23.86 million)).

     (Bullet) Immediately after the public offering, the Company would have
              101.14 million shares of CarMax Stock designated and available for issuance (125 million less 23.86 million issued and outstanding).

  OFFERINGS OF CONVERTIBLE SECURITIES

     If the Company were to issue any debt or preferred stock convertible into shares of CarMax Stock, the Outstanding CarMax Fraction and the Inter-Group Interest Fraction would be unchanged at the time of such issuance. If any shares of CarMax Stock were issued upon conversion of such convertible securities, however, then the Outstanding CarMax Fraction and the Inter-Group Interest Fraction would be affected as shown above under "Offering for the CarMax Group," if such convertible securities were allocated to the CarMax Group, or under "Offering for the Circuit City Group," if such convertible securities were allocated to the Circuit City Group.

CARMAX STOCK DIVIDENDS

     The following illustrations reflect dividends of CarMax Stock on outstanding CarMax Stock and outstanding Circuit City Stock, respectively, after the Offering.

  CARMAX STOCK DIVIDEND ON CARMAX STOCK

     Assume the Company declares a dividend of one share of CarMax Stock on each outstanding share of CarMax Stock.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................    18.86 million
                                                                                         --------------
Total issued and outstanding after dividend...........................................    37.72 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest would be increased proportionately to reflect the stock dividend payable in shares of CarMax Stock to holders of CarMax Stock.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  dividend...........................................................................     75.44 million
Adjustment to reflect dividend of shares on outstanding shares of CarMax Stock.......     75.44 million
                                                                                        ---------------
Number of Shares Issuable with Respect to the Inter-Group Interest after dividend....    150.88 million
                                                                                        ---------------
                                                                                        ---------------

       The total issued and outstanding shares of CarMax Stock (37.72 million) would continue to represent an Outstanding CarMax Fraction of 20.0%, calculated as follows:

                          ________37.72 million_______

                         37.72 million + 150.88 million

    The Inter-Group Interest Fraction accordingly would continue to be 80.0%.

     (Bullet) Immediately after the dividend, the Company would have 87.28 million shares of CarMax Stock designated and available for issuance (125 million less 37.72 million issued and outstanding).

  CARMAX STOCK DIVIDEND ON CIRCUIT CITY STOCK

     Assume 100 million shares of Circuit City Stock are outstanding and the Company declares a dividend of 1/10 of a share of CarMax Stock on each outstanding share of Circuit City Stock.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................     10   million
                                                                                         --------------
Total issued and outstanding after dividend...........................................    28.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) Any dividend of shares of CarMax Stock to the holders of shares of Circuit City Stock will be treated as a dividend of shares issuable with respect to the Inter-Group Interest. As a result, the Number of Shares Issuable with Respect to the Inter-Group Interest would decrease by the number of shares of CarMax Stock dividended to the holders of Circuit City Stock.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  dividend............................................................................    75.44 million
Shares dividended on outstanding shares of Circuit City Stock.........................     10   million
                                                                                         --------------
Number of Shares Issuable with Respect to the Inter-Group Interest after dividend.....    65.44 million
                                                                                         --------------
                                                                                         --------------

       The Company will not dividend to holders of Circuit City Stock a number of shares of CarMax Stock exceeding the then Number of Shares Issuable with Respect to the Inter-Group Interest.

     (Bullet) The total issued and outstanding shares (28.86 million) would represent an Outstanding Interest Fraction of 30.6%, calculated as follows:

                          ________28.86 million_______

                         28.86 million + 65.44 million

       The Inter-Group Interest Fraction would accordingly be 69.4%. Note, however, that after the dividend the holders of Circuit City Stock would also hold 10 million shares of CarMax Stock, which would represent a direct interest of 10.6% in the equity value of the CarMax Group (and, together with the 69.4% Inter-Group Interest, would continue to be a total interest in the equity value of the CarMax Group of 80.0%).

     (Bullet) Immediately after the dividend, the Company would have 96.14 million shares of CarMax Stock designated and available for issuance (125 million less 28.86 million issued and outstanding).

REPURCHASES OF CARMAX STOCK

     The following illustrations reflect the repurchase by the Company of 5 million shares of CarMax Stock after the Offering.

  REPURCHASE WITH CARMAX GROUP FUNDS

     Assume all such shares are identified as having been repurchased with funds allocated to the CarMax Group, with the financial statements of the CarMax Group being charged with the consideration paid for such shares:

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Shares of CarMax Stock repurchased....................................................      5   million
                                                                                         --------------
Total issued and outstanding after repurchase.........................................    13.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest (75.44 million) would not be changed by the repurchase of any shares of CarMax Stock with funds allocated to the CarMax Group.

     (Bullet) The total issued and outstanding shares of CarMax Stock (13.86 million) would represent an Outstanding CarMax Fraction of 15.5%, calculated as follows:

        ________13.86 million_______

                            13.86 million + 75.44 million

             The Inter-Group Interest Fraction would accordingly be 84.5%.

     (Bullet) Immediately after the repurchase, the Company would have 111.14 million shares of CarMax Stock designated and available for issuance (125 million less 13.86 million issued and outstanding).

  REPURCHASE WITH CIRCUIT CITY GROUP FUNDS

     Assume all such shares are identified as having been repurchased with funds allocated to the Circuit City Group, with the financial statements of the Circuit City Group being charged with the consideration paid for such shares:

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Shares of CarMax Stock repurchased....................................................      5   million
                                                                                         --------------
Total issued and outstanding after repurchase.........................................    13.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest would be increased by the number of any shares of CarMax Stock repurchased with funds allocated to the Circuit City Group.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  repurchase..........................................................................    75.44 million
Shares repurchased with funds allocated to Circuit City Group.........................      5   million
                                                                                         --------------
Number of Shares Issuable with Respect to the Inter-Group Interest after repurchase...    80.44 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The total issued and outstanding shares of CarMax Stock (13.86 million) would represent an Outstanding CarMax Fraction of 14.7%, calculated as follows:

                          ________13.86 million_______

                         13.86 million + 80.44 million

       The Inter-Group Interest Fraction would accordingly be 85.3%.

     (Bullet) Immediately after the repurchase, the Company would have 111.14 million shares of CarMax Stock designated and available for issuance (125 million less 13.86 million issued and outstanding).

TRANSFERS OF ASSETS BETWEEN GROUPS

  CONTRIBUTION OF ASSETS FROM CIRCUIT CITY GROUP TO CARMAX GROUP

     The following illustration reflects the contribution as additional equity by the Circuit City Group to the CarMax Group after the Offering of $100 million of assets attributed to the Circuit City Group on a date on which the Fair Market Value of CarMax Stock is $20 per share.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................                0
                                                                                         --------------
Total issued and outstanding after contribution.......................................    18.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest would be increased to reflect the contribution to the CarMax Group of assets attributed to the Circuit City Group.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  contribution........................................................................    75.44 million
Adjustment to reflect contribution to CarMax Group of assets attributed to Circuit
  City Group..........................................................................      5   million
                                                                                         --------------
Number of Shares Issuable with Respect to the Inter-Group Interest after
  contribution........................................................................    80.44 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The total issued and outstanding shares of CarMax Stock (18.86 million) would represent an Outstanding CarMax Fraction of 19.0%, calculated as follows:

                          ________18.86 million_______

                         18.86 million + 80.44 million

       The Inter-Group Interest Fraction would accordingly be 81.0%.

     (Bullet) Immediately after the contribution, the Company would have 106.14 million shares of CarMax Stock designated and available for issuance (125 million less 18.86 million issued and outstanding).

  TRANSFER OF ASSETS FROM CARMAX GROUP TO CIRCUIT CITY GROUP

     The following illustration reflects the transfer by the CarMax Group to the Circuit City Group after the Offering of $100 million of assets attributed to the CarMax Group on a date on which the Fair Market Value of CarMax Stock is $20 per share, assuming such transfer has been determined by the Board of Directors to be treated as a reduction in the Circuit City Group's equity interest in the CarMax Group.

Shares of CarMax Stock previously issued and outstanding..............................    18.86 million
Newly issued shares of CarMax Stock...................................................                0
                                                                                         --------------
Total issued and outstanding after transfer...........................................    18.86 million
                                                                                         --------------
                                                                                         --------------

     (Bullet) The Number of Shares Issuable with Respect to the Inter-Group
              Interest would be decreased to reflect the contribution to the Circuit City Group of assets allocated to the CarMax Group.

Number of Shares Issuable with Respect to the Inter-Group Interest prior to
  transfer............................................................................   75.44 million
Adjustment to reflect transfer to Circuit City Group of assets allocated to CarMax
  Group...............................................................................     5   million
                                                                                         -------------
Number of Shares Issuable with Respect to the Inter-Group Interest after transfer.....   70.44 million
                                                                                         -------------
                                                                                         -------------

       The Company will not make transfers of assets of the CarMax Group to the Circuit City Group the fair value of which exceeds the Fair Market Value of the then Number of Shares Issuable with Respect to the Inter-Group Interest.

     (Bullet) The total issued and outstanding shares of CarMax Stock (18.86 million) would represent an Outstanding CarMax Fraction of 21.1%, calculated as follows:

                          ________18.86 million_______

                         18.86 million + 70.44 million

       The Inter-Group Interest Fraction would accordingly be 78.9%.

     (Bullet) Immediately after the transfer, the Company would have 106.14 million shares of CarMax Stock designated and available for issuance (125 million less 18.86 million issued and outstanding).

                       CARMAX GROUP FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                                          PAGE
                                                                                                                          -----
ANNUAL FINANCIAL STATEMENTS
  Statements of Operations -- Years Ended February 29 or 28, 1996, 1995 and 1994.......................................   F-2
  Balance Sheets -- February 29 or 28, 1996 and 1995...................................................................   F-3
  Statements of Cash Flows -- Years Ended February 29 or 28, 1996, 1995 and 1994.......................................   F-4
  Statements of Accumulated Group Deficit -- Years Ended February 29 or 28, 1996, 1995 and 1994........................   F-5
  Notes to Group Financial Statements..................................................................................   F-6
  Report of KPMG Peat Marwick LLP, Independent Auditors................................................................   F-16
INTERIM FINANCIAL STATEMENTS
  Statements of Operations -- Nine Months Ended November 30, 1996 and 1995 (unaudited).................................   F-17
  Balance Sheets -- November 30, 1996 (unaudited) and February 29, 1996................................................   F-18
  Statements of Cash Flows -- Nine Months Ended November 30, 1996 and 1995 (unaudited).................................   F-19
  Notes to Group Financial Statements (unaudited)......................................................................   F-20

                                  CARMAX GROUP

                            STATEMENTS OF OPERATIONS

                                                                                   YEARS ENDED FEBRUARY 29 OR 28
                                                                     ---------------------------------------------------------
                                                                       1996        %       1995        %       1994        %
                                                                     --------    -----    -------    -----    -------    -----
(AMOUNTS IN THOUSANDS)

NET SALES AND OPERATING REVENUES..................................   $275,857    100.0    $77,002    100.0    $16,176    100.0
Cost of sales.....................................................    252,284     91.4     72,147     93.7     14,202     87.8
                                                                     --------    -----    -------    -----    -------    -----
GROSS PROFIT......................................................     23,573      8.6      4,855      6.3      1,974     12.2
                                                                     --------    -----    -------    -----    -------    -----
Selling, general and administrative expenses (Notes 3 and 12).....     28,440     10.3     10,792     14.0      4,849     30.0
Interest expense (Note 7).........................................      4,075      1.5      1,045      1.4        161      1.0
                                                                     --------    -----    -------    -----    -------    -----
TOTAL EXPENSES....................................................     32,515     11.8     11,837     15.4      5,010     31.0
                                                                     --------    -----    -------    -----    -------    -----
Loss before income tax benefit....................................      8,942      3.2      6,982      9.1      3,036     18.8
Income tax benefit (Notes 3 and 8)................................      3,707      1.3      2,875      3.8      1,239      7.7
                                                                     --------    -----    -------    -----    -------    -----
NET LOSS..........................................................   $  5,235      1.9    $ 4,107      5.3    $ 1,797     11.1
                                                                     --------    -----    -------    -----    -------    -----
                                                                     --------    -----    -------    -----    -------    -----

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                                 BALANCE SHEETS

                                                                                                         AT FEBRUARY 29 OR 28
                                                                                                         --------------------
                                                                                                           1996        1995
                                                                                                         --------    --------
(AMOUNTS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash................................................................................................   $  2,219    $  2,159
  Net accounts receivable (Note 4)....................................................................     16,562      44,326
  Inventory...........................................................................................     61,672      46,471
  Prepaid expenses and other current assets...........................................................        772         589
                                                                                                         --------    --------
     TOTAL CURRENT ASSETS.............................................................................     81,225      93,545
  Property and equipment, net (Notes 6 and 7).........................................................     19,860      19,655
  Deferred income taxes (Note 8)......................................................................      1,560       1,093
                                                                                                         --------    --------
     TOTAL ASSETS.....................................................................................   $102,645    $114,293
                                                                                                         --------    --------
                                                                                                         --------    --------
LIABILITIES AND ACCUMULATED GROUP DEFICIT
CURRENT LIABILITIES:
  Accounts payable....................................................................................   $ 12,399    $  6,476
  Short-term debt (Note 7)............................................................................     18,050          --
  Deferred income taxes (Note 8)......................................................................      2,276         699
  Accrued expenses and other current liabilities......................................................      1,164         756
                                                                                                         --------    --------
     TOTAL CURRENT LIABILITIES........................................................................     33,889       7,931
  Long-term debt (Note 7).............................................................................     78,519     111,629
  Deferred revenue and other liabilities..............................................................      1,438         699
                                                                                                         --------    --------
     TOTAL LIABILITIES................................................................................    113,846     120,259
                                                                                                         --------    --------
ACCUMULATED GROUP DEFICIT.............................................................................    (11,201)     (5,966)
                                                                                                         --------    --------
  Commitments and contingent liabilities (Notes 1, 4, 5, 10, 11, 13 and 14)
     TOTAL LIABILITIES AND ACCUMULATED GROUP DEFICIT..................................................   $102,645    $114,293
                                                                                                         --------    --------
                                                                                                         --------    --------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                            STATEMENTS OF CASH FLOWS

                                                                                               YEARS ENDED FEBRUARY 29 OR 28
                                                                                              --------------------------------
                                                                                                1996        1995        1994
                                                                                              --------    --------    --------
(AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net loss.................................................................................   $ (5,235)   $ (4,107)   $ (1,797)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
     Depreciation..........................................................................        821         259          60
     Provision for deferred income taxes...................................................      1,110         412        (805)
     Increase in deferred revenue and other liabilities....................................        739         608          91
     Decrease (increase) in net accounts receivable........................................     27,764     (34,001)     (8,871)
     Increase in inventory, prepaid expenses and other current assets......................    (15,384)    (35,720)    (11,341)
     Increase in accounts payable, accrued expenses and other current liabilities..........      6,331       4,540       2,679
                                                                                              --------    --------    --------
  Net cash provided by (used in) operating activities......................................     16,146     (68,009)    (19,984)
                                                                                              --------    --------    --------
INVESTING ACTIVITIES:
  Purchases of property and equipment......................................................    (26,776)    (32,990)     (7,284)
  Proceeds from sales of property and equipment............................................     25,750      14,300       6,000
                                                                                              --------    --------    --------
  Net cash used in investing activities....................................................     (1,026)    (18,690)     (1,284)
                                                                                              --------    --------    --------
FINANCING ACTIVITIES:
  Proceeds from issuance of short-term debt, net...........................................     18,050          --          --
  (Principal payments on) proceeds from issuance of long-term debt, net....................    (33,110)     87,253      22,825
                                                                                              --------    --------    --------
  Net cash (used in) provided by financing activities......................................    (15,060)     87,253      22,825
                                                                                              --------    --------    --------
Increase in cash...........................................................................         60         554       1,557
Cash at beginning of year..................................................................      2,159       1,605          48
                                                                                              --------    --------    --------
Cash at end of year........................................................................   $  2,219    $  2,159    $  1,605
                                                                                              --------    --------    --------
                                                                                              --------    --------    --------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                    STATEMENTS OF ACCUMULATED GROUP DEFICIT

                                                                                                               ACCUMULATED
                                                                                                              GROUP DEFICIT
                                                                                                          ----------------------
(AMOUNTS IN THOUSANDS)
BALANCE AT MARCH 1, 1993...............................................................................          $    (62)
Net loss...............................................................................................            (1,797)
                                                                                                               ----------
BALANCE AT FEBRUARY 28, 1994...........................................................................            (1,859)
Net loss...............................................................................................            (4,107)
                                                                                                               ----------
BALANCE AT FEBRUARY 28, 1995...........................................................................            (5,966)
Net loss...............................................................................................            (5,235)
                                                                                                               ----------
BALANCE AT FEBRUARY 29, 1996...........................................................................          $(11,201)
                                                                                                               ----------
                                                                                                               ----------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                      NOTES TO GROUP FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

     The Board of Directors of Circuit City Stores, Inc. (the "Company") has adopted a proposal (the "CarMax Stock Proposal") which, if approved by shareholders and implemented by the Board of Directors, would effect a comprehensive plan that will result in a restructuring of the existing Common Stock of the Company into two new series of Common Stock intended to reflect separately the performance of the Company's two main businesses -- the used and new car retail business (the "CarMax Group") and the consumer electronics, major appliances, personal computer and music software retail business, including its interest in the CarMax Group referred to below (the "Circuit City Group"). Under the CarMax Stock Proposal, the Board of Directors would be authorized to designate and issue shares of a new series of Common Stock to be called Circuit City Stores, Inc. -- CarMax Group Common Stock, par value $0.50 per share ("CarMax Stock"), which is intended to reflect separately the performance of the CarMax Group. In addition, each share of the Company's existing Common Stock would be redesignated as a share of a new series of Common Stock to be called Circuit City Stores, Inc. -- Circuit City Group Common Stock, par value $0.50 per share ("Circuit City Stock"), which is intended to reflect separately the performance of the Circuit City Group, which is generally comprised of (i) the Company's consumer electronics, major appliances, personal computer and music software retail business, (ii) an interest in the CarMax Group, which excludes the interest represented by any outstanding shares of CarMax Stock, as described below, and (iii) all other businesses in which the Company or any of its subsidiaries may be engaged (other than those comprising the CarMax Group). The CarMax Group and the Circuit City Group are sometimes referred to collectively as the "Groups" and individually as a "Group."

     Following approval of the CarMax Stock Proposal, the Company currently intends, subject to prevailing market and other conditions, to offer shares of CarMax Stock initially representing 20 percent of the equity value of the CarMax Group, without giving effect to the CarMax Stock Options, to the public for cash in a public offering (the "Offering"). The Company intends to allocate the proceeds of the Offering to the CarMax Group. Upon completion of the Offering, the Circuit City Group will hold an interest (the "Inter-Group Interest") in 80 percent of the equity value of the CarMax Group.

     The CarMax Group and the Circuit City Group financial statements comprise all of the accounts included in the corresponding consolidated financial statements of the Company. The separate Group financial statements give effect to the management and allocation policies adopted by the Board of Directors, as described under "Corporate Activities" below. The CarMax Group financial statements have been prepared on a basis that management believes to be reasonable and appropriate and include (i) the historical financial position, results of operations and cash flows of the CarMax Group, (ii) an allocated portion of the Company's debt, including the related effects upon results of operations and cash flow and (iii) an allocated portion of the Company's corporate general and administrative costs.

     If the CarMax Stock Proposal is approved and implemented, the Company will provide to holders of both CarMax Stock and Circuit City Stock separate financial statements, management's discussion and analysis of results of operations and financial condition, description of business and other relevant information for the CarMax Group, the Circuit City Group and the Company. Notwithstanding the attribution of the Company's assets and liabilities (including contingent liabilities) and stockholders' equity between the CarMax Group and the Circuit City Group for the purposes of preparing their respective financial statements, holders of CarMax Stock and holders of Circuit City Stock will be shareholders of the Company and will continue to be subject to all of the risks associated with an investment in the Company and all of its businesses, assets and liabilities. Such attribution and the change in the equity structure of the Company contemplated by the CarMax Stock Proposal will not affect title to the assets or responsibility for the liabilities of the Company or any of its subsidiaries. As a result, the CarMax Stock Proposal will not affect the rights of holders of the Company's or any of its subsidiaries' debt. The results of operations or financial condition of either Group could affect the results of operations or financial condition of the other Group and the market price of the series of Common Stock relating to that Group. In addition, any net losses of the CarMax Group or the Circuit City Group and dividends or distributions on, or repurchases of, CarMax Stock or Circuit City Stock will reduce the assets of the Company legally available for payment of dividends on both the CarMax Stock and the Circuit City Stock. Accordingly, the CarMax Group's financial information should be read in conjunction with the Company's consolidated financial information and the Circuit City Group's financial information.

                                  CARMAX GROUP

     The management and allocation policies applicable to the preparation of the financial statements of the CarMax Group and the Circuit City Group may be modified or rescinded, or additional policies may be adopted, at the sole discretion of the Board of Directors without approval of the shareholders, although the Board of Directors has no present plans to do so. Any determination of the Board of Directors to modify or rescind such policies, or to adopt additional policies, including any such decision that would have disparate effects upon holders of CarMax Stock and holders of Circuit City Stock, would be made by the Board of Directors in its good faith business judgment of the Company's best interests, taking into consideration the interests of all common shareholders.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) INSTALLMENT AUTO LOAN RECEIVABLES

     Installment auto loan receivables ("installment receivables") held for investment are stated at cost. Installment receivables held for sale are stated at the lower of cost or market. As of February 29, 1996, and February 28, 1995, cost approximates market.

  (B) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company enters into financial instruments on behalf of the CarMax Group. The carrying value of the CarMax Group's financial instruments, excluding interest rate swap agreements ("swaps"), approximates fair value due to variable interest rates on long-term debt and the short-term maturities of the assets and other liabilities. Credit risk is the exposure created by the potential nonperformance of another material party to an agreement due to changes in economic, industry or geographic factors. Credit risk is mitigated by dealing only with counterparties that are highly rated by several financial rating agencies. Accordingly, the CarMax Group does not anticipate loss for nonperformance. All financial instruments are diversified along industry, product and geographic areas. As discussed in Note 5, swaps are not held for trading purposes and, therefore, are not carried at fair value.

  (C) INVENTORY

     Inventory is stated at the lower of cost or market. Vehicle inventory cost is determined by specific identification. Parts and labor used to recondition vehicles, as well as transportation and other incremental expenses associated with acquiring vehicles, are included in inventory.

  (D) PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the assets' estimated useful lives, which range from three to 15 years.

  (E) PRE-OPENING EXPENSES

     Expenses associated with the opening of new stores are deferred and amortized ratably over the period from the date of the store opening to the end of the fiscal year.

  (F) INCOME TAXES

     Income taxes are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes, measured by applying currently enacted tax laws. A deferred tax asset is recognized if it is more likely than not that a benefit will be realized.

                                  CARMAX GROUP

  (G) DEFERRED REVENUE

     The CarMax Group sells its own service policies and service policies on behalf of unrelated third parties. Policies usually have terms of coverage between 12 and 72 months. All revenue from the sale of the CarMax Group's own service policies is deferred and amortized over the life of the policies consistent with the pattern of repair experience of the industry. Incremental direct contract costs related to the sale of policies are deferred and charged to expense in proportion to the revenue recognized. All other costs are charged to expense as incurred. Commission revenue for the unrelated third-party service policies is recognized at the time of sale.

  (H) SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Operating profits generated by FNAC are recorded as a reduction to selling, general and administrative expenses.

  (I) ADVERTISING EXPENSES

     All advertising costs are expensed as incurred.

  (J) EARNINGS OR LOSS PER SHARE

     Historical loss per share is omitted from the statements of operations since the CarMax Stock was not part of the capital structure of the Company for the periods presented. Following implementation of the CarMax Stock Proposal, the method of calculating earnings per share for the CarMax Group would reflect the terms of the proposed amendments to the Company's Amended and Restated Articles of Incorporation and would be computed by dividing the product of (i) earnings or losses of the CarMax Group and (ii) the "Outstanding CarMax Fraction" by the weighted average number of shares of CarMax Stock and dilutive CarMax Stock equivalents outstanding during the applicable period. The "Outstanding CarMax Fraction" is the fractional interest in earnings or losses of the CarMax Group and the equity of the CarMax Group that is represented by the shares of CarMax Stock that are outstanding at any particular time, and is equal to a fraction the numerator of which is such number of shares of CarMax Stock outstanding and the denominator of which is the number of shares of CarMax Stock that, if issued, would represent 100 percent of the equity of the CarMax Group.

  (K) RISKS AND UNCERTAINTIES

     The diversity of the CarMax Group's customers and suppliers reduces the risk that a severe impact will occur in the near term as a result of changes in its customer base, competition or sources of supply. The CarMax Group operations currently are concentrated in the southeastern United States. A severe economic downturn in the southeastern United States could negatively impact the CarMax Group's operating results. Due to the CarMax Group's geographic concentration and limited overall size, management cannot assure that unanticipated events will not have a negative impact on the Group.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  (L) RECLASSIFICATIONS

     Certain amounts in prior years have been reclassified to conform to classifications adopted in fiscal 1996.

3. CORPORATE ACTIVITIES

     The CarMax Group's financial statements reflect the application of the management and allocation policies adopted by the Board of Directors to various corporate activities, as described below.

  (A) FINANCIAL ACTIVITIES

     Most financial activities are managed by the Company on a centralized basis. Such financial activities include the investment of surplus cash and the issuance and repayment of short-term and long-term debt.

                                  CARMAX GROUP

  (B) DEBT AND INTEREST EXPENSE

     Allocated debt of the CarMax Group consists of (i) Company debt, if any, that has been allocated in its entirety to the CarMax Group and (ii) a portion of the Company's debt that is allocated between the Circuit City Group and the CarMax Group ("pooled debt"). For the periods covered by the CarMax Group's financial statements, all debt consists of an allocated portion of the pooled debt. The pooled debt bears interest at a rate based on the weighted average interest rate of such debt calculated on a periodic basis and applied to the average pooled debt balance. Expenses related to increases in pooled debt are reflected in the weighted average interest rate of such pooled debt as a whole.

  (C) CORPORATE GENERAL AND ADMINISTRATIVE COSTS

     Corporate general and administrative costs and other shared services generally have been allocated to the CarMax Group based upon utilization of such services by the CarMax Group. Where determinations based on utilization alone have been impracticable, other methods and criteria were used that management believes are equitable and provide a reasonable estimate of the cost attributable to the CarMax Group.

  (D) INCOME TAXES

     The CarMax Group is included in the consolidated federal income tax return filed by the Company. Accordingly, the provision for federal income taxes and related payments of tax are determined on a consolidated basis. The financial statement provision and the related tax payments or refunds are reflected in the Circuit City Group's and the CarMax Group's financial statements in accordance with the Company's tax allocation policy for such Groups. In general, this policy provides that the consolidated tax provision and related tax payments or refunds will be allocated between the Circuit City Group and the CarMax Group based principally upon the financial income, taxable income, credits and other amounts directly related to the respective Group. Tax benefits that cannot be used by the Group generating such attributes, but can be utilized on a consolidated basis, are allocated to the Group that generated such benefits. As a result, the allocated group amounts of taxes payable or refundable are not necessarily comparable to those that would have resulted if the Groups had filed separate tax returns.

4. ACCOUNTS RECEIVABLE AND SECURITIZATION TRANSACTIONS

     Accounts receivable consist of the following at February 29 or 28:

                                                               1996              1995
                                                              -------           -------
(AMOUNTS IN THOUSANDS)
Trade receivables..........................................   $ 4,001           $   340
Installment receivables held for sale......................     6,941            44,292
Installment receivables held for investment................     6,065                --
                                                              -------           -------
                                                               17,007            44,632
Less allowance for doubtful accounts.......................       445               306
                                                              -------           -------
Net accounts receivable....................................   $16,562           $44,326
                                                              -------           -------
                                                              -------           -------

     In fiscal 1996, the Company entered into a securitization transaction on behalf of the CarMax Group to finance the installment receivables generated by First North American Credit ("FNAC,") the Group's installment lending division. No gain or loss has been recorded on this sale. Proceeds from the auto loan securitization transaction were $87 million during fiscal 1996. At February 29, 1996, the following amounts were outstanding:

                                                                                   1996
                                                                                 --------
(AMOUNTS IN THOUSANDS)
Securitized receivables.......................................................   $ 93,065
Interest retained by CarMax Group.............................................     (6,065)
                                                                                 --------
Net receivables transferred with recourse.....................................   $ 87,000
                                                                                 --------
                                                                                 --------
Program capacity..............................................................   $100,000
                                                                                 --------
                                                                                 --------

                                  CARMAX GROUP

     The finance charges from the transferred receivables are used to fund interest costs, charge-offs and servicing fees. The securitization agreement provides recourse to the Company for any cash flow deficiencies if the monthly auto loan installment cash flows from finance charges are inadequate to cover such expenses. The CarMax Group believes that as of February 29, 1996, no liability existed under the recourse provision. As of April 1, 1996, the program capacity increased to $125 million. FNAC's servicing revenue totalled $2.0 million for fiscal 1996, $2.0 million for fiscal 1995 and $0.4 million for fiscal 1994.

5. INTEREST RATE SWAP

     In November 1995, the Company entered into a 50-month amortizing swap on behalf of the CarMax Group in the notional amount of $75 million relating to the auto loan receivable securitization to convert variable-rate financing costs to a fixed-rate obligation. The underlying receivables are issued with a fixed-rate finance charge. The swap was put in place to better match the variable funding costs to the receivables being securitized and to preserve net portfolio yield. Recording the swap at fair value at February 29, 1996, would result in a loss of $0.3 million.

     The market and credit risks associated with this swap are similar to those relating to other types of financial instruments. Market risk is the exposure created by potential fluctuations in interest rates and is directly related to the product type, agreement terms and transaction volume. The CarMax Group does not anticipate significant market risk from swaps, since their use is to more closely match funding costs to the use of the funding. Credit risk is the exposure created by potential nonperformance of another party to an agreement. Credit risk is mitigated by dealing with highly rated counterparties.

6. PROPERTY AND EQUIPMENT

     Property and equipment, at cost, at February 29 or 28 is summarized as follows:

                                                               1996              1995
                                                              -------           -------
(AMOUNTS IN THOUSANDS)
Land.......................................................   $ 3,826           $    --
Construction in progress...................................     9,190            17,114
Furniture, fixtures and equipment (3 to 8 years)...........     5,515             2,173
Leasehold improvements (10 to 15 years)....................     2,461               682
                                                              -------           -------
                                                               20,992            19,969
Less accumulated depreciation..............................     1,132               314
                                                              -------           -------
Property and equipment, net................................   $19,860           $19,655
                                                              -------           -------
                                                              -------           -------

7. DEBT

     Long-term pooled debt of the Company at February 29 or 28 is summarized as follows:

                                                                       1996        1995
                                                                     --------    --------
(AMOUNTS IN THOUSANDS)
Term loans........................................................   $275,000    $100,000
Short-term debt expected to be refinanced.........................    100,000      53,000
                                                                     --------    --------
Total long-term debt..............................................   $375,000    $153,000
                                                                     --------    --------
                                                                     --------    --------
Portion of long-term debt allocated to CarMax Group...............   $ 78,519    $111,629
                                                                     --------    --------
                                                                     --------    --------

     In July 1994, the Company entered into a seven-year, $100,000,000, unsecured bank term loan. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.50 percent. At February 29, 1996, the interest rate on the term loan was 5.88 percent.

                                  CARMAX GROUP

     In May 1995, the Company entered into a five-year, $175,000,000, unsecured bank term loan. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.35 percent. At February 29, 1996, the interest rate on the term loan was 5.65 percent.

     The Company has the intent and ability to refinance the $100,000,000 of short-term committed and uncommitted bank borrowings on a long-term basis by entering into a multi-year term loan with a group of banks. Consequently, the Company has classified the short-term debt as long-term for financial reporting purposes. The existing revolving credit agreement could be used for this purpose, although the Company does not currently intend to do so.

     The Company maintains a multi-year, $100,000,000, unsecured revolving credit agreement with four banks. The agreement calls for interest based on certain money market rates and a commitment fee of 0.13 percent per annum. The agreement was entered into as of June 30, 1992, was amended and restated as of June 30, 1995, and terminates June 30, 2000. The agreement provides for annual one-year extensions of the final maturity beginning on or before June 30, 1996, and each June 30 thereafter. No amounts were outstanding under the revolving credit agreement at February 29, 1996, or February 28, 1995.

     Under certain of the debt agreements, the Company must meet financial covenants relating to minimum tangible net worth, current ratios and debt-to-capital ratios. The Company was in compliance with all such covenants at February 29, 1996, and February 28, 1995.

     Short-term debt of the Company includes committed lines of credit and informal credit arrangements. Amounts outstanding and committed lines of credit available are as follows:

                                                         YEARS ENDED FEBRUARY 29 OR 28
                                                        --------------------------------
                                                          1996        1995        1994
                                                        --------    --------    --------
(AMOUNTS IN THOUSANDS)
Average short-term debt outstanding..................   $185,789    $134,022    $ 77,392
                                                        --------    --------    --------
Maximum short-term debt outstanding..................   $479,000    $465,000    $355,000
                                                        --------    --------    --------
                                                        --------    --------    --------
Aggregate committed lines of credit..................   $255,000    $285,000    $145,000
                                                        --------    --------    --------
                                                        --------    --------    --------

     Short-term debt allocated to the CarMax Group at February 29, 1996, was $18,050,000. The weighted average interest rate on the outstanding short-term debt was 5.9 percent during fiscal 1996, 5.3 percent during fiscal 1995 and 3.3 percent during fiscal 1994.

     Interest expense allocated by the Company to the CarMax Group, excluding interest capitalized, was $4,074,737, $1,045,153 and $161,472 in fiscal 1996,
1995 and 1994, respectively.

     The CarMax Group capitalizes interest in connection with the construction of certain facilities. In fiscal 1996, interest capitalized amounted to $1,314,000 ($176,000 and $119,000 in fiscal 1995 and 1994, respectively).

     Concurrent with the funding of the $175,000,000 term loan facility in May 1995, the Company entered into five-year swaps with notional amounts aggregating $175,000,000. These swaps effectively converted the variable-rate obligation into a fixed-rate obligation. The fair value of the swaps is the amount at which they could be settled. This value is based on estimates obtained from the counterparties, which are two banks highly rated by several financial rating agencies. Recording the swaps at fair value at February 29, 1996, would result in a loss of $2,500,000.

                                  CARMAX GROUP

8. INCOME TAXES

     The components of the income tax benefit on loss before income tax benefit follow:

                                                                         YEARS ENDED FEBRUARY 29 OR 28
                                                                         -----------------------------
                                                                          1996       1995       1994
                                                                         -------    -------    -------
(AMOUNTS IN THOUSANDS)
Current:
  Federal.............................................................   $(3,670)   $(2,536)   $  (341)
  State...............................................................    (1,147)      (751)       (93)
                                                                         -------    -------    -------
                                                                          (4,817)    (3,287)      (434)
                                                                         -------    -------    -------
Deferred:
  Federal.............................................................       844        316       (631)
  State...............................................................       266         96       (174)
                                                                         -------    -------    -------
                                                                           1,110        412       (805)
                                                                         -------    -------    -------
Income tax benefit....................................................   $(3,707)   $(2,875)   $(1,239)
                                                                         -------    -------    -------
                                                                         -------    -------    -------

     The effective income tax rate differed from the Federal statutory income tax rate as follows:

                                                                                1996     1995     1994
                                                                                ----     ----     ----
Federal statutory income tax rate............................................   35.0%    35.0%    35.0%
State and local income taxes, net of Federal benefit.........................    6.5      6.2      5.8
                                                                                ----     ----     ----
Effective income tax rate....................................................   41.5%    41.2%    40.8%
                                                                                ----     ----     ----
                                                                                ----     ----     ----

     In accordance with SFAS No. 109, the tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities at February 29, 1996, and February 28, 1995, are as follows:

                                                                  1996             1995
                                                                 ------           ------
(AMOUNTS IN THOUSANDS)
Deferred Tax Assets:
  Deferred revenue............................................   $1,820           $  990
  Organization cost capitalization............................       92              182
  Accrued expenses............................................       --               86
  Other.......................................................       --                3
                                                                 ------           ------
     Total gross deferred tax assets..........................    1,912            1,261
                                                                 ------           ------
Deferred Tax Liabilities:
  Depreciation................................................      352              168
  Prepaid expenses............................................      365              257
  Inventory capitalization....................................    1,907              442
  Other.......................................................        4               --
                                                                 ------           ------
     Total gross deferred tax liabilities.....................    2,628              867
                                                                 ------           ------
Net deferred tax (liability) asset............................   $ (716)          $  394
                                                                 ------           ------
                                                                 ------           ------

     In assessing the realizability of deferred tax assets, management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies. Based on these considerations, management believes that it is more likely than not that the gross deferred tax assets at February 29, 1996, and February 28, 1995, will be realized by the CarMax Group; therefore, no valuation allowance is necessary.

                                  CARMAX GROUP

9. STOCK INCENTIVE PLAN

     As of February 29, 1996, there were outstanding options to purchase shares of stock representing approximately 5% of the corporate entity comprising the CarMax Group. These options are held by management and key employees of the CarMax Group and vest evenly on the third, fourth, and fifth anniversary of the grant date. The exercise price is equal to, or greater than, the fair market value of the stock at the date of grant.

     If the CarMax Stock Proposal is approved by the shareholders and implemented by the Board of Directors, management intends to convert these options into options to purchase CarMax Group stock. While the issuance of additional shares will reduce the ownership percentage, the aggregate intrinsic value of the options will be preserved. In addition, the vesting provisions and option periods of the original grant will remain the same when converted.

10. PENSION PLAN

     The Company has a non-contributory defined benefit pension plan covering the majority of full-time employees who are at least age 21 and have completed one year of service. The cost of the program is being funded currently. Plan benefits are generally based on years of service and average compensation. Plan assets consist primarily of equity securities and included 80,000 shares of the Company's common stock at February 29, 1996, and February 28, 1995.

     Eligible employees of the CarMax Group participate in the Company's plan. Pension costs for these employees have been allocated to the CarMax Group based on its proportionate share of the projected benefit obligation.

     The components of net pension expense for the CarMax Group are as follows (pension activity related to fiscal 1994 was not material):

                                                                         YEARS ENDED
                                                                      FEBRUARY 29 OR 28
                                                                     -------------------
                                                                     1996           1995
                                                                     ----           ----
(AMOUNTS IN THOUSANDS)
Service cost of benefits earned during the year...................   $140           $34
Interest cost on projected benefit obligation.....................     26             5
Actual return on plan assets......................................   (128)           (1)
Net amortization..................................................     87           (18)
                                                                     ----           ----
Net pension expense...............................................   $125           $20
                                                                     ----           ----
                                                                     ----           ----

                                  CARMAX GROUP

     The following table sets forth the CarMax Group's share of the plan's financial status and amounts recognized in the balance sheets as of February 29 or 28:

                                                                   1996            1995
                                                                   -----           -----
(AMOUNTS IN THOUSANDS)
Actuarial present value of benefit obligation:
Accumulated benefit obligation
  Vested........................................................   $ 242           $  45
  Non-vested....................................................      32               7
                                                                   -----           -----
Total benefits..................................................     274              52
Additional amounts related to projected
  salary increases..............................................     215              41
                                                                   -----           -----
Projected benefit obligation for services
  rendered to date..............................................     489              93
Plan assets at fair value.......................................    (649)           (194)
                                                                   -----           -----
Plan assets in excess of projected
  benefit obligation............................................    (160)           (101)
Unrecognized loss from past experience..........................    (195)            (43)
Unrecognized prior service cost.................................      12               5
Unrecognized net obligation being
  recognized over 15 years......................................      17               7
                                                                   -----           -----
Prepaid pension cost............................................   $(326)          $(132)
                                                                   -----           -----
                                                                   -----           -----

     Assumptions used in the accounting for the pension plan were:

                                                                            YEARS ENDED
                                                                         FEBRUARY 29 OR 28
                                                                         -----------------
                                                                         1996         1995
                                                                         ----         ----
Weighted average discount rate........................................   7.0 %        8.0 %
Rate of increase in compensation levels...............................   6.0 %        6.5 %
Rate of return on plan assets.........................................   9.0 %        8.0 %
                                                                         ----         ----

11. LEASE COMMITMENTS

     The CarMax Group conducts substantially all of its business in leased premises. The CarMax Group's lease obligations are based upon contractual minimum rates. Rental expenses for all operating leases were $3,850,000, $1,030,000 and $189,000 in fiscal 1996, 1995 and 1994, respectively.

     Most leases provide that the CarMax Group pay taxes, maintenance, insurance and certain other operating expenses applicable to the premises.

     The initial term of real property leases will expire within the next 22 years; however, most of the leases have options providing for additional lease terms of from eight years to 28 years at terms substantially the same as the initial terms.

                                  CARMAX GROUP

     Future minimum fixed lease obligations, excluding taxes, insurance and other costs payable directly by the CarMax Group, as of February 29, 1996, were:

                                                                         OPERATING LEASE
FISCAL                                                                     COMMITMENTS
-------------------------------------------------------------------   ----------------------
(AMOUNTS IN THOUSANDS)
1997...............................................................          $  4,864
1998...............................................................             4,823
1999...............................................................             4,821
2000...............................................................             4,696
2001...............................................................             4,657
After 2001.........................................................            70,551
                                                                           ----------
Total minimum lease payments.......................................          $ 94,412
                                                                           ----------
                                                                           ----------

     In fiscal 1996, the Company entered into sale-leaseback transactions on behalf of the CarMax Group with unrelated parties at an aggregate selling price of $25,750,000 ($14,300,000 in fiscal 1995 and $6,000,000 in fiscal 1994).
Neither the Company nor the CarMax Group has continuing involvement under the sale-leaseback transactions.

12. SUPPLEMENTARY INCOME STATEMENT INFORMATION

     Advertising expense, which is included in selling, general and administrative expenses in the accompanying statements of operations, amounted to $7,154,000, $2,202,000 and $703,000 (2.6 percent, 2.9 percent and 4.3 percent of net sales and operating revenues) in fiscal years 1996, 1995 and 1994, respectively.

13. CONTINGENT LIABILITIES

     In the normal course of business, the Company is involved in various legal proceedings. Based upon the CarMax Group's evaluation of the information presently available, management believes that the ultimate resolution of any such proceedings will not have a material adverse effect on the CarMax Group's financial position, liquidity or results of operation.

14. SUBSEQUENT EVENT

     OfficeMax, Inc. has filed suit accusing the Company of infringing OfficeMax, Inc.'s trademark rights by using the mark CARMAX. The Company denies such allegations and believes that the CarMax Group's use and registration of the mark CARMAX and other marks containing MAX do not violate any rights of OfficeMax, Inc. The Company has filed a complaint requesting, among other things, that certain of OfficeMax, Inc.'s marks be cancelled or declared void. OfficeMax, Inc. has filed a similar complaint against the Company. Although it is not possible to predict the outcome of this litigation, the Company believes that OfficeMax, Inc.'s position and suit are without merit.

                                  CARMAX GROUP

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS OF CIRCUIT CITY STORES, INC.:

     We have audited the accompanying balance sheets of the CarMax Group (as defined in Note 1) as of February 29, 1996 and February 28, 1995 and the related statements of operations, accumulated group deficit and cash flows for each of the fiscal years in the three-year period ended February 29, 1996. These financial statements are the responsibility of Circuit City Stores, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the CarMax Group as of February 29, 1996 and February 28, 1995 and the results of its operations and its cash flows for each of the fiscal years in the three-year period ended February 29, 1996 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick
Richmond, Virginia
October 25, 1996

                                  CARMAX GROUP

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                                           NINE MONTHS ENDED NOVEMBER 30,
                                                                                       ---------------------------------------
                                                                                         1996        %        1995        %
                                                                                       ---------   ------   ---------   ------

(AMOUNTS IN THOUSANDS)

NET SALES AND OPERATING REVENUES....................................................   $ 375,319    100.0   $ 203,149    100.0
Cost of sales.......................................................................     343,998     91.6     185,980     91.5
                                                                                       ---------   ------   ---------   ------
GROSS PROFIT........................................................................      31,321      8.4      17,169      8.5
                                                                                       ---------   ------   ---------   ------
Selling, general and administrative expenses........................................      34,842      9.3      20,857     10.3
Interest expense....................................................................       4,211      1.1       2,994      1.5
                                                                                       ---------   ------   ---------   ------
TOTAL EXPENSES......................................................................      39,053     10.4      23,851     11.8
                                                                                       ---------   ------   ---------   ------
Loss before income tax benefit......................................................       7,732      2.0       6,682      3.3
Income tax benefit..................................................................       3,209      0.8       2,773      1.4
                                                                                       ---------   ------   ---------   ------
NET LOSS............................................................................   $   4,523      1.2       3,909      1.9
                                                                                       ---------   ------   ---------   ------
                                                                                       ---------   ------   ---------   ------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                                 BALANCE SHEETS

                                                                                                    NOV. 30, 1996    FEB. 29, 1996
                                                                                                    -------------    -------------
                                                                                                     (UNAUDITED)

(AMOUNTS IN THOUSANDS)
ASSETS
CURRENT ASSETS:
  Cash...........................................................................................     $   8,821        $   2,219
  Net accounts receivable........................................................................        26,205           16,562
  Inventory......................................................................................        69,234           61,672
  Prepaid expenses and other current assets......................................................         2,544              772
                                                                                                    -------------    -------------
     TOTAL CURRENT ASSETS........................................................................       106,804           81,225
  Property and equipment, net....................................................................        73,622           19,860
  Deferred income taxes..........................................................................         1,263            1,560
  Other assets...................................................................................         2,188               --
                                                                                                    -------------    -------------
     TOTAL ASSETS................................................................................     $ 183,877        $ 102,645
                                                                                                    -------------    -------------
                                                                                                    -------------    -------------

LIABILITIES AND ACCUMULATED GROUP DEFICIT
CURRENT LIABILITIES:
  Accounts payable...............................................................................     $  19,125        $  12,399
  Short-term debt................................................................................        99,758           18,050
  Deferred income taxes..........................................................................         3,443            2,276
  Accrued expenses and other current liabilities.................................................         2,421            1,164
                                                                                                    -------------    -------------
     TOTAL CURRENT LIABILITIES...................................................................       124,747           33,889
  Long-term debt.................................................................................        72,566           78,519
  Deferred revenue and other liabilities.........................................................         2,288            1,438
                                                                                                    -------------    -------------
     TOTAL LIABILITIES...........................................................................       199,601          113,846
                                                                                                    -------------    -------------
ACCUMULATED GROUP DEFICIT........................................................................       (15,724)         (11,201)
                                                                                                    -------------    -------------
     TOTAL LIABILITIES AND ACCUMULATED GROUP DEFICIT.............................................     $ 183,877        $ 102,645
                                                                                                    -------------    -------------
                                                                                                    -------------    -------------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                           NINE MONTHS ENDED
                                                                                                              NOVEMBER 30,
                                                                                                          --------------------
                                                                                                            1996        1995
                                                                                                          --------    --------

(AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net loss.............................................................................................   $ (4,523)   $ (3,909)
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
     Depreciation......................................................................................      1,307         600
     Provision for deferred income taxes...............................................................      1,464         835
     Increase in deferred revenue and other liabilities................................................        850         592
     (Increase) decrease in net accounts receivable....................................................     (9,643)     27,420
     (Increase) decrease in inventory, prepaid expenses and other current assets.......................     (9,334)      5,317
     Increase in other assets..........................................................................     (2,188)         --
     Increase in accounts payable, accrued expenses and other current liabilities......................      7,983       1,588
                                                                                                          --------    --------
  Net cash (used in) provided by operating activities..................................................    (14,084)     32,443
                                                                                                          --------    --------
INVESTING ACTIVITIES:
  Purchases of property and equipment..................................................................    (60,505)    (18,719)
  Proceeds from sales of property and equipment........................................................      5,436      15,800
                                                                                                          --------    --------
  Net cash used in investing activities................................................................    (55,069)     (2,919)
                                                                                                          --------    --------
FINANCING ACTIVITIES:
  Proceeds from issuance of short-term debt, net.......................................................     81,708      42,957
  Principal payments on long-term debt, net............................................................     (5,953)    (72,166)
                                                                                                          --------    --------
  Net cash provided by (used in) financing activities..................................................     75,755     (29,209)
                                                                                                          --------    --------
Increase in cash.......................................................................................      6,602         315
Cash at beginning of year..............................................................................      2,219       2,159
                                                                                                          --------    --------
Cash at end of period..................................................................................   $  8,821    $  2,474
                                                                                                          --------    --------
                                                                                                          --------    --------

See accompanying notes to group financial statements.

                                  CARMAX GROUP

                      NOTES TO GROUP FINANCIAL STATEMENTS

1. FINANCIAL STATEMENTS

     The group financial statements of the CarMax Group conform to generally accepted accounting principles. The interim period group financial statements are unaudited; however, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim group financial statements have been included. The fiscal year-end balance sheet data were derived from audited group financial statements. The financial statements included herein should be read in conjunction with the notes to group financial statements included in the CarMax Group's 1996 annual financial statements.

2. DEBT

     On June 14, 1996, the Company completed a five-year $130 million senior unsecured term loan agreement with a group of banks. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.35 percent.

     On August 31, 1996, the Company entered into a multi-year, $150 million unsecured revolving credit agreement with a group of banks. This facility replaced a similar $100 million facility.

     At November 30, 1996, $150 million was drawn on the Company's unsecured revolving bank credit facility and has been included in the Company's short-term debt.

3. INTEREST RATE SWAPS

     The Company entered into a new 40-month amortizing swap relating to the CarMax Group's auto loan receivable securitization during the third quarter with a notional amount of approximately $63 million. Including this new swap, recording the CarMax Group's interest rate swaps at fair value at November 30, 1996, would result in a loss of approximately $546,000 compared to a loss of $300,000 at February 29, 1996. The notional amount of the swaps was approximately $123 million at November 30, 1996, and $75 million at February 29, 1996.

4. SERVICING REVENUE

     FNAC's servicing revenue, including gain on sale of receivables in fiscal 1997, totalled $5.8 million for the nine months ended November 30, 1996, and $1.3 million for the nine months ended November 30, 1995.

                          COMPANY FINANCIAL STATEMENTS

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                         PAGE
                                                                                                                         ----
ANNUAL FINANCIAL STATEMENTS
  Consolidated Statements of Earnings -- Years Ended February 29 or 28, 1996, 1995 and 1994...........................   F-22
  Consolidated Balance Sheets -- February 29 or 28, 1996 and 1995.....................................................   F-23
  Consolidated Statements of Cash Flows -- Years Ended February 29 or 28, 1996, 1995 and 1994.........................   F-24
  Consolidated Statements of Stockholders' Equity -- Years Ended February 29 or 28, 1996, 1995 and 1994...............   F-25
  Notes to Consolidated Financial Statements..........................................................................   F-26
  Report of KPMG Peat Marwick LLP, Independent Auditors...............................................................   F-36
INTERIM FINANCIAL STATEMENTS
  Consolidated Statements of Earnings -- Three and Nine Months Ended November 30, 1996 and 1995 (unaudited)...........   F-37
  Consolidated Balance Sheets -- November 30, 1996 (unaudited) and February 29, 1996..................................   F-38
  Consolidated Statements of Cash Flows -- Nine Months Ended November 30, 1996 and 1995 (unaudited)...................   F-39
  Notes to Consolidated Financial Statements (unaudited)..............................................................   F-40

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF EARNINGS

                                                                               YEARS ENDED FEBRUARY 29 OR 28
                                                             -----------------------------------------------------------------
                                                                1996         %         1995         %         1994         %
                                                             ----------    -----    ----------    -----    ----------    -----

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales and operating revenues..........................   $7,029,123    100.0    $5,582,947    100.0    $4,130,415    100.0
Cost of sales, buying and warehousing.....................    5,394,293     76.7     4,197,947     75.2     3,024,759     73.2
                                                             ----------    -----    ----------    -----    ----------    -----
Gross profit..............................................    1,634,830     23.3     1,385,000     24.8     1,105,656     26.8
                                                             ----------    -----    ----------    -----    ----------    -----
Selling, general and administrative expenses (Note 8).....    1,322,430     18.8     1,106,370     19.8       891,865     21.6
Interest expense (Note 3).................................       25,400      0.4        10,030      0.2         4,791      0.1
                                                             ----------    -----    ----------    -----    ----------    -----
Total expenses............................................    1,347,830     19.2     1,116,400     20.0       896,656     21.7
                                                             ----------    -----    ----------    -----    ----------    -----
Earnings before income taxes..............................      287,000      4.1       268,600      4.8       209,000      5.1
Provision for income taxes (Note 4).......................      107,625      1.5       100,725      1.8        76,600      1.9
                                                             ----------    -----    ----------    -----    ----------    -----
Net earnings..............................................   $  179,375      2.6    $  167,875      3.0    $  132,400      3.2
                                                             ----------    -----    ----------    -----    ----------    -----
                                                             ----------    -----    ----------    -----    ----------    -----
Weighted average common shares and common share
  equivalents.............................................       98,546                 97,369                 97,391
                                                             ----------             ----------             ----------
                                                             ----------             ----------             ----------
Net earnings per share....................................   $     1.82             $     1.72             $     1.36
                                                             ----------             ----------             ----------
                                                             ----------             ----------             ----------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                       AT FEBRUARY 29 OR 28
                                                                                                     ------------------------
                                                                                                        1996          1995
                                                                                                     ----------    ----------
(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................................................   $   43,704    $   46,962
  Net accounts and notes receivable (Note 9)......................................................      324,395       264,565
  Merchandise inventory...........................................................................    1,323,183     1,035,776
  Deferred income taxes (Note 4)..................................................................       26,996        25,696
  Prepaid expenses and other current assets.......................................................       17,399        14,162
                                                                                                     ----------    ----------
     TOTAL CURRENT ASSETS.........................................................................    1,735,677     1,387,161
  Property and equipment, net (Notes 2 and 3).....................................................      774,265       592,956
  Deferred income taxes (Note 4)..................................................................           --         5,947
  Other assets....................................................................................       16,080        17,991
                                                                                                     ----------    ----------
     TOTAL ASSETS.................................................................................   $2,526,022    $2,004,055
                                                                                                     ----------    ----------
                                                                                                     ----------    ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current installments of long-term debt (Notes 3 and 7)..........................................   $    1,436    $    2,378
  Accounts payable................................................................................      604,488       576,578
  Short-term debt.................................................................................       92,087            --
  Accrued expenses and other current liabilities..................................................      123,789       113,631
  Accrued income taxes............................................................................        9,375        13,533
                                                                                                     ----------    ----------
     TOTAL CURRENT LIABILITIES....................................................................      831,175       706,120
  Long-term debt, excluding current installments (Notes 3 and 7)..................................      399,161       178,605
  Deferred revenue and other liabilities..........................................................      214,001       241,866
  Deferred income taxes (Note 4)..................................................................       17,764            --
                                                                                                     ----------    ----------
     TOTAL LIABILITIES............................................................................    1,462,101     1,126,591
                                                                                                     ----------    ----------
STOCKHOLDERS' EQUITY (Note 5):
  Common stock, $0.50 par value; 150,000,000 shares authorized;
     97,380,000 shares issued and outstanding (96,476,000 in 1995)................................       48,690        48,238
  Capital in excess of par value..................................................................       90,432        72,639
  Retained earnings...............................................................................      924,799       756,587
                                                                                                     ----------    ----------
     TOTAL STOCKHOLDERS' EQUITY...................................................................    1,063,921       877,464
                                                                                                     ----------    ----------
  Commitments and contingent liabilities (Notes 6, 7, 9, 10 and 11)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................................   $2,526,022    $2,004,055
                                                                                                     ----------    ----------
                                                                                                     ----------    ----------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                             YEARS ENDED FEBRUARY 29 OR 28
                                                                                            --------------------------------
                                                                                              1996        1995        1994
                                                                                            --------    --------    --------
(AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net earnings...........................................................................   $179,375    $167,875    $132,400
  Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
     Depreciation and amortization.......................................................     79,812      66,866      55,012
     Loss on sales of property and equipment.............................................      5,600       2,199       1,910
     Provision for deferred income taxes.................................................     22,411      73,745     (17,800)
     (Decrease) increase in deferred revenue and other liabilities.......................    (27,865)    (26,494)     36,306
     Increase in net accounts and notes receivable.......................................    (59,830)    (75,575)    (68,542)
     Increase in merchandise inventory, prepaid expenses and other current assets........   (290,644)   (317,114)   (203,783)
     Decrease (increase) in other assets.................................................      1,911      (3,819)       (522)
     Increase in accounts payable, accrued expenses and other current liabilities, and
      accrued income taxes...............................................................     33,910     159,297     173,300
                                                                                            --------    --------    --------
  Net cash (used in) provided by operating activities....................................    (55,320)     46,980     108,281
                                                                                            --------    --------    --------
INVESTING ACTIVITIES:
  Purchases of property and equipment....................................................   (518,175)   (375,406)   (252,256)
  Proceeds from sales of property and equipment..........................................    251,454     151,481     128,029
                                                                                            --------    --------    --------
  Net cash used in investing activities..................................................   (266,721)   (223,925)   (124,227)
                                                                                            --------    --------    --------
FINANCING ACTIVITIES:
  Proceeds from issuance of short-term debt..............................................     92,087          --          --
  Proceeds from issuance of long-term debt...............................................    222,000     153,000          --
  Principal payments on long-term debt...................................................     (2,386)     (3,484)    (52,748)
  Proceeds from issuance of common stock, net............................................     18,245       8,352      10,150
  Dividends paid.........................................................................    (11,163)     (9,155)     (7,674)
                                                                                            --------    --------    --------
  Net cash provided by (used in) financing activities....................................    318,783     148,713     (50,272)
                                                                                            --------    --------    --------
Decrease in cash and cash equivalents....................................................     (3,258)    (28,232)    (66,218)
Cash and cash equivalents at beginning of year...........................................     46,962      75,194     141,412
                                                                                            --------    --------    --------
Cash and cash equivalents at end of year.................................................   $ 43,704    $ 46,962    $ 75,194
                                                                                            --------    --------    --------
                                                                                            --------    --------    --------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for:
  Interest...............................................................................   $ 22,905    $  8,150    $  5,297
  Income taxes...........................................................................   $ 88,477    $ 98,894    $ 81,773

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                    COMMON                  CAPITAL IN
                                                                    SHARES       COMMON     EXCESS OF     RETAINED
                                                                  OUTSTANDING     STOCK     PAR VALUE     EARNINGS      TOTAL
                                                                  -----------    -------    ----------    --------    ----------

(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

BALANCE AT MARCH 1, 1993.......................................      95,670      $47,835     $ 54,540     $473,141    $  575,516
                                                                  -----------    -------    ----------    --------    ----------
  Net earnings.................................................          --           --           --      132,400       132,400
  Exercise of common stock options (Note 5)....................         316          158        2,994           --         3,152
  Shares issued under Employee Stock Purchase Plan (Note 5)....          76           38        1,895           --         1,933
  Shares issued under the 1988 Stock Incentive Plan (Note 5)...         146           73        3,589           --         3,662
  Tax benefit from stock issued................................          --           --        3,367           --         3,367
  Shares cancelled upon reacquisition by Company...............        (128)         (64)      (2,014)          --        (2,078)
  Unearned compensation-restricted stock (Note 5)..............          --           --          114           --           114
  Cash dividends-common stock ($0.08 per share)................          --           --           --       (7,674)       (7,674)
                                                                  -----------    -------    ----------    --------    ----------
BALANCE AT FEBRUARY 28, 1994...................................      96,080       48,040       64,485      597,867       710,392
                                                                  -----------    -------    ----------    --------    ----------
  Net earnings.................................................          --           --           --      167,875       167,875
  Exercise of common stock options (Note 5)....................         260          130        2,519           --         2,649
  Shares issued under Employee Stock Purchase Plan (Note 5)....          87           43        1,868           --         1,911
  Shares issued under the 1994 Stock Incentive Plan (Note 5)...         211          106        3,740           --         3,846
  Tax benefit from stock issued................................          --           --        3,272           --         3,272
  Shares cancelled upon reacquisition by Company...............        (162)         (81)      (3,089)          --        (3,170)
  Unearned compensation-restricted stock (Note 5)..............          --           --         (156)          --          (156)
  Cash dividends-common stock ($0.10 per share)................          --           --           --       (9,155)       (9,155)
                                                                  -----------    -------    ----------    --------    ----------
BALANCE AT FEBRUARY 28, 1995...................................      96,476       48,238       72,639      756,587       877,464
                                                                  -----------    -------    ----------    --------    ----------
  Net earnings.................................................          --           --           --      179,375       179,375
  Exercise of common stock options (Note 5)....................         645          322        7,831           --         8,153
  Shares issued under Employee Stock Purchase Plan (Note 5)....          75           38        2,174           --         2,212
  Shares issued under the 1994 Stock Incentive Plan (Note 5)...         259          129        5,745           --         5,874
  Tax benefit from stock issued................................          --           --        4,746           --         4,746
  Shares cancelled upon reacquisition by Company...............         (75)         (37)      (1,631)          --        (1,668)
  Unearned compensation-restricted stock (Note 5)..............          --           --       (1,072)          --        (1,072)
  Cash dividends-common stock ($0.12 per share)................          --           --           --      (11,163)      (11,163)
                                                                  -----------    -------    ----------    --------    ----------
BALANCE AT FEBRUARY 29, 1996...................................      97,380      $48,690     $ 90,432     $924,799    $1,063,921
                                                                  -----------    -------    ----------    --------    ----------
                                                                  -----------    -------    ----------    --------    ----------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (A) PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of Circuit City Stores, Inc. and its subsidiaries (the Company), all of which are wholly owned. All significant intercompany balances and transactions have been eliminated in consolidation.

  (B) CASH AND CASH EQUIVALENTS

     Cash equivalents of $10,113,000 and $18,719,000 at February 29, 1996, and February 28, 1995, respectively, consist of highly liquid debt securities with original maturities of three months or less.

  (C) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying value of the Company's financial instruments, excluding interest rate swap agreements ("swaps"), approximates fair value due to variable interest rates on long-term debt and the short-term maturities of the assets and other liabilities. Credit risk is the exposure created by the potential nonperformance of another material party to an agreement due to changes in economic, industry or geographic factors. The Company mitigates credit risk by dealing only with counterparties that are highly rated by several financial rating agencies. Accordingly, the Company does not anticipate loss for nonperformance. The Company broadly diversifies all financial instruments along industry, product and geographic areas. As discussed in Note 10, swaps are not held for trading purposes and, therefore, are not carried at fair value.

  (D) MERCHANDISE INVENTORY

     Inventory is stated at the lower of cost or market. Cost is determined by the average cost method.

  (E) PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the assets' estimated useful lives, which range from three to 25 years.

     Property held under capital leases is stated at the lower of the present value of the minimum lease payments at the inception of the lease or market value and is amortized straight-line over the lease term or the estimated useful life of the asset, whichever is shorter.

  (F) PRE-OPENING EXPENSES

     Expenses associated with the opening of new stores are deferred and amortized ratably over the period from the date of the store opening to the end of the fiscal year.

  (G) INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for income tax purposes, measured by applying currently enacted tax laws. The Company recognizes deferred tax assets if it is more likely than not that a benefit will be realized.

  (H) DEFERRED REVENUE

     The Company sells its own extended warranty contracts and extended warranty contracts on behalf of unrelated third parties. The contracts extend beyond the normal manufacturer's warranty period, usually with terms of coverage (including the manufacturer's warranty period) between 12 and 60 months.

     All revenue from the sale of the Company's own extended warranty contracts is deferred and amortized on a straight-line basis over the life of the contracts. Incremental direct contract costs related to the sale of contracts are deferred and charged to expense in proportion to the revenue recognized. All other costs are charged to expense as incurred. Commission revenue for the unrelated third-party extended warranty plans is recognized at the time of sale.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

  (I) SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     Operating profits generated by the Company's credit card bank subsidiary are recorded as a reduction to selling, general and administrative expenses.

  (J) ADVERTISING EXPENSES

     All advertising costs are expensed as incurred.

  (K) EARNINGS PER SHARE

     Earnings per share is computed using the weighted average number of shares of common stock and common stock equivalents outstanding during the year.

  (L) RISKS AND UNCERTAINTIES

     The Company is the nation's largest retailer of brand-name consumer electronics and major appliances and a leading retailer of personal computers and music software. The diversity of the Company's products, customers, suppliers and geographic operations significantly reduces the risk that a severe impact will occur in the near term as a result of changes in its customer base, competition, sources of supply or markets. It is unlikely that any one event would have a severe impact on the Company's operating results.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

  (M) RECLASSIFICATIONS

     Certain amounts in prior years have been reclassified to conform to classifications adopted in fiscal 1996.

2. PROPERTY AND EQUIPMENT

     Property and equipment, at cost, at February 29 or 28 is summarized as follows:

                                                                                1996          1995
                                                                             ----------    ----------
(AMOUNTS IN THOUSANDS)
Land and buildings (20 to 25 years).......................................   $   89,089    $   83,109
Construction in progress..................................................      197,980       122,446
Furniture, fixtures and equipment (3 to 8 years)..........................      389,845       344,923
Leasehold improvements (10 to 15 years)...................................      353,157       286,610
Capital leases, primarily buildings (20 years)............................       13,140        13,679
                                                                             ----------    ----------
                                                                              1,043,211       850,767
Less accumulated depreciation and amortization............................      268,946       257,811
                                                                             ----------    ----------
Property and equipment, net...............................................   $  774,265    $  592,956
                                                                             ----------    ----------
                                                                             ----------    ----------

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

3. DEBT

     Long-term debt at February 29 or 28 is summarized as follows:

                                                                                   1996        1995
                                                                                 --------    --------
(AMOUNTS IN THOUSANDS)
Term loans....................................................................   $275,000    $100,000
Short-term debt expected to be refinanced.....................................    100,000      53,000
Industrial Development Revenue Bonds due through 2006 at various prime-based
  rates of interest ranging from 5.4% to 6.7%.................................     12,393      14,698
Obligations under capital leases (Note 7).....................................     13,204      13,285
                                                                                 --------    --------
Total long-term debt..........................................................    400,597     180,983
Less current installments.....................................................      1,436       2,378
                                                                                 --------    --------
Long-term debt, excluding current installments................................   $399,161    $178,605
                                                                                 --------    --------
                                                                                 --------    --------

     In July 1994, the Company entered into a seven-year, $100,000,000, unsecured bank term loan. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.50 percent. At February 29, 1996, the interest rate on the term loan was 5.88 percent.

     In May 1995, the Company entered into a five-year, $175,000,000, unsecured bank term loan. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.35 percent. At February 29, 1996, the interest rate on the term loan was 5.65 percent.

     The Company has the intent and ability to refinance the $100,000,000 of short-term committed and uncommitted bank borrowings on a long-term basis by entering into a multi-year term loan with a group of banks. Consequently, the Company has classified the short-term debt as long-term for financial reporting purposes. The existing revolving credit agreement could be used for this purpose, although the Company does not currently intend to do so.

     The Company maintains a multi-year, $100,000,000, unsecured revolving credit agreement with four banks. The agreement calls for interest based on certain money market rates and a commitment fee of 0.13 percent per annum. The agreement was entered into as of June 30, 1992, was amended and restated as of June 30, 1995, and terminates June 30, 2000. The agreement provides for annual one-year extensions of the final maturity beginning on or before June 30, 1996, and each June 30 thereafter. No amounts were outstanding under the revolving credit agreement at February 29, 1996, or February 28, 1995.

     The Industrial Development Revenue Bonds are collateralized by land, buildings and equipment with an aggregate carrying value of approximately $13,073,000 at February 29, 1996, and $15,400,000 at February 28, 1995.

     The scheduled aggregate annual principal payments on long-term obligations for the next five years are as follows: 1997 -- $1,436,000; 1998 -- $1,489,000;
1999 -- $1,586,000; 2000 -- $1,743,000; 2001 -- $176,380,000.

     Under certain of the debt agreements, the Company must meet financial covenants relating to minimum tangible net worth, current ratios and debt-to-capital ratios. The Company was in compliance with all such covenants at February 29, 1996, and February 28, 1995.

     Short-term debt includes committed lines of credit and informal credit arrangements. Amounts outstanding and committed lines of credit available are as follows:

                                                                     YEARS ENDED FEBRUARY 29 OR 28
                                                                    --------------------------------
                                                                      1996        1995        1994
                                                                    --------    --------    --------
(AMOUNTS IN THOUSANDS)
Average short-term debt outstanding..............................   $185,789    $134,022    $ 77,392
                                                                    --------    --------    --------
                                                                    --------    --------    --------
Maximum short-term debt outstanding..............................   $479,000    $465,000    $355,000
                                                                    --------    --------    --------
                                                                    --------    --------    --------
Aggregate committed lines of credit..............................   $255,000    $285,000    $145,000
                                                                    --------    --------    --------
                                                                    --------    --------    --------

     The weighted average interest rate on the outstanding short-term debt was
5.9 percent during fiscal 1996, 5.3 percent during fiscal 1995 and 3.3 percent during fiscal 1994.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     The Company capitalizes interest in connection with the construction of certain facilities. In fiscal 1996, interest capitalized amounted to $6,780,000 ($3,846,000 and $2,626,000 in fiscal 1995 and 1994, respectively).

4. INCOME TAXES

     The Company files a consolidated federal income tax return. The components of the provision for income taxes on earnings before income taxes follow:

                                                                       YEARS ENDED FEBRUARY 29 OR 28
                                                                      -------------------------------
                                                                        1996        1995       1994
                                                                      --------    --------    -------
(AMOUNTS IN THOUSANDS)
Current:
  Federal..........................................................   $ 80,678    $ 21,250    $85,680
  State............................................................      4,536       5,730      8,720
                                                                      --------    --------    -------
                                                                        85,214      26,980     94,400
                                                                      --------    --------    -------
Deferred:
  Federal..........................................................     18,891      69,035    (14,790)
  State............................................................      3,520       4,710     (3,010)
                                                                      --------    --------    -------
                                                                        22,411      73,745    (17,800)
                                                                      --------    --------    -------
Provision for income taxes.........................................   $107,625    $100,725    $76,600
                                                                      --------    --------    -------
                                                                      --------    --------    -------

     The enactment of the Omnibus Tax Reconciliation Act of 1993 on August 10, 1993, increased the federal statutory income tax rate for corporations from 34 percent to 35 percent effective January 1, 1993. This change in the federal tax rate and the resulting revaluation of the Company's deferred tax asset had a favorable impact on the fiscal 1994 provision for income taxes. The effective income tax rate differed from the Federal statutory income tax rate as follows:

                                                                          1996      1995      1994
                                                                         ------    ------    ------
Federal statutory income tax rate.....................................   35.0  %   35.0  %   35.0  %
State and local income taxes, net of Federal benefit..................    2.5       2.5       1.8
Other, net............................................................     --        --      (0.1  )
                                                                         ------    ------    ------
Effective income tax rate.............................................   37.5  %   37.5  %   36.7  %
                                                                         ------    ------    ------
                                                                         ------    ------    ------

     In accordance with SFAS No. 109, the tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and liabilities at February 29, 1996, and February 28, 1995, are as follows:

                                                                                   1996        1995
                                                                                 --------    --------
(AMOUNTS IN THOUSANDS)
Deferred Tax Assets:
  Deferred revenue............................................................   $ 24,475    $ 32,049
  Inventory capitalization....................................................      3,784       6,482
  Accrued expenses............................................................     34,190      31,815
  Other.......................................................................      3,182       5,114
                                                                                 --------    --------
     Total gross deferred tax assets..........................................     65,631      75,460
                                                                                 --------    --------
Deferred Tax Liabilities:
  Depreciation and amortization...............................................     39,800      30,510
  Prepaid benefit programs....................................................        886       2,892
  Other prepaid expenses......................................................      9,376       5,347
  Other.......................................................................      6,337       5,068
                                                                                 --------    --------
     Total gross deferred tax liabilities.....................................     56,399      43,817
                                                                                 --------    --------
Net Deferred Tax Asset........................................................   $  9,232    $ 31,643
                                                                                 --------    --------
                                                                                 --------    --------

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     Of the gross deferred tax assets at February 29, 1996, and February 28, 1995, approximately $61 million and $66 million, respectively, can be realized by carrybacks or offsetting of deferred tax liabilities. Based on the Company's historical and current pre-tax earnings, management believes the remaining amount will be realized through future taxable income; therefore, no valuation allowance is necessary.

5. CAPITAL STOCK AND STOCK INCENTIVE PLANS

  (A) PREFERRED STOCK

     In conjunction with the Company's Shareholders Rights Plan, preferred stock purchase rights were distributed as a dividend at the rate of one right for each share of the Company's common stock. The rights are exercisable only upon the attainment of, or the commencement of a tender offer to attain, a specified ownership interest in the Company by a person or group. When exercisable, each right would entitle shareholders to buy one four-hundredth of a newly issued share of Cumulative Participating Preferred Stock, Series E, $20 par value, at an exercise price of $140 per share. A total of 500,000 shares of such preferred stock, which have preferential dividend and liquidation rights, have been authorized; 300,000 shares have been reserved. No such shares are outstanding. In the event that an acquiring person or group acquires the specified ownership percentage of the Company's common stock (except pursuant to a cash tender offer for all outstanding shares determined to be fair by continuing directors) or engages in certain transactions with the Company after the rights become exercisable, each right will be converted into a right to purchase, for half the current market price at that time, shares of the Company's common stock valued at two times the exercise price.

     The Company also has 1,500,000 shares of undesignated Preferred Stock authorized of which no shares are outstanding.

  (B) RESTRICTED STOCK

     The Company has issued restricted stock under the provisions of the 1994 and 1988 Stock Incentive Plans whereby key employees are granted restricted shares of the Company's common stock. Shares are awarded in the name of the employee, who has all the rights of a stockholder, subject to certain restrictions or forfeitures. Restrictions on the awards generally expire three years from the date of grant. In fiscal 1996, restricted stock awards for 258,775 shares were granted to eligible employees. The market value of these shares has been recorded as unearned compensation and is a component of stockholders' equity. Unearned compensation is expensed over the restriction periods. In fiscal 1996, a total of $3,362,500 was charged to operations ($2,552,500 in 1995 and $2,955,400 in 1994). As of February 29, 1996, 499,279
restricted shares were outstanding.

  (C) EMPLOYEE STOCK PURCHASE PLAN

     The Company has an Employee Stock Purchase Plan for all employees meeting certain eligibility criteria. Under the Plan, eligible employees may purchase shares of the Company's common stock, subject to certain limitations, at 85 percent of its market value. Purchases are limited to 10 percent of an employee's eligible compensation, up to a maximum of $7,500 per year. At February 29, 1996, a total of 62,406 shares remained available under the Plan. During fiscal 1996, 474,889 shares were issued to or purchased on the open market for employees (537,467 and 436,400 in fiscal 1995 and 1994, respectively). The average price per share was $29.97, $22.23 and $26.20 in fiscal 1996, 1995 and 1994, respectively. The purchase price discount is charged to operations and totaled $2,030,000, $1,760,200 and $1,653,700 in fiscal 1996,
1995 and 1994, respectively.

  (D) STOCK INCENTIVE PLANS

     Under the Company's stock incentive plans, incentive and non-qualified stock options may be granted to management, key employees and outside directors to purchase shares of the Company's common stock. The exercise price for incentive stock options for employees and non-qualified options for outside directors is the market value at the date of grant; for non-qualified options granted under the 1988 Plan for employees, it is at least 85 percent of the market value at the date of grant (100 percent under the 1994 Plan). Options are generally exercisable over a period of from one to 10 years from the date of grant.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     Changes in stock options outstanding (and option exercise prices for such options) are as follows:

                                                                   YEARS ENDED FEBRUARY 29 OR 28
                                                               --------------------------------------
                                                                  1996          1995          1994
                                                               ----------    ----------    ----------
Options outstanding at beginning of year ($5.94 to
  $33.00)...................................................    3,709,271     3,593,745     3,494,626
Granted ($18.19 to $34.63)..................................      762,384       750,500       562,425
Exercised ($6.25 to $25.13).................................     (644,806)     (260,234)     (316,243)
Cancelled ($6.25 to $33.00).................................     (264,143)     (374,740)     (147,063)
                                                               ----------    ----------    ----------
Options outstanding at end of year ($5.94 to $34.63)........    3,562,706     3,709,271     3,593,745
                                                               ----------    ----------    ----------
                                                               ----------    ----------    ----------
Options exercisable at end of year ($5.94 to $33.00)........    1,847,169     2,070,319     1,662,032
                                                               ----------    ----------    ----------
                                                               ----------    ----------    ----------
Shares available for grant at end of year (options and
  restricted stock).........................................    2,147,207     2,759,698     1,010,488
                                                               ----------    ----------    ----------
                                                               ----------    ----------    ----------

     The stock incentive plans provide for the granting of stock appreciation rights (SARs) in tandem with non-qualified stock option grants at the discretion of the board of directors' compensation and personnel committee. The SARs granted to date become fully exercisable only upon a change of control, as defined, of the Company, notwithstanding other conditions of exercisability of the options. The SARs permit the optionee to surrender an exercisable SAR for an amount equal to the excess of the market price of the common stock over the option price when the right is exercised. Market value is defined as the greater of the highest closing price of the Company's stock during the 90 days preceding the change of control or the closing price on the date preceding the exercises. As of February 29, 1996, 5,895,967 non-qualified options with related SARs had been granted with such terms (5,417,163 in 1995 and 4,888,333 in 1994).

6. PENSION PLAN

     The Company has a non-contributory defined benefit pension plan covering the majority of full-time employees who are at least age 21 and have completed one year of service. The cost of this program is being funded currently. Plan benefits are generally based on years of service and average compensation. Plan assets consist primarily of equity securities and included 80,000 shares of the Company's common stock at February 29, 1996, and February 28, 1995.

     The components of net pension expense are as follows:

                                                                           YEARS ENDED FEBRUARY 29 OR
                                                                                       28
                                                                          ----------------------------
                                                                           1996       1995      1994
                                                                          -------    ------    -------
(AMOUNTS IN THOUSANDS)
Service cost of benefits earned during the year........................   $ 5,896    $4,485    $ 3,916
Interest cost on projected benefit obligation..........................     3,632     2,715      2,351
Actual return on plan assets...........................................    (9,277)     (102)    (3,632)
Net amortization.......................................................     6,314    (3,452)     1,212
                                                                          -------    ------    -------
Net pension expense....................................................   $ 6,565    $3,646    $ 3,847
                                                                          -------    ------    -------
                                                                          -------    ------    -------

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     Contributions of $1,160,000, $3,710,000 and $4,503,000 were required in fiscal 1996, 1995 and 1994, respectively.

     The following table sets forth the Plan's financial status and amounts recognized in the consolidated balance sheets as of February 29 or 28:

                                                                                    1996        1995
                                                                                  --------    --------
(AMOUNTS IN THOUSANDS)
Actuarial present value of benefit obligation:
Accumulated benefit obligation
  Vested.......................................................................   $ 39,505    $ 25,983
  Non-vested...................................................................      5,136       3,720
                                                                                  --------    --------
Total benefits.................................................................     44,641      29,703
Additional amounts related to projected salary increases.......................     22,747      15,910
                                                                                  --------    --------
Projected benefit obligation for services rendered to date.....................     67,388      45,613
Plan assets at fair value......................................................    (47,093)    (37,046)
                                                                                  --------    --------
Projected benefit obligation in excess of plan assets..........................     20,295       8,567
Unrecognized loss from past experience.........................................    (14,117)     (8,102)
Unrecognized prior service cost................................................        875         981
Unrecognized net obligation being recognized over 15 years.....................      1,212       1,414
                                                                                  --------    --------
Accrued pension cost...........................................................   $  8,265    $  2,860
                                                                                  --------    --------
                                                                                  --------    --------

     Assumptions used in the accounting for the pension plan were:

                                                                      YEARS ENDED FEBRUARY 29 OR
                                                                                  28
                                                                      --------------------------
                                                                      1996       1995       1994
                                                                      ----       ----       ----
Weighted average discount rate..................................      7.0%       8.0%       7.5%
Rate of increase in compensation levels.........................      6.0%       6.5%       6.0%
Rate of return on plan assets...................................      9.0%       8.0%       9.0%
                                                                      ----       ----       ----

7. LEASE COMMITMENTS

     The Company conducts a substantial portion of its business in leased premises. The Company's lease obligations are based upon contractual minimum rates. For certain locations, amounts in excess of these minimum rates are payable based upon specified percentages of sales. Rental expense and sublease income for all operating leases are summarized as follows:

                                                                       YEARS ENDED FEBRUARY 29 OR 28
                                                                      -------------------------------
                                                                        1996        1995       1994
                                                                      --------    --------    -------
(AMOUNTS IN THOUSANDS)
Minimum rentals....................................................   $148,082    $118,042    $96,110
Rentals based on sales volume......................................      2,871       2,513      1,910
Sublease income....................................................     (9,996)     (8,875)    (8,441)
                                                                      --------    --------    -------
Net................................................................   $140,957    $111,680    $89,579
                                                                      --------    --------    -------
                                                                      --------    --------    -------

     The Company computes rent based on a percentage of sales volumes in excess of defined amounts in certain store locations. Most of the Company's other leases are fixed dollar rental commitments, many with rent escalations based on the Consumer Price Index. Most provide that the Company pay taxes, maintenance, insurance and certain other operating expenses applicable to the premises.

     The initial term of real property leases will expire within the next 25 years; however, most of the leases have options providing for additional lease terms of from five to 25 years at terms substantially the same as the initial terms.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     Future minimum fixed lease obligations, excluding taxes, insurance and other costs payable directly by the Company, as of February 29, 1996, were:

                                                                               OPERATING     OPERATING
                                                                   CAPITAL       LEASE       SUBLEASE
FISCAL                                                             LEASES     COMMITMENTS     INCOME
----------------------------------------------------------------   -------    -----------    --------
(AMOUNTS IN THOUSANDS)
1997............................................................   $ 1,541    $  163,577     $(10,618)
1998............................................................     1,541       163,964       (9,316)
1999............................................................     1,579       161,498       (7,759)
2000............................................................     1,662       159,327       (6,980)
2001............................................................     1,681       158,105       (5,987)
After 2001......................................................    21,683     1,791,524      (35,165)
                                                                   -------    -----------    --------
Total minimum lease payments....................................    29,687    $2,597,995     $(75,825)
                                                                              -----------    --------
                                                                              -----------    --------
Less amounts representing interest..............................    16,483
                                                                   -------
Present value of net minimum capital lease payments
  (Note 3)......................................................   $13,204
                                                                   -------
                                                                   -------

     In fiscal 1996, the Company entered into sale-leaseback transactions with unrelated parties at an aggregate selling price of $183,900,000 ($85,970,000 in fiscal 1995 and $87,980,000 in fiscal 1994). The Company does not have continuing involvement under the sale-leaseback transactions.

8. SUPPLEMENTARY INCOME STATEMENT INFORMATION

     Advertising expense, which is included in selling, general and administrative expenses in the accompanying consolidated statements of earnings, amounted to $324,335,000, $262,969,000 and $211,022,000 (4.6 percent, 4.7 percent and 5.1 percent of net sales and operating revenues) in fiscal years 1996, 1995 and 1994, respectively.

9. SECURITIZATIONS

  (A) CREDIT CARD SECURITIZATIONS

     The Company uses securitization transactions, which allow for the sale of credit card receivables to unrelated entities, to finance the consumer revolving credit receivables generated by First North American National Bank, its wholly owned credit card bank subsidiary (the "Bank Subsidiary"). No gain or loss has been recorded on these sales. Proceeds from securitization transactions were $692.3 million, $428.4 million and $214.6 million for fiscal 1996, 1995 and 1994, respectively. At February 29 or 28, the following amounts were outstanding:

                                                                                1996          1995
                                                                             ----------    ----------
(AMOUNTS IN THOUSANDS)
Securitized receivables...................................................   $1,860,459    $1,181,954
Interest retained by Company..............................................     (110,459)     (124,206)
                                                                             ----------    ----------
Net receivables transferred...............................................   $1,750,000    $1,057,748
                                                                             ----------    ----------
                                                                             ----------    ----------
Net receivables transferred with recourse.................................   $  760,000    $1,057,748
                                                                             ----------    ----------
                                                                             ----------    ----------
Program capacity..........................................................   $1,910,000    $1,060,000
                                                                             ----------    ----------
                                                                             ----------    ----------

     The Bank Subsidiary finances its private-label credit card program through a single master trust, through both private placement and the public market. During fiscal 1996, the Bank Subsidiary placed an additional $300 million in the public market for a total program capacity of $1,060 million. The master trust vehicle permits further expansion of the securitization programs to meet future receivables growth. The recourse provisions under the private-label securitization programs were eliminated during fiscal 1996.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     In addition, the Bank Subsidiary has an asset securitization program in place for its bankcard receivables that allows the transfer of up to $850 million in receivables as of February 29, 1996. The bankcard securitization agreements provide recourse to the Company for any cash flow deficiencies if the monthly credit card cash flows from finance charges are inadequate to cover such expenses. The Company believes that as of February 29, 1996, no liability existed under these recourse provisions. The finance charges from the transferred receivables are used to fund interest costs, charge-offs, servicing fees and other related costs. The Bank Subsidiary's servicing revenue totaled $142.9 million, $77.8 million and $54.5 million for fiscal 1996, 1995 and 1994, respectively.

  (B) AUTO LOAN SECURITIZATION

     In fiscal 1996, the Company entered into a securitization transaction to finance the consumer installment credit receivables generated by First North American Credit Corporation, an installment lending division of the Company. No gain or loss has been recorded on this sale. Proceeds from the auto loan securitization transaction were $87 million during fiscal 1996. At February 29, 1996, the following amounts were outstanding:

                                                                                               1996
                                                                                             --------
(AMOUNTS IN THOUSANDS)
Securitized receivables...................................................................   $ 93,065
Interest retained by Company..............................................................     (6,065)
                                                                                             --------
Net receivables transferred with recourse.................................................   $ 87,000
                                                                                             --------
                                                                                             --------
Program capacity..........................................................................   $100,000
                                                                                             --------
                                                                                             --------

     The finance charges from the transferred receivables are used to fund interest costs, charge-offs and servicing fees. The securitization agreement provides recourse to the Company for any cash flow deficiencies if the monthly auto loan installment cash flows from finance charges are inadequate to cover such expenses. The Company believes that as of February 29, 1996, no liability existed under the recourse provision. As of April 1, 1996, the program capacity increased to $125 million.

10. INTEREST RATE SWAPS

     In October 1994, the Company entered into five-year swaps with notional amounts totaling $300 million relating to the public issuance of securities by the master trust. As part of this issuance, $344 million of five-year, fixed-rate certificates were issued to fund consumer credit receivables. The Bank Subsidiary is servicer for the accounts, and as such, receives its monthly cash portfolio yield after deducting interest, charge-offs and other related costs. The underlying receivables are based on a floating rate. The swaps were put in place to better match funding costs to the receivables being securitized. As a result, the master trust pays fixed-rate interest while the Company utilizes the swaps to convert the fixed-rate obligation to a floating-rate, LIBOR-based obligation. The fair value of the swaps is the amount at which they could be settled based on estimates obtained from the counterparties, which are two banks highly rated by several financial rating agencies. Recording the swaps at fair value at February 29, 1996, and February 28, 1995, would result in gains of $19.4 million and $6.3 million, respectively.

     Concurrent with the funding of the $175 million term loan facility in May 1995, the Company entered into five-year swaps with notional amounts aggregating $175 million. These swaps effectively converted the variable-rate obligation into a fixed-rate obligation. The fair value of the swaps is the amount at which they could be settled. This value is based on estimates obtained from the counterparties, which are two banks highly rated by several financial rating agencies. Recording the swaps at fair value at February 29, 1996, would result in a loss of $2.5 million.

     In November 1995, the Company entered into a 50-month amortizing swap in the notional amount of $75 million relating to the auto loan receivable securitization to convert variable-rate financing costs to a fixed-rate obligation. The underlying receivables are issued with a fixed-rate finance charge. The swap was put in place to better match the variable funding costs to the receivables being securitized and to preserve net portfolio yield. Recording the swap at fair value at February 29, 1996, would result in a loss of $0.3 million.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

     The market and credit risks associated with these swaps are similar to those relating to other types of financial instruments. Market risk is the exposure created by potential fluctuations in interest rates and is directly related to the product type, agreement terms and transaction volume. The Company does not anticipate significant market risk from swaps, since their use is to more closely match funding costs to the use of the funding. Credit risk is the exposure created by potential nonperformance of another party to an agreement. The Company mitigates credit risk by dealing with highly rated counterparties.

11. CONTINGENT LIABILITIES

     In the normal course of business, the Company is involved in various legal proceedings. Based upon the Company's evaluation of the information presently available, management believes that the ultimate resolution of any such proceedings will not have a material adverse effect on the Company's financial position, liquidity or results of operations.

12. QUARTERLY FINANCIAL DATA (UNAUDITED)

                             FIRST QUARTER           SECOND QUARTER          THIRD QUARTER           FOURTH QUARTER         YEAR
                         ----------------------  ----------------------  ----------------------  ----------------------  ----------
                            1996        1995        1996        1995        1996        1995        1996        1995        1996
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)
Net sales and operating
  revenues.............. $1,391,658  $1,048,695  $1,600,805  $1,218,572  $1,783,446  $1,405,445  $2,253,214  $1,910,235  $7,029,123
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Gross profit............ $  319,886  $  263,677  $  368,292  $  309,617  $  405,134  $  336,049  $  541,518  $  475,657  $1,634,830
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net earnings............ $   24,618  $   19,688  $   41,246  $   36,055  $   31,451  $   28,442  $   82,060  $   83,690  $  179,375
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net earnings per
  share................. $     0.25  $     0.20  $     0.42  $     0.37  $     0.32  $     0.29  $     0.83  $     0.86  $     1.82
                         ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------


                             1995
                          ----------
(AMOUNTS IN THOUSANDS EX
Net sales and operating
  revenues..............  $5,582,947
                          ----------
Gross profit............  $1,385,000
                          ----------
Net earnings............  $  167,875
                          ----------
Net earnings per
  share.................  $     1.72
                          ----------

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND STOCKHOLDERS OF CIRCUIT CITY STORES, INC.:

     We have audited the accompanying consolidated balance sheets of Circuit City Stores, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended February 29, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Circuit City Stores, Inc. and subsidiaries as of February 29, 1996 and February 28, 1995 and the results of their operations and their cash flows for each of the fiscal years in the three-year period ended February 29, 1996 in conformity with generally accepted accounting principles.

/s/ KPMG Peat Marwick LLP
Richmond, Virginia
April 3, 1996

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

                                                                           THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                              NOVEMBER 30,                NOVEMBER 30,
                                                                        ------------------------    ------------------------
                                                                           1996          1995          1996          1995
                                                                        ----------    ----------    ----------    ----------
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE DATA)

Net sales and operating revenues.....................................   $1,863,947    $1,783,446    $5,246,256    $4,775,909
Cost of sales, buying and warehousing................................    1,441,088     1,378,312     4,064,799     3,682,597
                                                                        ----------    ----------    ----------    ----------
Gross profit.........................................................      422,859       405,134     1,181,457     1,093,312
                                                                        ----------    ----------    ----------    ----------
Selling, general and administrative expenses.........................      381,804       346,264     1,051,190       921,072
Interest expense.....................................................        9,122         8,582        20,348        16,599
                                                                        ----------    ----------    ----------    ----------
Total expenses.......................................................      390,926       354,846     1,071,538       937,671
                                                                        ----------    ----------    ----------    ----------
Earnings before income taxes.........................................       31,933        50,288       109,919       155,641
Provision for income taxes...........................................       12,146        18,837        41,766        58,326
                                                                        ----------    ----------    ----------    ----------
Net earnings.........................................................   $   19,787    $   31,451    $   68,153    $   97,315
                                                                        ----------    ----------    ----------    ----------
                                                                        ----------    ----------    ----------    ----------
Weighted average common shares
  and common share equivalents.......................................       99,489        98,750        99,335        98,549
                                                                        ----------    ----------    ----------    ----------
                                                                        ----------    ----------    ----------    ----------
Net earnings per share...............................................   $     0.20    $     0.32    $     0.69    $     0.99
                                                                        ----------    ----------    ----------    ----------
                                                                        ----------    ----------    ----------    ----------
Dividends paid per common share......................................   $    0.035    $    0.030    $    0.100    $    0.085
                                                                        ----------    ----------    ----------    ----------
                                                                        ----------    ----------    ----------    ----------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                                    NOV. 30, 1996    FEB. 29, 1996
                                                                                                    -------------    -------------
                                                                                                     (UNAUDITED)

(AMOUNTS IN THOUSANDS EXCEPT SHARE DATA)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................................    $    41,310      $    43,704
  Net accounts and notes receivable..............................................................        437,514          324,395
  Merchandise inventory..........................................................................      1,886,911        1,323,183
  Deferred income taxes..........................................................................         12,926           26,996
  Prepaid expenses and other current assets......................................................         36,112           17,399
                                                                                                    -------------    -------------
     TOTAL CURRENT ASSETS........................................................................      2,414,773        1,735,677

Property and equipment, net......................................................................        900,305          774,265
Other assets.....................................................................................         18,452           16,080
                                                                                                    -------------    -------------
TOTAL ASSETS.....................................................................................    $ 3,333,530      $ 2,526,022
                                                                                                    -------------    -------------
                                                                                                    -------------    -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current installments of long-term debt.........................................................    $     1,466      $     1,436
  Accounts payable...............................................................................        904,398          604,488
  Short-term debt................................................................................        593,188           92,087
  Accrued expenses and other current liabilities.................................................         75,296          123,789
  Accrued income taxes...........................................................................          4,255            9,375
                                                                                                    -------------    -------------
     TOTAL CURRENT LIABILITIES...................................................................      1,578,603          831,175

Long-term debt, excluding current installments...................................................        430,030          399,161
Deferred revenue and other liabilities...........................................................        174,043          214,001
Deferred income taxes............................................................................         18,389           17,764
                                                                                                    -------------    -------------
     TOTAL LIABILITIES...........................................................................      2,201,065        1,462,101
                                                                                                    -------------    -------------
STOCKHOLDERS' EQUITY:
  Common stock, $0.50 par value; 250,000,000 shares authorized;
     97,960,000 shares issued and outstanding, November 30, 1996.................................         48,980           48,690
  Capital in excess of par value.................................................................        100,303           90,432
  Retained earnings..............................................................................        983,182          924,799
                                                                                                    -------------    -------------
     TOTAL STOCKHOLDERS' EQUITY..................................................................      1,132,465        1,063,921
                                                                                                    -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................................................    $ 3,333,530      $ 2,526,022
                                                                                                    -------------    -------------
                                                                                                    -------------    -------------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                                                         NINE MONTHS ENDED
                                                                                                            NOVEMBER 30,
                                                                                                       ----------------------
                                                                                                         1996         1995
                                                                                                       ---------    ---------
(AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net earnings                                                                                         $  68,153    $  97,315
  Adjustments to reconcile net earnings to net cash used in operating activities:
     Depreciation and amortization..................................................................      74,614       60,277
     (Gain) loss on sales of property and equipment.................................................      (1,117)       3,856
     Provision for deferred income taxes............................................................      14,695        5,211
     Decrease in deferred revenue and other liabilities.............................................     (39,958)     (27,970)
     Increase in net accounts and notes receivable..................................................    (113,119)     (62,982)
     Increase in merchandise inventory, prepaid expenses and other current assets...................    (582,441)    (936,021)
     (Increase) decrease in other assets............................................................      (2,372)       1,176
     Increase in accounts payable, accrued expenses and other current liabilities
       and accrued income taxes.....................................................................     246,297      418,997
                                                                                                       ---------    ---------
  Net cash used in operating activities.............................................................    (335,248)    (440,141)
                                                                                                       ---------    ---------
INVESTING ACTIVITIES:
  Purchases of property and equipment...............................................................    (400,408)    (397,000)
  Proceeds from sales of property and equipment.....................................................     200,871      178,207
                                                                                                       ---------    ---------
  Net cash used in investing activities.............................................................    (199,537)    (218,793)
                                                                                                       ---------    ---------
FINANCING ACTIVITIES:
  Proceeds from issuance of short-term debt.........................................................     501,101      435,000
  Proceeds from issuance of long-term debt..........................................................      32,088      222,000
  Principal payments on long-term debt..............................................................      (1,189)      (2,158)
  Proceeds from issuance of common stock, net.......................................................      10,161       11,335
  Dividends paid....................................................................................      (9,770)      (8,244)
                                                                                                       ---------    ---------
  Net cash provided by financing activities.........................................................     532,391      657,933
                                                                                                       ---------    ---------
Decrease in cash and cash equivalents...............................................................      (2,394)      (1,001)
Cash and cash equivalents at beginning of year......................................................      43,704       46,962
                                                                                                       ---------    ---------
Cash and cash equivalents at end of period..........................................................   $  41,310    $  45,961
                                                                                                       ---------    ---------
                                                                                                       ---------    ---------

See accompanying notes to consolidated financial statements.

                   CIRCUIT CITY STORES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements of Circuit City Stores, Inc. and its subsidiaries (the Company) conform to generally accepted accounting principles. The interim period financial statements are unaudited; however, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim consolidated financial statements have been included. The fiscal year-end balance sheet data was derived from audited financial statements. The consolidated financial statements included herein should be read in conjunction with the notes to consolidated financial statements included in the Company's 1996 annual report to stockholders.

2. DEBT

     On June 14, 1996, the Company completed a five-year $130 million senior unsecured term loan agreement with a group of banks. Principal is due in full at maturity with interest payable periodically at LIBOR plus 0.35 percent.

     On August 31, 1996, the Company entered into a multi-year, $150 million unsecured revolving credit agreement with a group of banks. This facility replaced a similar $100 million facility.

     At November 30, 1996, $150 million was drawn on the unsecured revolving bank credit facility and has been included in short-term debt.

3. INTEREST RATE SWAPS

     The Company entered into a new 40-month amortizing swap relating to the CarMax auto loan receivable securitization during the quarter with a notional amount of approximately $63 million. Including this new swap, recording the Company's interest rate swaps at fair value at November 30, 1996, would result in a gain of approximately $13.0 million compared to a gain of $16.6 million at February 29, 1996. The notional amount of the swaps was approximately $598 million at November 30, 1996, and $550 million at February 29, 1996.

Back Cover: Description of photographs
(Top to bottom)

                                   [PHOTO]

                            CarMax and Circuit City logos

                            ALTERNATE PAGE FOR INTERNATIONAL PROSPECTUS

(A redherring appears on the left-hand side of this page, rotated 90 degrees. Text follows.)

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT
BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY
SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS (SUBJECT TO COMPLETION)
ISSUED JANUARY 30, 1997

                               18,860,000 SHARES
                   CIRCUIT CITY STORES, INC. -- CARMAX GROUP
                                  COMMON STOCK
                                       OF
                           CIRCUIT CITY STORES, INC.
                            ------------------------
OF THE 18,860,000 SHARES OF CARMAX STOCK BEING OFFERED, 3,772,000 SHARES ARE BEING OFFERED INITIALLY OUTSIDE THE UNITED STATES AND CANADA BY THE
 INTERNATIONAL UNDERWRITERS AND 15,088,000 SHARES ARE BEING OFFERED INITIALLY IN THE UNITED STATES AND CANADA BY THE U.S. UNDERWRITERS. SEE
   "UNDERWRITERS." THE NET PROCEEDS FROM THE OFFERING WILL BE ALLOCATED TO THE CARMAX GROUP. PRIOR TO THE OFFERING, THERE HAS BEEN NO PUBLIC MARKET
    FOR THE CARMAX STOCK. IT IS CURRENTLY ESTIMATED THAT THE INITIAL PUBLIC OFFERING PRICE PER SHARE WILL BE BETWEEN $15 AND $17. SEE
     "UNDERWRITERS" FOR A DISCUSSION OF THE FACTORS CONSIDERED IN
     DETERMINING THE INITIAL PUBLIC OFFERING PRICE.

THE CARMAX STOCK IS COMMON STOCK OF THE COMPANY THAT IS INTENDED TO REFLECT SEPARATELY THE PERFORMANCE OF THE USED- AND NEW-CAR RETAIL BUSINESS
 CONSTITUTING THE CARMAX GROUP OF THE COMPANY. A SECOND SERIES OF COMMON STOCK OF THE COMPANY, THE CIRCUIT CITY STOCK, IS INTENDED TO REFLECT SEPARATELY
   THE PERFORMANCE OF THE CONSUMER ELECTRONICS AND APPLIANCE RETAIL BUSINESS CONSTITUTING THE COMPANY'S CIRCUIT CITY GROUP, INCLUDING THE CIRCUIT CITY
    GROUP'S INTEREST IN THE CARMAX GROUP. HOLDERS OF CARMAX STOCK AND
    CIRCUIT CITY STOCK ARE ALL HOLDERS OF COMMON STOCK OF THE COMPANY AND
     CONTINUE TO BE SUBJECT TO ALL OF THE RISKS ASSOCIATED WITH AN
     INVESTMENT IN THE COMPANY AND ALL OF ITS BUSINESSES, ASSETS AND
      LIABILITIES. THE CIRCUIT CITY STOCK IS NOT BEING OFFERED FOR SALE BY THIS PROSPECTUS.

DIVIDENDS ON THE CARMAX STOCK WILL BE PAID AT THE DISCRETION OF THE BOARD OF DIRECTORS OF THE COMPANY OUT OF THE LESSER OF (I) THE ASSETS OF THE COMPANY
 LEGALLY AVAILABLE FOR THE PAYMENT OF DIVIDENDS AND (II) THE CARMAX GROUP AVAILABLE DIVIDEND AMOUNT. THE COMPANY CURRENTLY DOES NOT INTEND TO PAY
   DIVIDENDS ON THE CARMAX STOCK. THE VOTING POWER OF ONE SHARE OF CARMAX
   STOCK RELATIVE TO ONE SHARE OF CIRCUIT CITY STOCK WILL FLUCTUATE BASED
    UPON THE TIME-WEIGHTED RELATIVE MARKET VALUES THEREOF.
    SUBJECT TO CERTAIN CONDITIONS, THE CARMAX STOCK MAY BE REDEEMED, AT THE COMPANY'S OPTION, FOR SHARES OF ONE OR MORE WHOLLY-OWNED SUBSIDIARIES OF THE COMPANY TO WHICH THE ASSETS AND LIABILITIES OF THE CARMAX GROUP HAVE BEEN TRANSFERRED. IN THE EVENT OF A DISPOSITION BY THE COMPANY OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTIES AND ASSETS OF THE CARMAX GROUP, THE COMPANY WILL, SUBJECT TO CERTAIN CONDITIONS AND LIMITATIONS, BE REQUIRED TO (I) PAY A DIVIDEND ON OR REDEEM SHARES OF CARMAX STOCK IN AN AMOUNT EQUAL TO THE PRODUCT OF THE OUTSTANDING CARMAX FRACTION, MULTIPLIED BY THE NET PROCEEDS OF SUCH DISPOSITION OR (II) CONVERT EACH OUTSTANDING SHARE OF CARMAX STOCK INTO A NUMBER OF SHARES OF CIRCUIT CITY STOCK EQUAL TO 110% OF THE RATIO OF THE AVERAGE MARKET VALUE OF ONE SHARE OF CARMAX STOCK TO THE AVERAGE MARKET VALUE OF ONE SHARE OF CIRCUIT CITY STOCK. THE COMPANY MAY, AT ANY TIME, CONVERT EACH SHARE OF CARMAX STOCK INTO A NUMBER OF SHARES OF CIRCUIT CITY STOCK EQUAL TO 115% OF THE RATIO OF THE TIME-WEIGHTED AVERAGE MARKET VALUE OF ONE SHARE OF CARMAX STOCK TO THE TIME-WEIGHTED AVERAGE MARKET VALUE OF ONE SHARE OF CIRCUIT CITY STOCK. IN THE EVENT OF THE LIQUIDATION OF THE COMPANY, THE RIGHTS OF THE HOLDERS OF THE CARMAX STOCK AND THE CIRCUIT CITY STOCK WILL BE FIXED ON A PER SHARE BASIS IN PROPORTION TO THEIR RESPECTIVE LIQUIDATION UNITS, WITH EACH SHARE OF CARMAX STOCK HAVING .5 OF A LIQUIDATION UNIT, AND EACH SHARE OF CIRCUIT CITY STOCK HAVING ONE LIQUIDATION UNIT.

    THE FEATURES OF THE CARMAX STOCK AND THE CIRCUIT CITY STOCK ARE MORE FULLY DISCUSSED UNDER "SUMMARY -- THE CARMAX STOCK" AND "DESCRIPTION OF CAPITAL STOCK"
IN THIS PROSPECTUS.         ------------------------


 THE CARMAX STOCK HAS BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE
                            UNDER THE SYMBOL "KMX,"
                    SUBJECT TO OFFICIAL NOTICE OF ISSUANCE.
                            ------------------------
SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS FOR
         INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                            ------------------------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                            PRICE $          A SHARE
                            ------------------------

                                                                                        UNDERWRITING
                                                                PRICE TO               DISCOUNTS AND              PROCEEDS TO
                                                                 PUBLIC                COMMISSIONS(1)              COMPANY(2)
                                                        ------------------------  ------------------------  ------------------------
PER SHARE...........................................               $                         $                         $
TOTAL(3)............................................               $                         $                         $

------------

     (1) THE COMPANY HAS AGREED TO INDEMNIFY THE UNDERWRITERS AGAINST CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
     (2) BEFORE DEDUCTING EXPENSES PAYABLE BY THE COMPANY ESTIMATED AT
         $1,060,910.
     (3) THE COMPANY HAS GRANTED TO THE U.S. UNDERWRITERS AN OPTION, EXERCISABLE WITHIN 30 DAYS OF THE DATE HEREOF TO PURCHASE UP TO AN AGGREGATE OF 2,829,000 ADDITIONAL SHARES AT THE PRICE TO PUBLIC LESS UNDERWRITING DISCOUNTS AND COMMISSIONS FOR THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF THE U.S. UNDERWRITERS EXERCISE SUCH OPTION IN FULL, THE TOTAL PRICE TO PUBLIC, UNDERWRITING DISCOUNTS AND COMMISSIONS AND
         PROCEEDS TO COMPANY WILL BE $        , $        AND $        ,
         RESPECTIVELY. SEE "UNDERWRITERS."
                            ------------------------
    THE SHARES OF CARMAX STOCK ARE OFFERED, SUBJECT TO PRIOR SALE, WHEN, AS AND IF ACCEPTED BY THE UNDERWRITERS NAMED HEREIN AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY SIMPSON THACHER & BARTLETT, COUNSEL FOR THE UNDERWRITERS. IT IS
EXPECTED THAT DELIVERY OF THE SHARES WILL BE MADE ON OR ABOUT FEBRUARY    , 1997
AT THE OFFICE OF MORGAN STANLEY & CO. INCORPORATED, NEW YORK, N.Y., AGAINST PAYMENT THEREFOR IN IMMEDIATELY AVAILABLE FUNDS.
                            ------------------------
MORGAN STANLEY & CO.
               INTERNATIONAL
                          GOLDMAN SACHS INTERNATIONAL

                                                      WHEAT FIRST BUTCHER SINGER

                , 1997

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     It is expected that the following expenses will be incurred in connection with the issuance and distribution of the CarMax Stock:*

Securities and Exchange Commission filing fee...........................................   $   90,910
NASD filing fee.........................................................................       30,500
NYSE listing fee........................................................................      107,000
Blue Sky fees and expenses..............................................................        7,500
Printing and engraving expenses.........................................................      225,000
Legal fees and expenses.................................................................      350,000
Accounting fees and expenses............................................................      200,000
Miscellaneous...........................................................................       50,000
                                                                                           ----------
       Total............................................................................   $1,060,910
                                                                                           ----------
                                                                                           ----------

---------------

* All of the expenses except the Securities and Exchange Commission filing fee, the NASD filing fee and the NYSE listing fee represent estimates only.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The laws of the Commonwealth of Virginia pursuant to which the Company is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The Articles of Incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

     The Company has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and
(2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

     In the Underwriting Agreement, a proposed form of which is filed as Exhibit
1.1 hereto, the Underwriters will agree to indemnify, under certain conditions, the Company, its directors, certain of its officers and persons who control the Company within the meaning of the Securities Act of 1933, as amended, against certain liabilities.

ITEM 16. EXHIBITS.

     (a) EXHIBITS:

EXHIBIT NO.                                                  DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------------------
   ***1.1     Form of Underwriting Agreement.
      4.1     Registrant's Amended and Restated Articles of Incorporation, effective July 10, 1996, filed as Exhibit
              3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767)
              are expressly incorported herein by this reference.
   ***4.2     Form of Registrant's Articles of Amendment and Restatement, to be filed with the Virginia State
              Corporation Commission prior to the completion of this Offering.
     +4.3 (a) Form of Certificate of Circuit City Stores, Inc. -- CarMax Group Stock.
     *4.3 (b) Form of Certificate of Circuit City Stores, Inc. -- Circuit City Group Stock.
      4.4     Registrant's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3 (ii) to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.

EXHIBIT NO.                                                  DESCRIPTION
-----------   ----------------------------------------------------------------------------------------------------------
      4.5     Amended and Restated Rights Agreement dated March 5, 1996, between Registrant and Norwest Bank Minnesota,
              N.A., as Rights Agent, filed as Exhibit 4(a) to Registrant's Current Report on Form 8-K dated March 5,
              1996 (File No. 1-5767) is expressly incorporated herein by this reference.
   ***4.6     Form of Amended and Restated Rights Agreement between Registrant and Norwest Bank Minnesota, N.A., as
              Rights Agent, as proposed to be amended and restated prior to the completion of the Offering.
    **5.1     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P., regarding the Circuit City Stores,
              Inc. -- CarMax Group Stock and the CarMax Group rights to purchase Preferred Stock, Series F, being registered.
     *5.2     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P., regarding the legality of the Circuit City
              Stores, Inc. -- Circuit City Group Stock and the Circuit City Group rights to purchase Preferred Stock,
              Series E, being registered.
    **8.1     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters.
    *23.1     Consent of KPMG Peat Marwick LLP.
    *23.2     Consents of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibits 5.1, 5.2 and 8.1).
   **24       Powers of Attorney.

---------------
  * Filed herewith.
 ** Previously filed.
*** Exhibit is filed herewith to replace identically numbered exhibit to Amendment No. 1 to this Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 14, 1997.
  + Exhibit is filed herewith to replace Exhibit 4.3 to Amendment No. 1 to this Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 14, 1997.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on January 30, 1997.

                                         CIRCUIT CITY STORES, INC.

                                         By: /s/ MICHAEL T. CHALIFOUX
                                             _____________________________
                                                 MICHAEL T. CHALIFOUX
                                                 SENIOR VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the respective capacities and on the dates indicated opposite their names.

                      SIGNATURE                                            TITLE                               DATE
------------------------------------------------------  -------------------------------------------   ----------------------

          /s/              RICHARD L. SHARP*            President, Chief Executive Officer and           January 30, 1997
------------------------------------------------------    Chairman of the Board (Principal
                   RICHARD L. SHARP                       Executive Officer)

          /s/              ALAN L. WURTZEL*             Vice Chairman of the Board and Director          January 30, 1997
------------------------------------------------------
                   ALAN L. WURTZEL

          /s/   MICHAEL T. CHALIFOUX                    Senior Vice President, Chief Financial           January 30, 1997
------------------------------------------------------    Officer, Secretary and Director
                 MICHAEL T. CHALIFOUX                     (Principal Financial Officer)

          /s/             RICHARD N. COOPER*            Director                                         January 30, 1997
------------------------------------------------------
                  RICHARD N. COOPER

         /s/              BARBARA S. FEIGIN*            Director                                         January 30, 1997
------------------------------------------------------
                  BARBARA S. FEIGIN

         /s/          THEODORE D. NIERENBERG*           Director                                         January 30, 1997
------------------------------------------------------
                THEODORE D. NIERENBERG

          /s/             HUGH G. ROBINSON*             Director                                         January 30, 1997
------------------------------------------------------
                   HUGH G. ROBINSON

          /s/             WALTER J. SALMON*             Director                                         January 30, 1997
------------------------------------------------------
                   WALTER J. SALMON

          /s/             MIKAEL SALOVAARA*             Director                                         January 30, 1997
------------------------------------------------------
                   MIKAEL SALOVAARA

           /s/                JOHN W. SNOW*             Director                                         January 30, 1997
------------------------------------------------------
                     JOHN W. SNOW

                      SIGNATURE                                            TITLE                               DATE
------------------------------------------------------  -------------------------------------------   ----------------------

          /s/            EDWARD VILLANUEVA*             Director                                         January 30, 1997
------------------------------------------------------
                  EDWARD VILLANUEVA

          /s/                PHILIP J. DUNN*            Principal Accounting Officer                     January 30, 1997
------------------------------------------------------
                    PHILIP J. DUNN

*By: /s/ MICHAEL T. CHALIFOUX
     ________________________________________________
         MICHAEL T. CHALIFOUX
         ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

EXHIBIT NO.
-----------
   ***1.1     Form of Underwriting Agreement.
      4.1     Registrant's Amended and Restated Articles of Incorporation, effective July 10, 1996, filed as Exhibit
              3(i) to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767)
              are expressly incorported herein by this reference.
   ***4.2     Form of Registrant's Articles of Amendment and Restatement, to be filed with the Virginia State
              Corporation Commission prior to the completion of this Offering.
     +4.3 (a) Form of Certificate of Circuit City Stores, Inc. -- CarMax Group Stock.
     *4.3 (b) Form of Certificate of Circuit City Stores, Inc. -- Circuit City Group Stock.
      4.4     Registrant's Bylaws, as Amended and Restated June 18, 1996, filed as Exhibit 3 (ii) to Registrant's
              Quarterly Report on Form 10-Q for the quarter ended May 31, 1996 (File No. 1-5767) are expressly incorporated herein by this reference.
      4.5     Amended and Restated Rights Agreement dated March 5, 1996, between Registrant and Norwest Bank Minnesota,
              N.A., as Rights Agent, filed as Exhibit 4(a) to Registrant's Current Report on Form 8-K dated March 5,
              1996 (File No. 1-5767) is expressly incorporated herein by this reference.
   ***4.6     Form of Amended and Restated Rights Agreement between Registrant and Norwest Bank Minnesota, N.A., as
              Rights Agent, as proposed to be amended and restated prior to the completion of the Offering.
    **5.1     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P., regarding the Circuit City Stores,
              Inc. -- CarMax Group Stock and the CarMax Group rights to purchase Preferred Stock, Series F, being registered.
     *5.2     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P., regarding the legality of the Circuit City
              Stores, Inc. -- Circuit City Group Stock and the Circuit City Group rights to purchase Preferred Stock,
              Series E, being registered.
    **8.1     Opinion and consent of McGuire, Woods, Battle & Boothe, L.L.P. as to certain tax matters.
    *23.1     Consent of KPMG Peat Marwick LLP.
    *23.2     Consents of McGuire, Woods, Battle & Boothe, L.L.P. (included in Exhibits 5.1, 5.2 and 8.1).
   **24       Powers of Attorney.

---------------

  * Filed herewith.
 ** Previously filed.
*** Exhibit is filed herewith to replace identically numbered exhibit to Amendment No. 1 to this Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 14, 1997.

  + Exhibit is filed herewith to replace Exhibit 4.3 to Amendment No. 1 to this Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on January 14, 1997.